EXHIBIT 2.1
CONFORMED COPY

=============================================================================================================================================

AGREEMENT AND PLAN OF MERGER

among

FPL GROUP, INC.,

CONSTELLATION ENERGY GROUP, INC.

and

CF MERGER CORPORATION

Dated as of December 18, 2005

Exhibit A-1 Form of Amended and Restated Articles of Incorporation of Constellation
Exhibit A-2 Form of Articles Supplementary of Constellation
Exhibit B Form of By-laws of Constellation
Exhibit C Corporate Governance of Constellation
Exhibit D Form of Affiliate Letter

GLOSSARY OF DEFINED TERMS

Term	Section
409A Authorities	3.01(k)(x)
affiliate	8.03(a)
Agreement	Preamble
AJCA	3.01(k)(x)
Applicable PSCs	3.01(d)(ii)(J)
Articles of Merger	1.03
Atomic Energy Act	3.01(d)(ii)(F)
BGE	3.01(e)(ii)
capital stock	8.03(b)
Certificates	2.02(b)
Closing	1.02
Closing Date	1.02
Code	Recitals
Confidentiality Agreement	4.03(a)
Consents	3.01(d)(ii)(L)
Constellation	Preamble
Constellation Acquisition Agreement	4.03(b)(v)
Constellation Adverse Recommendation Change	4.03(b)(i)
Constellation Applicable Period	4.03(a)
Constellation Approved VaR Limit	3.01(q)
Constellation Articles	1.05(a)
Constellation By-laws	1.05(b)
Constellation Capital Stock	3.01(b)(i)
Constellation Charter Amendment	1.05(a)
Constellation Common Stock	Recitals
Constellation Disclosure Letter	3.01(ii)
Constellation DRIP	3.01(b)(ii)
Constellation Employee Benefit Agreement	3.01(l)(ii)(B)
Constellation Employee Benefit Plan	3.01(l)(ii)(A)
Constellation Employee Stock Options	3.01(b)(i)(C)
Constellation ERISA Affiliate	3.01(l)(ii)(D)
Constellation Fair Market Value	5.07(ii)(A)
Constellation Financial Statements	3.01(e)(iii)
Constellation Information Notice	4.03(a)
Constellation Joint Venture	3.01(a)(ii)(B)
Constellation Material Business	4.03(a)
Constellation Material Business Subsidiary	4.03(a)
Constellation Nuclear Facilities	3.01(o)
Constellation Other Equity-Based Award	3.01(b)(ii)
Constellation Performance Stock Awards	3.01(b)(ii)
Constellation Performance Units	3.01(b)(i)
Constellation Preferred Stock	3.01(b)(i)

Term	Section
Constellation Required Statutory Approvals	3.01(d)(ii)(L)
Constellation Restricted Stock	3.01(b)(i)(A)
Constellation Restricted Units	3.01(b)(i)(C)
Constellation Savings Plan	3.01(b)(ii)
Constellation SEC Reports	3.01(e)(i)
Constellation Stock Plans	3.01(b)(i)(C)
Constellation Stockholder Approval	3.01(r)(i)
Constellation Stockholders Meeting	5.01(c)
Constellation Superior Proposal	4.03(b)
Constellation Takeover Proposal	4.03(a)
Constellation Taxpayers	3.01(k)(i)(A)
Constellation Termination Fee	5.10(b)(iv)
Constellation Trading Guidelines	3.01(q)
Constellation Voting Debt	3.01(b)(iii)
DOE	3.01(e)(iv)
EEOC	3.01(m)
Effective Time	1.03
employee benefit plan	3.01(l)(ii)(C)
Environmental Claim	3.01(n)(v)(A)
Environmental Laws	3.01(n)(v)(B)
Environmental Permit	3.01(n)(v)(C)
Equity Interests	3.01(a)(ii)(A)
ERISA	3.01(l)(ii)(A)
Exchange Act	3.01(d)(ii)(B)
Exchange Agent	2.02(a)
Exchange Fund	2.02(a)
Exchange Ratio	2.01(b)
FBCA	1.01
FCC	3.01(d)(ii)(K)
FCC Pre-Approvals	3.01(d)(ii)(K)
FERC	3.01(d)(ii)(E)
Filed Constellation SEC Reports	3.01(i)
Filed FPL Group SEC Reports	3.02(i)
Final Order	6.02(d)
Form S-4	3.01(d)(ii)(B)
FPL	3.02(e)(ii)
FPL Group	Preamble
FPL Group Acquisition Agreement	4.04(b)(iv)(D)
FPL Group Adjusted Awards	5.06(b)
FPL Group Adjusted Option	5.06(a)(i)
FPL Group Adjusted Other Equity-Based Award	5.06(a)(iii)
FPL Group Adjusted Restricted Stock	5.06(a)(ii)
FPL Group Adverse Recommendation Change	4.04(b)(i)(D)
FPL Group Applicable Period	4.04(a)
FPL Group Approved VaR Limit	3.02(q)

v

Term	Section
FPL Group Capital Stock	3.02(b)(i)
FPL Group Common Stock	Recitals
FPL Group Disclosure Letter	3.02(ii)
FPL Group DRIP	3.02(b)(i)(G)
FPL Group Employee Benefit Agreement	3.02(l)(ii)(B)
FPL Group Employee Benefit Plan	3.02(l)(ii)(A)
FPL Group Employee Stock Options	3.02(b)(i)(C)
FPL Group Equity Units	3.02(b)(i)(F)
FPL Group ERISA Affiliate	3.02(l)(ii)(C)
FPL Group Financial Statements	3.02(e)(iii)
FPL Group Information Notice	4.04(a)
FPL Group Joint Venture	3.02(a)(ii)
FPL Group Material Business	4.04(a)
FPL Group Material Business Subsidiary	4.04(a)
FPL Group Nuclear Facilities	3.02(o)
FPL Group Other Equity-Based Award	3.02(b)(ii)
FPL Group Preferred Stock	3.02(b)(i)
FPL Group Required Statutory Approvals	3.02(d)(ii)(L)
FPL Group Restricted Stock	3.02(b)(i)(A)
FPL Group Restricted Units	3.02(b)(i)(C)
FPL Group Rights	3.02(b)(i)(E)
FPL Group Rights Agreement	3.02(b)(i)(E)
FPL Group SEC Reports	3.02(e)(i)
FPL Group Series A Preferred Stock	3.02(b)(i)(E)
FPL Group Shareholder Approval	3.02(r)(i)
FPL Group Shareholders Meeting	5.01(b)
FPL Group Stock Plans	3.02(b)(i)(C)
FPL Group Superior Proposal	4.04(b)
FPL Group Takeover Proposal	4.04(a)
FPL Group Taxpayers	3.02(k)(i)(A)
FPL Group Termination Fee	5.10(c)
FPL Group Thrift Plans	3.02(b)(i)(A)
FPL Group Trading Guidelines	3.02(q)
FPL Group Unvested ESOP Stock	3.02(b)(i)(A)
FPL Group Voting Debt	3.02(b)(iii)
FPSC	3.01(d)(ii)(J)
GAAP	3.01(e)(iii)
Gexa Warrants	3.02(b)(i)(H)
Governmental Authority	3.01(d)(i)(B)
Hazardous Materials	3.01(n)(v)(D)
HSR Act	3.01(d)(ii)(A)
Initial Termination Date	7.01(b)(i)
Injured Party	7.02
I.R.S.	3.01(k)(iii)
Joint Proxy Statement	3.01(d)(ii)(B)

Term	Section
Joint Venture	3.01(a)(ii)(A)
knowledge	8.03(c)
Laws	3.01(d)(i)(B)
Lien	3.01(b)(vi)
material adverse effect	8.03(d)
material subsidiary	8.03(e)
Merger	Recitals
Merger Consideration	2.02(a)
Merger Sub	Preamble
MGCL	3.01(b)(ii)
MPSC	3.01(d)(ii)(J)
NLRB	3.01(m)
Nonqualified Deferred Compensation Plan	3.01(k)(x)
NRC	3.01(d)(ii)(F)
NYSE	3.01(d)(ii)(D)
Options	3.01(b)(iv)
Orders	3.01(d)(i)(B)
ordinary course of business consistent with past practice	8.03(f)
PBGC	3.01(l)(iv)
Permits	3.01(j)
person	8.03(g)
Plan	3.01(l)(ii)(C)
Pre-Closing Service	5.08(c)
Power Act	3.01(d)(ii)(E)
Release	3.01(n)(v)(E)
Restraints	6.01(b)(ii)
SEC	3.01(i)
Securities Act	3.01(e)(i)
Share Issuance	3.01(r)(i)(B)
SOX	3.01(e)(i)
Split Ratio	3.01(r)(i)
Stock Split	3.01(r)(i)
subsidiary	8.03(h)
Surviving Corporation	1.01
Tax Return	3.01(k)(xi)
Taxes	3.01(k)(xi)
Transfer Taxes	5.16
VaR	3.01(q) and 3.02(q)
WARN	3.01(m)

AGREEMENT AND PLAN OF MERGER dated as of December 18, 2005 (this “Agreement”), among FPL GROUP, INC., a Florida corporation (“FPL Group”), CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (“Constellation”), and CF MERGER CORPORATION, a Florida corporation and a wholly owned subsidiary of Constellation (“Merger Sub”).

WHEREAS, the respective Boards of Directors of FPL Group, Constellation and Merger Sub have approved the consummation of the business combination provided for in this Agreement, pursuant to which Merger Sub will merge with and into FPL Group (the “Merger”), with FPL Group as the surviving corporation, whereby, subject to the terms of Article II, each share of common stock, par value $.01 per share, of FPL Group (including, except as the context otherwise requires, the associated FPL Group Rights) (the “FPL Group Common Stock”) will be converted, subject to the prior effectiveness of the Stock Split, into the right to receive one share of common stock, no par value per share, of Constellation (the “Constellation Common Stock”);

WHEREAS, immediately prior to the Effective Time, Constellation shall effect the Stock Split, pursuant to which, among other things, each issued and outstanding share of Constellation Common Stock will be converted (assuming the effectiveness of the Merger) into 1.444 shares of Constellation Common Stock;

WHEREAS, the respective Boards of Directors of FPL Group, Constellation and Merger Sub have (a) approved this Agreement, the Merger and the other transactions contemplated hereby and (b) determined that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of their respective corporations and their respective shareholders and stockholders;

WHEREAS, FPL Group, Constellation and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, for United States Federal income tax purposes, it is intended that (a) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) this Agreement is intended to be, and is hereby, adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code, and (c) FPL Group, Constellation and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into FPL Group in accordance with the Florida Business Corporation Act (the “FBCA”). FPL Group shall be the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue its corporate existence under the Laws of the State of Florida and shall succeed to and assume all of the rights and obligations of Merger Sub and FPL Group in accordance with the FBCA. As a result of the Merger, FPL Group shall become a wholly-owned subsidiary of Constellation. The effects and the consequences of the Merger shall be as set forth in Section 1.04.

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the third business day following the satisfaction (or, to the extent permitted by applicable Law, waiver by the party or parties entitled to the benefits thereof) of all the conditions set forth in Article VI (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction of any such condition), or at such other place, time and date as shall be agreed in writing between FPL Group and Constellation; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied (or, to the extent permitted by applicable Law, waived by the party or parties entitled to the benefits thereof) on such third business day, then the Closing will take place on the first business day on which all such conditions shall have been satisfied (or, to the extent permitted by applicable Law, waived by the party or parties entitled to the benefits thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file articles of merger (the “Articles of Merger”) executed in accordance with, and containing such information as is required by, Section 607.1105 of the FBCA with the Department of State of the State of Florida and shall make all other filings or recordings required under the FBCA. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Department of State of the State of Florida or such other time as specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the FBCA.

SECTION 1.05. Articles of Incorporation and By-laws. (a) The Amended and Restated Articles of Incorporation of Constellation (the “Constellation Articles”), as in effect immediately prior to the Effective Time, shall be amended and restated (the “Constellation Charter Amendment”) immediately prior to the Effective Time to read in the form of Exhibit A-1 hereto until thereafter changed or amended as provided therein or by applicable Law. Constellation shall file the Articles Supplementary attached hereto as Exhibit A-2 with the State Department of Assessments and Taxation of the State of Maryland immediately prior to the filing of the Constellation Charter Amendment.

(b) The By-laws of Constellation, as amended (the “Constellation By-laws”), as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time to read in the form of Exhibit B hereto until thereafter changed or amended as provided therein, in the Constellation Articles or by applicable Law.

(c) The Restated Articles of Incorporation of FPL Group, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(d) The By-laws of FPL Group, as amended, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein, in the articles of incorporation of the Surviving Corporation, or by applicable Law.

SECTION 1.06. Board of Directors; Officers. (a) At the Effective Time, (i) the Board of Directors of Constellation, the committees of the Board of Directors of Constellation and the chairpersons thereof and certain other governance matters shall be as set forth in Exhibit C hereto and (ii) the senior officers (other than as set forth in Exhibit C hereto) of Constellation shall be such persons agreed to by FPL Group and Constellation prior to the Effective Time.

(b) From and after the Effective Time, the individuals designated by FPL Group and Constellation immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

SECTION 1.07. Post-Merger Operations. Following the Effective Time, Constellation shall conduct its operations in accordance with the following:

(a) Name. Constellation’s name shall remain unchanged.

(b) Dual Headquarters. Constellation shall maintain dual headquarters in Juno Beach, Florida and Baltimore, Maryland in accordance with Exhibit C.

(c) Charities. The parties agree that provision of charitable contributions and community support in their respective service areas serves a number of their important corporate goals. During the ten-year period immediately following the Effective Time, Constellation and its subsidiaries taken as a whole intend to continue to provide charitable contributions and community support within the service areas of the parties and each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided, directly or indirectly, by FPL Group and its subsidiaries and Constellation and its subsidiaries within their service areas during the 24-month period immediately prior to the Effective Time.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of FPL Group Common Stock, any shares of Constellation Common Stock or any shares of common stock of Merger Sub:

(a) Cancellation of Certain FPL Group Common Stock. Each share of FPL Group Common Stock that is owned by FPL Group or Constellation shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Conversion of FPL Group Common Stock. Each issued and outstanding share of FPL Group Common Stock (other than shares to be cancelled in accordance with Section 2.01(a)) shall be automatically converted, subject to the prior effectiveness of the Stock Split, into the right to receive one fully paid and nonassessable share of Constellation Common Stock (the “Exchange Ratio”). As of the Effective Time, all such shares of FPL Group Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of FPL Group Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Constellation Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02(b), and the right to receive dividends and other distributions in accordance with Section 2.02(c), in each case, without interest.

(c) Conversion of Merger Sub Common Stock. Each issued and outstanding share of capital stock of Merger Sub shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Constellation shall enter into an agreement with such bank or trust company as may be mutually agreed to by FPL Group and Constellation (the “Exchange

Agent”), which agreement shall provide that Constellation shall deposit with the Exchange Agent as of the Effective Time, in trust for the benefit of the holders of Certificates, certificates representing the shares of Constellation Common Stock (such shares of Constellation Common Stock being hereinafter referred to as the “Merger Consideration”, and together with any dividends or other distributions with respect thereto with a record date after the Effective Time, collectively being hereinafter referred to as the “Exchange Fund”) issuable pursuant to Section 2.01(b) in exchange for the shares of FPL Group Common Stock that were outstanding immediately prior to the Effective Time.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of FPL Group Common Stock (the “Certificates”) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as FPL Group and Constellation may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Constellation Common Stock that such holder has the right to receive pursuant to the provisions of this Article II and certain dividends or other distributions in accordance with Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of FPL Group Common Stock that is not registered in the transfer records of FPL Group, a certificate representing the proper number of shares of Constellation Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Constellation Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Constellation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II and certain dividends or other distributions in accordance with Section 2.02(c). No interest shall be paid or will accrue on the Merger Consideration or any cash payable to holders of Certificates pursuant to the provisions of this Article II.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Constellation Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Constellation Common Stock issuable hereunder in respect thereof, and all such dividends and other distributions shall be paid by Constellation to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Certificate to the Exchange Agent for cancellation there shall be paid to the holder of the certificate representing whole shares of Constellation Common Stock issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Constellation Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Constellation Common Stock.

(d) No Further Ownership Rights in FPL Group Common Stock. All shares of Constellation Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (and any dividends or other distributions, in each case, pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of FPL Group Common Stock theretofore represented by such Certificates, subject, however, to FPL Group’s obligation to pay any dividends or make any other distributions expressly permitted by the terms of this Agreement with a record date prior to the Effective Time that may have been declared or made by FPL Group on such shares of FPL Group Common Stock that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of FPL Group of the shares of FPL Group Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Constellation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by Law.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for 12 months after the Effective Time shall be delivered to Constellation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Constellation for payment of their claim for Merger Consideration, any dividends or other distributions with respect to Constellation Common Stock.

(f) No Liability. None of Constellation, the Surviving Corporation or the Exchange Agent or any of their respective directors, officers, employees and agents shall be liable to any person in respect of any shares of Constellation Common Stock, any dividends or other distributions with respect thereto, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or any dividends or other distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Authority), any such

 Merger Consideration, dividends or other distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Constellation, free and clear of all claims or interest of any person previously entitled thereto.

(g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Constellation, on a daily basis. Any interest and other income resulting from such investments shall be paid to Constellation.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Constellation or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Constellation or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Constellation Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

(i) Withholding Taxes. Each of the parties and the Exchange Agent will be entitled to deduct and withhold from amounts otherwise payable under this Article II any amounts that it is required to deduct and withhold with respect to such payments under any provision of Tax Law. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

ARTICLE III

Representations and Warranties

SECTION 3.01. Representations and Warranties of Constellation and Merger Sub. Except (i) to the extent the qualifying nature of such disclosure is apparent therefrom, as set forth in the Constellation SEC Reports filed by Constellation with, or furnished by Constellation to, the Securities and Exchange Commission (the “SEC”) at any time on or after January 1, 2004 through the date of this Agreement and publicly available prior to the date of this Agreement (the “Filed Constellation SEC Reports”), other than risk factor disclosure contained in any such Filed Constellation SEC Report under the headings “Risk Factors”, “Forward Looking Statements” or any similar sections and any disclosure of risks that are predictive or forward looking in nature (provided that nothing in the Filed Constellation SEC Reports shall be deemed to qualify, or be deemed to have been disclosed for the purposes of, Section 3.01(b) or 3.01(c)), or (ii) as set forth in the letter dated the date of this Agreement delivered to FPL Group by Constellation concurrently with the execution and delivery of this Agreement (the “Constellation Disclosure Letter”) (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such letter relates; provided, however, that any information set forth in one section of the Constellation

Disclosure Letter shall be deemed to apply to each other section or subsection thereof to the extent that it is apparent on the face of the applicable disclosure that such information is applicable to such other section or subsection without reference to any underlying documentation), Constellation and Merger Sub represent and warrant to FPL Group as follows:

(a) Organization and Qualification. (i) Each of Constellation and its subsidiaries, including Merger Sub, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have such power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Each of Constellation and its subsidiaries, including Merger Sub, is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (with respect to jurisdictions that recognize the concept of good standing) that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Section 3.01(a) of the Constellation Disclosure Letter sets forth as of the date of this Agreement the name and jurisdiction of organization of each material subsidiary of Constellation.

(ii) Section 3.01(a) of the Constellation Disclosure Letter sets forth a description as of the date of this Agreement of all Constellation Joint Ventures, including (A) the name of the project associated with each such Constellation Joint Venture and (B) a brief description of the principal line or lines of business conducted by each such entity. For purposes of this Agreement:

(A)  “Joint Venture” of a person shall mean any person that is not a subsidiary of such first person, in which such first person or one or more of its subsidiaries owns directly or indirectly any share, capital stock, partnership, membership or similar interest of any person or any Option therefor (together, “Equity Interests”), other than Equity Interests that represent less than 5% of each class of the outstanding voting securities or other Equity Interests of such second person; and

(B)  “Constellation Joint Venture” shall mean any Joint Venture of Constellation or any of its subsidiaries in which the invested capital associated with Constellation=s or its subsidiaries= interest exceeds $100,000,000, as reasonably determined by Constellation.

(iii)  Except for interests in the subsidiaries of Constellation, the Constellation Joint Ventures and interests acquired after the date of this Agreement without violating any covenant contained herein, Constellation does not directly or indirectly own any shares of capital stock, other voting securities or Equity Interests in any person, in which the invested capital associated with such interest individually as of the date of this Agreement exceeds $100,000,000, as reasonably determined by Constellation. Merger Sub (A) does not directly or indirectly own any shares of capital stock, other voting securities or Equity Interests in any person and (B) does not hold and has not held any material assets or incurred any material liabilities.

(b) Capital Stock. (i) Without giving effect to the Constellation Charter Amendment or the Stock Split, the authorized capital stock of Constellation consists of 250,000,000 shares of Constellation Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share (the “Constellation Preferred Stock” and, together with the Constellation Common Stock, the “Constellation Capital Stock”). At the close of business on, December 12, 2005, (A) 178,584,853 shares of Constellation Common Stock were issued and outstanding, of which 1,010,481 shares were subject to future vesting requirements or risk of forfeiture back to Constellation or a right of repurchase by Constellation (collectively, “Constellation Restricted Stock”), (B) no shares of Constellation Common Stock were held by Constellation in its treasury and (C) 12,476,987 shares of Constellation Common Stock were reserved and available for issuance pursuant to the 2002 Senior Management Long-Term Incentive Plan, Executive Long-Term Incentive Plan, Management Long-Term Incentive Plan and 1995 Long-Term Incentive Plan (such plans, collectively, the “Constellation Stock Plans”), of which 8,058,432 shares were subject to outstanding options to purchase shares of Constellation Common Stock with a weighted average exercise price of $36.23 per share (such outstanding options, together with any options to purchase shares of Constellation Common Stock granted after December 12, 2005, under the Constellation Stock Plans, the “Constellation Employee Stock Options”), 306,136 shares of Constellation Common Stock were reserved for the purpose of settling outstanding unit awards which vest based on the achievement of Constellation performance goals granted under the Constellation Stock Plans (such unit awards, together with any unit awards granted after December 12, 2005, the “Constellation Performance Units”) and 273,145 shares of Constellation Common Stock were subject to restricted stock unit awards granted under the Constellation Stock Plans (such unit awards, together with any other restricted stock unit awards granted after December 12, 2005, the “Constellation Restricted Units”). The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, all of which are beneficially owned by Constellation.

(ii) Except as set forth in Section 3.01(b)(i) above, at the close of business on December 12, 2005, no shares of capital stock or other voting securities or Equity Interests of Constellation were issued, reserved for issuance, outstanding or held by Constellation in its treasury. As of the date of this Agreement, (A) except as set forth in Section 3.01(b)(i) above, there were no outstanding options, stock appreciation rights, “phantom” stock rights, performance awards, units, dividend equivalent awards, rights to receive shares of Constellation Common Stock on a deferred basis, rights to purchase or receive Constellation Common Stock or other rights that are linked to the value of Constellation Common Stock (each, a “Constellation Other Equity-Based Award”) issued or granted by Constellation or any of its subsidiaries to any current or former director, officer, employee or consultant of Constellation or any of its subsidiaries and (B) no shares of Constellation Restricted Stock or Constellation Restricted Units were subject to performance-based vesting criteria (collectively, the “Constellation Performance Stock Awards”). All outstanding shares of Constellation Common Stock are, and all shares which may be issued pursuant to the exercise of Constellation Employee Stock Options and the vesting of Constellation Performance Units and Constellation Restricted Units will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Maryland General Corporation Law (the “MGCL”), the articles of incorporation of Constellation as in effect from time to time, the by-laws of Constellation as in effect from time to time, or any contract to which Constellation is a party or otherwise bound. During the period from December 12, 2005, to the date of this Agreement, there have been no issuances, reservations for issuance or grants by Constellation or any of its subsidiaries of any shares of Constellation Capital Stock (including Constellation Restricted Stock) or other voting securities or Equity Interests of Constellation (other than issuances or grants of shares of Constellation Common Stock pursuant to (i) the Constellation Shareholder Investment Plan (the “Constellation DRIP”), (ii) the Constellation Employee Savings Plan, the Constellation Represented Employee Savings Plan for Nine Mile Point and the Constellation Non-Represented Employee Savings Plan for Nine Mile Point (collectively, the “Constellation Savings Plans”) in the ordinary course of business consistent with past practice and (iii) the exercise of Constellation Employee Stock Options outstanding on December 12, 2005, as required by their terms as in effect on December 12, 2005).

(iii) There are no outstanding bonds, debentures, notes or other indebtedness of Constellation or any of its subsidiaries having the right to vote on any matters on which holders of capital stock or other Equity Interests of Constellation or any of its subsidiaries may vote (“Constellation Voting Debt”).

(iv) Except as set forth above in this Section 3.01(b), as of the date of this Agreement, there are (A) no options, warrants, calls, rights, convertible or exchangeable securities, commitments, contracts, arrangements or undertakings of any kind (together, “Options”) to which Constellation or any of its subsidiaries is a party or by which any of them is bound obligating Constellation or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, (1) shares of capital stock or other voting securities or Equity Interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or Equity Interests of, Constellation or any of its subsidiaries or (2) any Constellation Voting Debt and (B) no other rights the value of which is in any way based on or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock or other voting securities or Equity Interests of Constellation or any of its subsidiaries. As of the date of this Agreement, there are no outstanding contractual obligations of Constellation or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Constellation or any of its subsidiaries.

(v) Neither Constellation nor any of its subsidiaries is a party to any voting agreement with respect to the voting of any shares of capital stock or other voting securities or Equity Interests of Constellation or any of its subsidiaries.

(vi) Except as permitted by this Agreement, all of the outstanding shares of capital stock and other voting securities or Equity Interests of each subsidiary of Constellation are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Constellation or a subsidiary of Constellation, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a “Lien”) except for any Liens granted in connection with project financings.

(vii) All of the shares of Constellation Common Stock issuable in exchange for Certificates in the Merger in accordance with this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The issuance of such Constellation Common Stock will be registered under the Securities Act and registered or exempt from registration under applicable state securities Laws.

(c) Authority. Each of Constellation and Merger Sub has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining Constellation Stockholder Approval, to consummate the transactions contemplated hereby. The Board of Directors of Constellation has duly and validly adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that the terms of this Agreement, the Merger, and the other transactions contemplated hereby are fair to and in the best interests of Constellation and its stockholders, (iii) declaring the Constellation Charter Amendment and the Share Issuance advisable, (iv) directing that the Constellation Charter Amendment and the Share Issuance be submitted to a vote at a meeting of Constellation’s stockholders and (v) recommending that Constellation’s stockholders approve the Constellation Charter Amendment and the Share Issuance, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Constellation and Merger Sub, including the approval of this Agreement by Constellation as sole shareholder of Merger Sub. Except as Section 5.07 or Section 5.08 expressly contemplates further action by the Board of Directors of Constellation, no other corporate proceedings on the part of Constellation or its stockholders or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement by Constellation and Merger Sub and the consummation by Constellation and Merger Sub of the Constellation Charter Amendment, the Share Issuance, the Merger and the other transactions contemplated hereby, other than obtaining Constellation Stockholder

Approval. This Agreement has been duly and validly executed and delivered by Constellation and Merger Sub and constitutes a legal, valid and binding obligation of Constellation and Merger Sub enforceable against Constellation and Merger Sub in accordance with its terms.

(d) No Conflicts; Approvals and Consents. (i) The execution and delivery of this Agreement by each of Constellation and Merger Sub do not, and the performance by each of Constellation and Merger Sub of its obligations hereunder and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Constellation or any of its subsidiaries or any of the Constellation Joint Ventures under, any of the terms, conditions or provisions of (A) the articles or certificates of incorporation or by-laws (or other comparable organizational documents) of Constellation or any of its subsidiaries, or (B) subject to the obtaining of Constellation Stockholder Approval and the taking of the actions described in paragraph (ii) of this Section 3.01(d) and obtaining the FPL Group Required Statutory Approvals (assuming the accuracy of the representations in Section 3.02(d)), (1) any statute, law, duty or obligation created by common law, rule, regulation or ordinance (together, “Laws”), or any judgment, order, writ or decree (together, “Orders”), of any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational (each, a “Governmental Authority”) applicable to Constellation or any of its subsidiaries or any of the Constellation Joint Ventures or any of their respective assets or properties, or (2) any note, bond, mortgage, security agreement, agreement, indenture, license, franchise, Permit, concession, contract, lease or other instrument to which Constellation or any of its subsidiaries or any of the Constellation Joint Ventures is a party or by which Constellation or any of its subsidiaries or any of the Constellation Joint Ventures or any of their respective assets or properties is bound, excluding from the foregoing clause (B) such conflicts, violations, breaches, defaults, rights or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation.

(ii) Except for (A) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”); (B) the filing with and, to the extent required, the declaration of effectiveness by the SEC of (1) a proxy statement relating to the approval of the Constellation Charter Amendment and the Share Issuance by Constellation’s stockholders (such proxy statement, together with the proxy statement relating to the approval of this Agreement by FPL Group’s shareholders, in each case as amended or supplemented from time to time, the “Joint Proxy Statement”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), (2) the registration statement on Form S-4 prepared in connection with the issuance of Constellation Common Stock in the Merger (the “Form S-4”) and (3) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) such filings with and approvals of the New York Stock Exchange (“NYSE”) to permit the consummation of the Stock Split and the listing on the NYSE of the shares of Constellation Common Stock that are to be issued pursuant to Article II; (E) notice to, and the consent and approval of, the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act, as amended (the “Power Act”); (F) the filing of an application to, and consent and approval of, and transfer of or issuance of any required licenses and license amendments by, the Nuclear Regulatory Commission (the “NRC”) under the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”); (G) the filing of (1) an amendment to the Constellation Articles to effect the Constellation Charter Amendment immediately prior to the occurrence of the Effective Time with the State Department of Assessments and Taxation of the State of Maryland and (2) appropriate documents with the relevant authorities of other states in which Constellation is qualified to do business; (H) the filing of the Articles of Merger and other appropriate merger documents required by the FBCA with the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which FPL Group is qualified to do business; (I) compliance with any such filings as may be required under applicable Environmental Laws; (J) to the extent required, notice to and the approval of (1) the Maryland Public Service Commission (“MPSC”) and (2) the Florida Public Service Commission (“FPSC” and, collectively with the MPSC, the “Applicable PSCs”); (K) required pre-approvals (the “FCC Pre-Approvals”) of license transfers with the Federal Communications Commission (the “FCC”); and (L) such other items as disclosed in Section 3.01(d) of the Constellation Disclosure Letter (the items set forth above in clauses (A) through (H) and (J), together with the items identified with an “*” in Section 3.01(d) of the Constellation Disclosure Letter, collectively, the “Constellation Required Statutory Approvals”), no consent, approval, license, Order or authorization (“Consents”) or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by Constellation and Merger Sub, the performance by Constellation and Merger Sub of their respective obligations hereunder or the consummation of the Merger and the other transactions contemplated hereby by Constellation or Merger Sub, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Constellation or on Constellation and its prospective subsidiaries.

(e) SEC Reports, Financial Statements and Utility Reports. (i) Constellation and its subsidiaries have filed or furnished each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed or furnished by Constellation or any of its subsidiaries pursuant to the Securities Act of 1933 and the rules and regulations thereunder (the “Securities Act”) or the Exchange Act with the SEC since January 1, 2002 (as such documents have since the time of their filing or furnishment been amended or supplemented, the “Constellation SEC Reports”). As of their respective dates, and after giving effect to any amendments or supplements thereto, the Constellation SEC

Reports (A) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, to the extent in effect and applicable, the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Each of the principal executive officer and the principal financial officer of Constellation and Baltimore Gas and Electric Company (“BGE”) (or each former principal executive officer and principal financial officer of Constellation and BGE, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Constellation SEC Reports. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Since the effectiveness of SOX, neither Constellation nor any of its subsidiaries has arranged any “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Constellation SEC Reports (the “Constellation Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as in effect on the respective dates thereof applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to Constellation) the consolidated financial position of Constellation and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

(iv) All filings required to be made by Constellation or any of its subsidiaries since January 1, 2002, under the Power Act, the Atomic Energy Act, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and applicable state Laws and regulations, have been filed with the SEC, the FERC, the Department of Energy (the “DOE”), the NRC, the FCC or any applicable state public utility commissions (including, to the extent required, the MPSC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements pertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of the applicable statute and the rules and regulations thereunder, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation.

(v) The management of Constellation has designed and implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed and implemented under their supervision, to ensure that material information relating to Constellation, including its consolidated subsidiaries, is made known to the management of Constellation by others within those entities. Since the date of the filing of Constellation’s most recent quarterly report on Form 10-Q for the quarter ended September 30, 2005, Constellation’s outside auditors and the audit committee of the Board of Directors of Constellation have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect Constellation’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Constellation’s internal control over financial reporting. Since December 31, 2004, any material change in internal control over financial reporting required to be disclosed in any Constellation SEC Report has been so disclosed.

(vi) Since December 31, 2004, (A) neither Constellation nor any of its subsidiaries nor, to the knowledge of Constellation, any director, officer, employee, auditor, accountant or representative of Constellation or any of its subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Constellation or any of its subsidiaries or their respective internal accounting controls relating to periods after December 31, 2004, including any material complaint, allegation, assertion or claim that Constellation or any of its subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing received after the date of this Agreement which have no reasonable basis), and (B) to the knowledge of Constellation, no attorney representing Constellation or any of its subsidiaries, whether or not employed by Constellation or any of its subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2004, by Constellation or any of its officers, directors, employees or agents to the Board of Directors of Constellation or any committee thereof or to any director or executive officer of Constellation.

(vii) Except for BGE, none of Constellation’s subsidiaries is, or has at any time since January 1, 2003, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(viii) Constellation is not and, at the Effective Time, will not be, an “ineligible issuer” as defined in Rule 405 (as amended by SEC Rel. No. 33-8591 as published in Vol. 70, No. 147 of the Federal Register, page 44722 et. seq. (August 3, 2005)) of the Securities Act.

(f) Absence of Certain Changes or Events. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Since December 31, 2004, to the date of this Agreement, there has not been any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Constellation, and during such period there has not been:

(i) (A) any granting by Constellation or any of its subsidiaries to any current director or executive officer of Constellation or BGE of any increase in compensation, bonus, fringe or other benefits, other than (1) increases in fringe or other benefits that are not material and that are granted in the ordinary course of business consistent with past practice or (2) increases in salaries or bonuses of current directors or executive officers of Constellation or BGE in the ordinary course of business consistent with past practice, (B) any granting by Constellation or any of its subsidiaries to any current director or executive officer of Constellation or BGE of any change of control, severance or termination compensation or benefits or any increase therein, (C) any entry by Constellation or any of its subsidiaries into, or any amendment to or termination of, any Constellation Employee Benefit Agreement with any current director or executive officer of Constellation or BGE, or (D) any action taken to fund or in any other way secure the payment, or to accelerate the vesting or payment, of a material amount of compensation or benefits under any Constellation Employee Benefit Plan or Constellation Stock Plan (or any grant or award thereunder) or Constellation Employee Benefit Agreement;

(ii) any change in accounting methods, principles or practices by Constellation or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Constellation, except insofar as may have been required by a change in GAAP; or

(iii) any authorization of, or commitment or agreement to take, any of the actions described in clauses (i) and (ii).

(g) Absence of Undisclosed Liabilities. As of the date of this Agreement, except for matters reflected or reserved against in the balance sheet (or notes thereto) as of December 31, 2004, included in the Constellation Financial Statements, neither Constellation nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP, as in effect on the date thereof, to be reflected on a consolidated balance sheet of Constellation and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred in the ordinary course of business consistent with past practice since December 31, 2004, or (ii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Neither Constellation nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among Constellation and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Constellation or any of its subsidiaries, in Constellation’s or any of its subsidiary’s audited financial statements or other Constellation SEC Reports.

(h) Legal Proceedings. Except for environmental matters, which are the subject of Section 3.01(n), as of the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Constellation, threatened against, relating to or affecting, nor, to the knowledge of Constellation, are there any Governmental Authority investigations or audits pending or threatened against, relating to or affecting, Constellation or any of its subsidiaries or any of the Constellation Joint Ventures or any of their respective assets and properties that, in each case, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on Constellation, and (ii) neither Constellation nor any of its subsidiaries is subject to any Order of any Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Constellation.

(i) Information Supplied. None of the information supplied or to be supplied by or on behalf of Constellation or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Constellation’s stockholders or FPL Group’s shareholders or at the time of the Constellation Stockholders Meeting or the FPL Group Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Constellation or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of FPL Group for inclusion or incorporation by reference in the Joint Proxy Statement.

(j) Permits; Compliance with Laws and Orders. Constellation, its subsidiaries and the Constellation Joint Ventures hold all permits, licenses, certificates, franchises, approvals, consents, and other authorizations of all Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses as currently conducted, except for failures to hold such Permits that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Constellation, its subsidiaries and the Constellation Joint Ventures, and their respective businesses as currently conducted, are in compliance with the terms of their Permits, except failures so to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Constellation, its subsidiaries and the Constellation Joint Ventures, and their respective businesses as currently conducted, are not in violation of or default under any Law or Order of any Governmental Authority, except for such violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Constellation is, and has been, in compliance in all material respects with the provisions of SOX applicable to it on or prior to the date of this Agreement and has implemented such programs and has taken all reasonable steps necessary to ensure Constellation’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to Constellation after the date of this Agreement. This Section 3.01(j) does not relate to matters with respect to Taxes, which are the subject of Section 3.01(k), benefit plans, which are the subject of Section 3.01(l), Environmental Laws, which are the subject of Section 3.01(n), and nuclear power plants, which are the subject of Section 3.01(o).

(k) Taxes. (i) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation, (A) each of Constellation, its subsidiaries, any predecessor thereof and any member of any consolidated group of which any of the foregoing is or has been a member (together, the “Constellation Taxpayers”) has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate and (B) the Constellation Taxpayers have paid all Taxes required to be paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings.

(ii) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation, no deficiency with respect to any Taxes has been proposed, asserted or assessed against any Constellation Taxpayer (other than any deficiency that has been paid or is being contested in good faith in appropriate proceedings) and no requests for waivers of the time to assess any such Taxes are pending.

(iii) The Federal income Tax Returns of the Constellation Taxpayers have been examined by and settled with the United States Internal Revenue Service (the “I.R.S.”) for all years through 2001. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

(iv) Neither Constellation nor any of its subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. Federal income Tax Return (other than the group the common parent of which is Constellation) or (B) has any liability for the Taxes of any person (other than Constellation or any of its subsidiaries) (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (2) as a transferee or successor.

(v) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any Constellation Taxpayer.

(vi) Within the past two years, neither Constellation nor any of its subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(vii) Neither Constellation nor any of its subsidiaries has been a party to a transaction that constitutes a “listed transaction”, for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state Law), that is or may be subject to examination by the I.R.S. To the knowledge of Constellation, Constellation has disclosed to FPL Group all “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state Law) to which it or any of the Constellation subsidiaries has been a party.

(viii) Neither Constellation nor any of its subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

(ix) Neither Constellation nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Constellation and its subsidiaries).

(x) Each Constellation Employee Benefit Plan and each Constellation Employee Benefit Agreement that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code and (B)(1) the Proposed Regulations issued thereunder or (2) Internal Revenue Service Notice 2005-1 (clauses (A) and (B), together, the “409A Authorities”). No Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities.

(xi) For purposes of this Agreement:

“Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, imposed by any level of government or Governmental Authority, or in connection with any agreement with respect to Taxes, including any direct or indirect Taxes, whatever their nature, on income or otherwise, together with all interest, surcharges and penalties imposed with respect to such amounts.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information to be filed with any level of government or Governmental Authority of the United States or elsewhere, and any amended Tax return relating to Taxes (whether or not a payment is required to be made with respect to such filing).

(l) Employee Benefit Plans; ERISA. (i) Except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation, (A) all Constellation Employee Benefit Plans have been operated, funded and administered in compliance with their terms, the terms of any applicable collective bargaining agreements and with all applicable requirements of Law, including ERISA and the Code, (B) except for regular contribution, funding and vesting requirements of the Constellation Employee Benefit Plans, none of Constellation, any of its subsidiaries or any Constellation ERISA Affiliate has any liabilities or obligations with respect to any Constellation Employee Benefit Plans, whether accrued, contingent or otherwise, nor, to the knowledge of Constellation, are any such liabilities or obligations reasonably expected to be incurred, (C) each Constellation Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of any such Constellation Employee Benefit Plan, (D) there are no audits, proceedings, claims or investigations by any Governmental Authority pending or, to the knowledge of Constellation, threatened in connection with any Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement, (E) no litigation has been commenced with respect to any Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement and, to the knowledge of Constellation, no such litigation is threatened (other than routine claims for benefits in the normal operation of such Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement), (F) there have been no “prohibited transactions” as defined by Section 406 of ERISA or Section 4975 of the Code with respect to any Constellation Employee Benefit Plan and (G) no “fiduciary” within the meaning of Section 3(21) of ERISA has any liability for breach of fiduciary duty or any other act or omission with respect to the investment or administration of the assets of any Constellation Employee Benefit Plan. The only material Constellation Employee Benefit Agreements and material Constellation Employee Benefit Plans that exist on the date of this Agreement are disclosed in Section 3.01(l) of the Constellation Disclosure Letter.

(ii) As used herein:

(A) “Constellation Employee Benefit Plan” means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Constellation or any of its subsidiaries or any Constellation ERISA Affiliate for the benefit of the current or former employees or directors of Constellation or any of its subsidiaries or any Constellation ERISA Affiliate and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time, and, in the case of a Plan that is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement, with respect to which Constellation or any of its subsidiaries or any other Constellation ERISA Affiliate has or could reasonably be expected to have any present or future actual or contingent liabilities;

(B) “Constellation Employee Benefit Agreement” means (1) any employment, deferred compensation, consulting, severance, loan, termination or indemnification agreement between Constellation or any of its subsidiaries, on the one hand, and any current director, executive officer or other employee of Constellation or any of its subsidiaries, on the other hand or (2) any change of control or other agreement between Constellation or any of its subsidiaries, on the one hand, and any current director, executive officer or other employee of Constellation or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Constellation of a nature contemplated by this Agreement;

(C) “Plan” means any employment, bonus, incentive compensation, deferred compensation, long-term incentive, pension, profit sharing, retirement,

stock purchase, stock option, stock ownership, stock appreciation, restricted stock, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workers’ compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program, scheme or arrangement of any kind, whether written or oral, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA; and

(D) “Constellation ERISA Affiliate” means any person who, on or before the Effective Time, is under common control with Constellation or any of its subsidiaries within the meaning of Section 414 of the Code.

(iii) No event has occurred, and there exists no condition or set of circumstances, in connection with any Constellation Employee Benefit Plan that has had or would reasonably be expected to have a material adverse effect on Constellation.

(iv) None of Constellation, any of its subsidiaries or any Constellation ERISA Affiliate has incurred or could reasonably be expected to incur any liability to the Pension Benefit Guaranty Corporation (the “PBGC”) or to any Constellation Employee Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) under Section 302(c), 4062, 4063, 4064 or 4069 of ERISA, or otherwise as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby (either alone or in combination with any other subsequent event), and no event or condition exists or has existed that could reasonably be expected to result in the incurrence of any such liability by Constellation, any subsidiary or any Constellation ERISA Affiliate. No such Constellation Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA has been completely or partially terminated or been the subject of a “reportable event” within the meaning of Section 4043 of ERISA as to which notices would be required to be filed with the PBGC.

(v) None of Constellation, any of its subsidiaries or any Constellation ERISA Affiliate contributes to, has any obligation to contribute to or has any present or future actual or contingent liabilities (including withdrawal liability within the meaning of Section 4201 of ERISA and any liability or obligation under Section 4204 or 4212 of ERISA) with respect to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(vi) The execution of this Agreement, and the consummation of the transactions contemplated hereby, will not (either alone or in combination with any other subsequent event) (A) accelerate the time of payment or vesting of, or increase the amount of, compensation or benefits due to any current or former employee, director or officer of Constellation or its subsidiaries, (B) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer, or (C) entitle any such employee, director or officer to severance pay, unemployment compensation or any other payment or other benefit.

(vii) Other than payments that may be made to the persons listed in Section 3.01(l)(vii) of the Constellation Disclosure Letter and described in

Section 3.01(l)(vii) of the Constellation Disclosure Letter, based on Constellation’s reasonable good faith assumptions, (A) no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other transactions contemplated by this Agreement (either alone or in combination with any other subsequent event) by any employee, officer or director of Constellation or any of its subsidiaries who is a “disqualified individual” (as defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement would be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and (B) no such disqualified individual is entitled to receive any additional payment (e.g., any tax gross-up or other payment) from Constellation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

(viii) Neither Constellation nor any of its subsidiaries maintains, contributes to or has any liability with respect to any Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement that provides any post-employment or post-termination health, life or other welfare-type benefits, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents) or as required by Section 4980B(f) of the Code.

(m) Labor and Employee Matters. Neither Constellation nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. As of the date of this Agreement, there are no disputes pending or, to the knowledge of Constellation, threatened between Constellation or any of its subsidiaries, on the one hand, and any trade union or other representative of their respective employees, on the other hand, and there is no charge or complaint pending or threatened in writing against Constellation or any of its subsidiaries before the National Labor Relations Board (the “NLRB”), the Equal Employment Opportunity Commission (the “EEOC”) or any other Governmental Authority responsible for enforcing labor/employment Laws, except in each case as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation, and, to the knowledge of Constellation, as of the date of this Agreement, there are no organizational efforts presently being made involving any of the employees of Constellation or any of its subsidiaries. From January 1, 2002, to the date of this Agreement, there has been no work stoppage, strike or other concerted action by employees of Constellation or any of its subsidiaries and, to the knowledge of Constellation, no such action has been threatened in writing, except in each case as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Since January 1, 2000, neither Constellation nor any of its subsidiaries has engaged in any “plant closing” or “mass layoff”, as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law (collectively, the “WARN Act” or “WARN”), without complying with the notice requirements of such Laws, except for such failures to comply with the notice requirements of such Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on

Constellation. With respect to the transactions contemplated by this Agreement, each labor notice required to have been given under any Law or collective bargaining agreement has been given or satisfied, other than as, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Constellation.

(n) Environmental Matters. Except for any matters, individually or in the aggregate, that have not had and would not reasonably be expected to have a material adverse effect on Constellation:

(i) Each of Constellation, its subsidiaries and the Constellation Joint Ventures has been and is in compliance with all applicable Environmental Laws.

(ii) Each of Constellation, its subsidiaries and the Constellation Joint Ventures has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval. Constellation, its subsidiaries and the Constellation Joint Ventures are in compliance with all terms and conditions of such Environmental Permits, and no such Environmental Permits will be revoked, modified or not renewed as a result of the transactions contemplated by this Agreement.

(iii) There is no Environmental Claim pending or, to the knowledge of Constellation, threatened:

    (iv) There have not been any Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against Constellation or any of its subsidiaries or any of the Constellation Joint Ventures.

(A) against Constellation or any of its subsidiaries or any of the Constellation Joint Ventures;

(B) against any person or entity whose liability for such Environmental Claim has been retained or assumed either contractually or by operation of Law by Constellation or any of its subsidiaries or any of the Constellation Joint Ventures; or

(C) against any real or personal property or operations that Constellation or any of its subsidiaries or any of the Constellation Joint Ventures owns, leases or operates, in whole or in part, or, to the knowledge of Constellation, formerly owned, leased or operated, in whole or in part.

    (iv) There have not been any Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against Constellation or any of its subsidiaries or any of the Constellation Joint Ventures.

(v) As used in this Agreement:

(A) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, Orders, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation by any person or entity (including any Governmental Authority) alleging liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages or restoration, property damages, personal injuries or penalties) arising out of, based on or resulting from

(1) the presence or Release into the environment of any Hazardous Materials at any location;

(2) circumstances forming the basis of any violation of, or liability under, any Environmental Law or Environmental Permit (including any claim for revocation, modification or non-renewal of any Environmental Permit); or

(3) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials;

(B) “Environmental Laws” means all applicable Laws, principles of common Law, regulations, ordinances, directives or Orders relating to pollution, protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), atmospheric emissions, or protection of human health as it relates to the environment, including Laws relating to the presence or Release of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials;

(C) “Environmental Permit” means all permits, certificates, licenses, franchises, approvals, consents, emissions credits, waivers or other authorizations of a Governmental Authority issued under or pursuant to Environmental Laws;

(D) “Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials and asbestos in any form; and (b) any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law because of its dangerous or deleterious properties or characteristics; and

(E) “Release” means any actual or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

(o) Operations of Nuclear Power Plants. The operations of the nuclear generation stations owned or operated, in whole or part, by Constellation or its subsidiaries or any of the Constellation Joint Ventures, as applicable (collectively, the “Constellation Nuclear Facilities”) are and have been conducted in compliance with all applicable Laws and Permits, except for such failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Each of the Constellation Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and each such plan conforms with the requirements of applicable Law in all material respects. The plans for the decommissioning of each of the Constellation Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of applicable Law in all material respects and, solely with respect to the portion of the Constellation Nuclear Facilities owned, directly or indirectly, by Constellation, the funding of decommissioning and storage of spent nuclear fuel is consistent with applicable Law. The operations of the Constellation Nuclear Facilities are not the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility, except for such notices or requests for information that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation. Constellation and its subsidiaries and each of the Constellation Joint Ventures maintain liability insurance to the full extent required by Law for operating the Constellation Nuclear Facilities, and such insurance regarding such facilities remains in full force and effect in all material respects.

(p) Insurance. Except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Constellation, from January 1, 2004, through the date of this Agreement, each of Constellation and its subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by Constellation and its subsidiaries during such time period. Neither Constellation nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of Constellation or any of its subsidiaries, except with respect to any cancellation or termination that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Constellation.

(q) Trading. Constellation has established risk parameters, limits and guidelines in compliance with the risk management policies approved by Constellation’s corporate risk management committee (the “Constellation Trading Guidelines”), and Constellation’s Board of Directors has approved a VaR limit as set forth in Section 3.01(q) of the Constellation Disclosure Letter (the “Constellation Approved VaR Limit”). Compliance with the Constellation Trading Guidelines is monitored by the Senior Vice President and Chief Risk Officer of Constellation and is periodically reviewed with the audit committee of the Board of Directors of Constellation. Constellation has provided the Constellation Trading Guidelines to FPL Group prior to the date of this Agreement. As of the date of this Agreement, (i) Constellation’s VaR is in compliance with the Constellation Approved VaR Limit, and Constellation and its subsidiaries are operating in compliance with the Constellation Trading Guidelines in all material respects and (ii) the aggregate net positions in the trading portfolio of Constellation and its subsidiaries would not reasonably be expected to result in a material loss to Constellation and its subsidiaries, taken as a whole, based on market prices in existence as of the date of this Agreement. From September 30,

2005, to the date of this Agreement, neither Constellation nor any of its subsidiaries has, in accordance with its mark-to-market accounting policies, experienced an aggregate net loss in the trading portfolio of Constellation and its subsidiaries that would be material to Constellation and its subsidiaries taken as a whole. For purposes of this Section 3.01(q) and Section 4.01(h), “VaR” shall mean the value-at-risk of the mark-to-market portfolio of Constellation and its marketing and trading subsidiaries based on a four standard deviation move in prices and a one-day holding period.

(v) Vote Required. Assuming the accuracy of the representation and warranty of FPL Group contained in Section 3.02(s), (i) the affirmative vote (the “Constellation Stockholder Approval”) of (A) at least a majority of the outstanding shares of Constellation Common Stock entitled to be cast at the Constellation Stockholders Meeting is the only vote of the holders of any class or series of the capital stock of Constellation or its subsidiaries required to effect the Constellation Charter Amendment whereby, among other things, (1) the number of authorized shares of Constellation Common Stock will be increased and (2) the Constellation Common Stock shall be divided (the “Stock Split”) such that, immediately prior to the Effective Time, each issued and outstanding share of Constellation Common Stock shall be automatically converted into (assuming the effectiveness of the Merger) 1.444 (the “Split Ratio”) fully paid and nonassessable shares of Constellation Common Stock (with the resulting number of shares held by each registered holder of Constellation Common Stock being rounded down to the nearest whole number and with each such registered holder being entitled to receive from Constellation in lieu of any fractional shares of Constellation Common Stock prior to such rounding down an amount in cash (without interest) equal to the product obtained by multiplying (x) the fraction of a share of Constellation Common Stock to which such holder (after taking into account all shares of Constellation Common Stock and all certificates held immediately prior to the effective time of the Stock Split by such holder) would otherwise be entitled to and (y) the closing price per share of Constellation Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the last trading day prior to the date on which the effective time of the Stock Split occurs) and (B) at least a majority of all shares of Constellation Common Stock casting votes (provided that the total vote cast represents over 50% in interest of all Constellation Capital Stock entitled to vote) is the only vote or consent or any series or class of capital stock of Constellation or its subsidiaries required to approve, in accordance with the applicable rules of the NYSE, the issuance of Constellation Common Stock in the Merger (the “Share Issuance”) and (ii) except as set forth in clause (i) of this sentence, the affirmative vote or consent of the holders of any class or series of capital stock of Constellation or its subsidiaries is not necessary to consummate any of the transactions contemplated by this Agreement.

(s) Ownership of FPL Group Capital Stock. Neither Constellation nor any of its subsidiaries, including Merger Sub, or other affiliates beneficially owns any shares of FPL Group Common Stock or any other class or series of FPL Group Capital Stock. None of Constellation or any of its “affiliates” or “associates” is, or has been within the two-year period immediately prior to the date of this Agreement, an

"interested shareholder” of FPL Group as those terms are defined in Section 607.0901 of the FBCA.

(t) State Anti-Takeover Statutes. Assuming the accuracy of the representation and warranty of FPL Group contained in Section 3.02(s), Constellation has taken all necessary actions, if any, so that the provisions of Sections 3-602 and 3-702 of the MGCL will not, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.

(u) Joint Venture Representations. Each representation or warranty made by Constellation in this Section 3.01 relating to a Constellation Joint Venture that is neither operated nor managed by Constellation or a Constellation subsidiary shall be deemed made only to the knowledge of Constellation.

(v) Opinion of Financial Advisor. Constellation has received the opinions of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., each dated the date of this Agreement to the effect that, as of the date of this Agreement and based upon and subject to the matters set forth therein, the Exchange Ratio, assuming the prior effectiveness of the Stock Split, is fair from a financial point of view to the holders of Constellation Common Stock.

(w) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., the fees and expenses of which will be paid by Constellation, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Constellation or Merger Sub.

SECTION 3.02. Representations and Warranties of FPL Group. Except (i) to the extent the qualifying nature of such disclosure is apparent therefrom, as set forth in the FPL Group SEC Reports filed by FPL Group with, or furnished by FPL Group to, the SEC at any time on or after January 1, 2004 through the date of this Agreement and publicly available prior to the date of this Agreement (the “Filed FPL Group SEC Reports”), other than risk factor disclosure contained in any such Filed FPL Group SEC Report under the headings “Risk Factors”, “Forward Looking Statements” or any similar sections and any disclosure of risks that are predictive or forward looking in nature (provided that nothing in the Filed FPL Group SEC Reports shall be deemed to qualify, or be deemed to have been disclosed for the purposes of, Section 3.02(b) or 3.02(c)) or (ii) as set forth in the letter dated the date of this Agreement delivered to Constellation by FPL Group concurrently with the execution and delivery of this Agreement (the “FPL Group Disclosure Letter”) (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such letter relates; provided, however, that any information set forth in one section of the FPL Group Disclosure Letter shall be deemed to apply to each other section or subsection thereof to the extent that it is apparent on the face of the applicable disclosure that such information is applicable to such other section or subsection without reference to any underlying documentation), FPL Group represents and warrants to Constellation as follows:

(a) Organization and Qualification. (i) Each of FPL Group and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have such power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. Each of FPL Group and its subsidiaries is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (with respect to jurisdictions that recognize the concept of good standing) that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. Section 3.02(a) of the FPL Group Disclosure Letter sets forth as of the date of this Agreement the name and jurisdiction of organization of each material subsidiary of FPL Group.

(ii) Section 3.02(a) of the FPL Group Disclosure Letter sets forth a description as of the date of this Agreement of all FPL Group Joint Ventures, including (A) the name of each such entity and (B) a brief description of the principal line or lines of business conducted by each such entity. For purposes of this Agreement “FPL Group Joint Venture” shall mean any Joint Venture of FPL Group or any of its subsidiaries in which the invested capital associated with FPL Group=s or its subsidiaries= interest exceeds $100,000,000, as reasonably determined by FPL Group.

(iii) Except for interests in the subsidiaries of FPL Group, the FPL Group Joint Ventures and interests acquired after the date of this Agreement without violating any covenant contained herein, FPL Group does not directly or indirectly own any shares of capital stock, other voting securities or Equity Interests in any person, in which the invested capital associated with such interest individually as of the date of this Agreement exceeds $100,000,000, as reasonably determined by FPL Group.

(b) Capital Stock. (i) The authorized capital stock of FPL Group consists of 800,000,000 shares of FPL Group Common Stock and 100,000,000 shares of serial preferred stock, par value $0.01 per share (the “FPL Group Preferred Stock” and, together with the FPL Group Common Stock, the “FPL Group Capital Stock”). At the close of business on December 12, 2005, (A) 394,846,985 shares of FPL Group Common Stock were issued and outstanding, of which 1,024,245 shares were subject to future vesting requirements or risk of forfeiture back to FPL Group or a right of repurchase by FPL Group (collectively, “FPL Group Restricted Stock”; provided, however, that FPL Group Restricted Stock shall not include any shares of FPL Group Common Stock that have been allocated to participant accounts (which are accounted for in units composed of undivided interests in FPL Group Common Stock and cash) under the leveraged employee stock ownership plan provisions of the FPL Group

Group Employee Thrift Plan and the FPL Group Group Bargaining Unit Employee Thrift Plan (together, the “FPL Group Thrift Plans”) but are subject to forfeiture by the participants and a return to unallocated status under the relevant vesting provisions (collectively, the “FPL Group Unvested ESOP Stock”)), (B) no shares of FPL Group Common Stock were held by FPL Group in its treasury, (C) 21,500,000 shares of FPL Group Common Stock were reserved and available for issuance pursuant to the FPL Group Amended and Restated Long-Term Incentive Plan, the Non-Employee Directors Stock Plan, the Gexa Corporation 2002 Non-Employee Director Option Plan, Gexa Corporation Amended and Restated 2004 Incentive Plan and the Gexa Corporation Stock Option Agreement with James Burke dated October 27, 2003 (such plans, collectively, the “FPL Group Stock Plans”), of which (1) 7,341,059 shares were subject to outstanding options to purchase shares of FPL Group Common Stock with a weighted average exercise price of $27.39 per share granted under the FPL Group Stock Plans (such outstanding options, together with any options to purchase shares of FPL Group Common Stock granted after December 12, 2005, under the FPL Group Stock Plans, the “FPL Group Employee Stock Options”) and (2) 2,070,000 shares were subject to deferred stock awards, “phantom” stock awards or other restricted stock unit awards, in each case required to be settled in shares of FPL Group Common Stock (such unit awards, together with any other such awards granted after December 12, 2005, the “FPL Group Restricted Units”), (D) 11,136,536 shares of FPL Group Common Stock were reserved and available for issuance pursuant to the FPL Group Thrift Plans, (E) 3,000,000 shares of FPL Group Preferred Stock were designated Series A Junior Participating Preferred Stock (the “FPL Group Series A Preferred Stock”) and reserved for issuance in accordance with the Rights Agreement dated as of July 1, 1996, as amended, by and between FPL Group and Computershare Investment Services, LLC, as successor Rights Agent (the “FPL Group Rights Agreement”), pursuant to which FPL Group has issued rights (the “FPL Group Rights”) to purchase such shares of FPL Group Series A Preferred Stock, (F) 17,880,016 shares of FPL Group Common Stock were reserved and are subject to issuance pursuant to outstanding purchase contracts in connection with 10,120,000 Equity Units issued by FPL Group in June 2002 (the “FPL Group Equity Units”), (G) 6,887,882 shares of FPL Group Common Stock were reserved for issuance under the FPL Group Dividend Reinvestment and Common Share Purchase Plan (the “FPL Group DRIP”) and (H) 139,472 shares of FPL Group Common Stock were reserved and are subject to issuance pursuant to outstanding warrants issued by Gexa Corporation (“the Gexa Warrants”).

(ii) Except as set forth in Section 3.02(b)(i) above, at the close of business on December 12, 2005, no shares of capital stock or other voting securities or Equity Interests of FPL Group were issued, reserved for issuance, outstanding or held by FPL Group in its treasury. As of the date of this Agreement, except as set forth in Section 3.02(b)(i) above, there were no outstanding options, stock appreciation rights, “phantom” stock rights, performance awards, units, dividend equivalent awards, rights to receive shares of FPL Group Common Stock on a deferred basis, rights to purchase or receive FPL Group Common Stock or other rights that are linked to the value of FPL Group Common Stock (each, a “FPL Group Other Equity-Based Award”) issued or granted by FPL Group or any of its subsidiaries to any current or former director, officer, employee or consultant of FPL Group or any of its subsidiaries. For the avoidance of doubt, the term “FPL Group Other Equity-Based Awards” shall include FPL Group Restricted Units. All outstanding shares of FPL Group Common Stock are, and all shares which may be issued pursuant to the exercise of FPL Group Employee Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the FBCA, the articles of incorporation of FPL Group as in effect from time to time, the by-laws of FPL Group as in effect from time to time, or any contract to which FPL Group is a party or otherwise bound. During the period from December 12, 2005, to the date of this Agreement, there have been no issuances, reservations for issuance or grants by FPL Group or any of its subsidiaries of any shares of FPL Group Capital Stock (including FPL Group Restricted Stock) or other voting securities or Equity Interests of FPL Group (other than issuances or grants of shares of FPL Group Common Stock pursuant to (i) the FPL Group DRIP, (ii) the FPL Group Thrift Plans in the ordinary course of business consistent with past practice and (iii) the exercise of FPL Group Employee Stock Options and the Gexa Warrants outstanding on December 12, 2005, as required by their terms as in effect on December 12, 2005).

(iii) There are no outstanding bonds, debentures, notes or other indebtedness of FPL Group or any of its subsidiaries having the right to vote on any matters on which holders of capital stock or other Equity Interests of FPL Group or any of its subsidiaries may vote (“FPL Group Voting Debt”).

(iv) Except as set forth above in this Section 3.02(b), as of the date of this Agreement, there are (A) no Options to which FPL Group or any of its subsidiaries is a party or by which any of them is bound obligating FPL Group or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, (1) shares of capital stock or other voting securities or Equity Interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or Equity Interests of, FPL Group or any of its subsidiaries or (2) any FPL Group Voting Debt and (B) no other rights the value of which is in any way based on or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock or other voting securities or Equity Interests of FPL Group or any of its subsidiaries. As of the date of this Agreement, there are not any outstanding contractual obligations of FPL Group or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FPL Group or any of its subsidiaries.

(v) Neither FPL Group nor any of its subsidiaries is a party to any voting agreement with respect to the voting of any shares of capital stock or other voting securities or Equity Interests of FPL Group or any of its subsidiaries.

(vi) Except as permitted by this Agreement, all of the outstanding shares of capital stock and other voting securities or Equity Interests of each subsidiary of FPL Group are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by FPL Group or a subsidiary, free and clear of any Liens except for any Liens granted in connection with project financings.

(c) Authority. FPL Group has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining FPL Group Shareholder Approval, to consummate the transactions contemplated hereby. The Board of Directors of FPL Group has duly and validly adopted resolutions (i) adopting this Agreement and approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of FPL Group and its shareholders, (iii) directing that this Agreement be submitted to a vote at a meeting of FPL Group’s shareholders and (iv) recommending that FPL Group’s shareholders approve this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. Except as Section 5.06 or 5.08 expressly contemplates further action by the Board of Directors of FPL Group, no other corporate proceedings on the part of FPL Group or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by FPL Group and the consummation by FPL Group of the Merger and the other transactions contemplated hereby, other than obtaining FPL Group Shareholder Approval. This Agreement has been duly and validly executed and delivered by FPL Group and constitutes a legal, valid and binding obligation of FPL Group enforceable against FPL Group in accordance with its terms.

(d) No Conflicts; Approvals and Consents. (i) The execution and delivery of this Agreement by FPL Group do not, and the performance by FPL Group of its obligations hereunder and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures under, any of the terms, conditions or provisions of (A) the articles or certificates of incorporation or by-laws (or other comparable organizational documents) of FPL Group or any of its subsidiaries, or (B) subject to the obtaining of FPL Group Shareholder Approval and the taking of the actions described in paragraph (ii) of this Section 3.02(d) and obtaining the Constellation Required Statutory Approvals (assuming the accuracy of the representations in Section 3.01(d)), (1) any Laws or Orders of any Governmental Authority applicable to FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures or any of their respective assets or properties, or (2) any note, bond, mortgage, security agreement, agreement, indenture, license, franchise, Permit, concession, contract, lease or other instrument to which FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures is a party or by which FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures or any of their respective assets or properties is bound, excluding from the foregoing clause (B) such conflicts, violations, breaches, defaults, rights or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group.

(ii) Except for (A) compliance with, and filings under, the HSR Act; (B) the filing with, and to the extent required, the declaration of effectiveness by the SEC of (1) the Joint Proxy Statement with the SEC pursuant to the Exchange Act, (2) the Form S-4 and (3) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) such filings with and approvals of the NYSE to permit the consummation of the Stock Split and the listing on the NYSE of the shares of Constellation Common Stock that are to be issued pursuant to Article II; (E) notice to, and the consent and approval of, FERC under Section 203 of the Power Act; (F) the filing of an application to, and consent and approval of, and transfer of or issuance of any required licenses and license amendments by, the NRC under the Atomic Energy Act; (G) the filing of (1) an amendment to the Constellation Articles to effect the Constellation Charter Amendment immediately prior to the occurrence of the Effective Time with the State Department of Assessments and Taxation of the State of Maryland and (2) appropriate documents with the relevant authorities of other states in which Constellation is qualified to do business; (H) the filing of the Articles of Merger and other appropriate merger documents required by the FBCA with the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which FPL Group is qualified to do business; (I) compliance with any such filings as may be required under applicable Environmental Laws; (J) to the extent required, notice to and the approval of, the Applicable PSCs; (K) the FCC Pre-Approvals; and (L) such other items as disclosed in Section 3.02(d) of the FPL Group Disclosure Letter (the items set forth above in clauses (A) through (H) and (J), together with the items identified with an “*” in Section 3.02(d) of the FPL Group Disclosure Letter, collectively, the “FPL Group Required Statutory Approvals”), no Consents or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by FPL Group, the performance by FPL Group of its obligations hereunder or the consummation of the Merger and the other transactions contemplated hereby by FPL Group, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on FPL Group or on Constellation and its prospective subsidiaries.

(e) SEC Reports, Financial Statements and Utility Reports. (i) FPL Group and its subsidiaries have filed or furnished each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed or furnished by FPL Group or any of its subsidiaries pursuant to the Securities Act or the Exchange Act with the SEC since January 1, 2002 (as such documents have since the time of their filing or furnishment been amended or supplemented, the “FPL Group SEC Reports”). As of their respective dates, and after giving effect to any amendments or supplements thereto, the FPL Group SEC Reports (A) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, to the extent in effect and applicable, the requirements of SOX and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Each of the principal executive officer and the principal financial officer of FPL Group and Florida Power & Light Company (“FPL”) (or each former principal executive officer and principal financial officer of FPL Group and FPL, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the FPL Group SEC Reports. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Since the effectiveness of SOX, neither FPL Group nor any of its subsidiaries has arranged any “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the FPL Group SEC Reports (the “FPL Group Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP as in effect on the respective dates thereof applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to FPL Group) the consolidated financial position of FPL Group and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

(iv) All filings required to be made by FPL Group or any of its subsidiaries since January 1, 2002, under the Power Act, the Atomic Energy Act, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and applicable state Laws and regulations, have been filed with the SEC, the FERC, the DOE, the NRC, the FCC or any applicable state public utility commissions (including, to the extent required, the FPSC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements pertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of the applicable statute and the rules and regulations thereunder, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group.

(v) The management of FPL Group has designed and implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed and implemented under their supervision, to ensure that material information relating FPL Group, including its consolidated subsidiaries, is made known to the management of FPL Group by others within those entities. Since the date of the filing of FPL Group’s most recent quarterly report on Form 10-Q for the quarter ended September 30, 2005, to FPL Group’s outside auditors and the audit committee of the Board of Directors of FPL Group have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect FPL Group’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FPL Group’s internal control over financial reporting. Since December 31, 2004, any material change in internal control over financial reporting required to be disclosed in any FPL Group SEC Report has been so disclosed.

(vi) Since December 31, 2004, (A) neither FPL Group nor any of its subsidiaries nor, to the knowledge of FPL Group, any director, officer, employee, auditor, accountant or representative of FPL Group or any of its subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FPL Group or any of its subsidiaries or their respective internal accounting controls relating to periods after December 31, 2004, including any material complaint, allegation, assertion or claim that FPL Group or any of its subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing received after the date of this Agreement which have no reasonable basis), and (B) to the knowledge of FPL Group, no attorney representing FPL Group or any of its subsidiaries, whether or not employed by FPL Group or any of its subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2004, by FPL Group or any of its officers, directors, employees or agents to the Board of Directors of FPL Group or any committee thereof or to any director or executive officer of FPL Group.

(vii) Except for FPL, none of FPL Group’s subsidiaries is, or has at any time since January 1, 2003, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(viii) FPL Group is not and, at the Effective Time, will not be, an “ineligible issuer” as defined in Rule 405 (as amended by SEC Rel. No. 33-8591 as published in Vol. 70, No. 147 of the Federal Register, page 44722 et. seq. (August 3, 2005)) of the Securities Act.

(f) Absence of Certain Changes or Events. Since December 31, 2004 to the date of this Agreement, there has not been any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on FPL Group, and during such period there has not been:

(i) (A) any granting by FPL Group or any of its subsidiaries to any current director or executive officer of FPL Group or FPL of any increase in compensation, bonus, fringe or other benefits, other than (1) increases in fringe or other benefits that are not material and that are granted in the ordinary course of business consistent with past practice or (2) increases in salaries or bonuses of current directors or executive officers of FPL Group or FPL in the ordinary course of business consistent with past practice, (B) any granting by FPL Group or any of its subsidiaries to any current director or executive officer of FPL Group or FPL of any change of control, severance or termination compensation or benefits or any increase therein, (C) any entry by FPL Group or any of its subsidiaries into, or any amendment to or termination of, any FPL Group Employee Benefit Agreement with any current director or executive officer of FPL Group or FPL, or (D) any action taken to fund or in any other way secure the payment, or to accelerate the vesting or payment, of a material amount of compensation or benefits under any FPL Group Employee Benefit Plan or FPL Group Stock Plan (or any grant or award thereunder) or FPL Group Employee Benefit Agreement;

(ii) any change in accounting methods, principles or practices by FPL Group or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of FPL Group, except insofar as may have been required by a change in GAAP; or

(iii) any authorization of, or commitment or agreement to take, any of the actions described in clauses (i) and (ii).

(g) Absence of Undisclosed Liabilities. As of the date of this Agreement, except for matters reflected or reserved against in the balance sheet (or notes thereto) as of December 31, 2004, included in the FPL Group Financial Statements, neither FPL Group nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP, as in effect on the date thereof, to be reflected on a consolidated balance sheet of FPL Group and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred in the ordinary course of business consistent with past practice since December 31, 2004, or (ii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. Neither FPL Group nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among FPL Group and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, FPL Group or any of its subsidiaries, in FPL Group’s or any of its subsidiary’s audited financial statements or other FPL Group SEC Reports.

(h) Legal Proceedings. Except for environmental matters, which are the subject of Section 3.02(n), as of the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of FPL Group, threatened against, relating to or affecting, nor, to the knowledge of FPL Group, are there any Governmental Authority investigations or audits pending or threatened against, relating to or affecting, FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures or any of their respective assets and properties that, in each case, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on FPL Group, and (ii) neither FPL Group nor any of its subsidiaries is subject to any Order of any Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on FPL Group.

(i) Information Supplied. None of the information supplied or to be supplied by or on behalf of FPL Group for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to FPL Group’s shareholders or Constellation’s stockholders or at the time of the FPL Group Shareholders Meeting or the Constellation Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by FPL Group with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Constellation or Merger Sub for inclusion or incorporation by reference in the Joint Proxy Statement.

(j) Permits; Compliance with Laws and Orders. FPL Group, its subsidiaries and the FPL Group Joint Ventures hold all Permits necessary for the lawful conduct of their respective businesses as currently conducted, except for failures to hold such Permits that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. FPL Group, its subsidiaries and the FPL Group Joint Ventures, and their respective businesses as currently conducted, are in compliance with the terms of their Permits, except failures so to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. FPL Group, its subsidiaries and the FPL Group Joint Ventures, and their respective businesses as currently conducted, are not in violation of or default under any Law or Order of any Governmental Authority, except for such violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. FPL Group is, and has been, in compliance in all material respects with the provisions of SOX applicable to it on or prior to the date of this Agreement and has implemented such programs and has taken all reasonable steps necessary to ensure FPL Group’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to FPL Group after the date of this Agreement. This Section 3.02(j) does not relate to matters with respect to Taxes, which are the subject of Section 3.02(k), benefit plans, which are the subject of Section 3.02(l), Environmental Laws, which are the subject of Section 3.02(n), and nuclear power plants, which are the subject of Section 3.02(o).

(k) Taxes. (i) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group, (A) each of FPL Group, its subsidiaries, any predecessor thereof and any member of any consolidated group of which any of the foregoing is or has been a member (together, the “FPL Group Taxpayers”) has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate and (B) the FPL Group Taxpayers have paid all Taxes required to be paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings.

(ii) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group, no deficiency with respect to any Taxes has been proposed, asserted or assessed against any FPL Group Taxpayer (other than any deficiency that has been paid or is being contested in good faith in appropriate proceedings), and no requests for waivers of the time to assess any such Taxes are pending.

(iii) The Federal income Tax Returns of the FPL Group Taxpayers have been examined by and settled with the I.R.S. for all years through 1987. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

(iv) Neither FPL Group nor any of its subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. Federal income Tax Return (other than the group the common parent of which is FPL Group) or (B) has any liability for the Taxes of any person (other than FPL Group or any of its subsidiaries) (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (2) as a transferee or successor.

(v) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of any FPL Group Taxpayer.

(vi) Within the past two years, neither FPL Group nor any of its subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(vii) Neither FPL Group nor any of its subsidiaries has been a party to a transaction that constitutes a “listed transaction”, for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state Law), that is or may be subject to examination by the I.R.S. To the knowledge of FPL Group, FPL Group has disclosed to Constellation all “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state Law) to which it or any of the FPL Group subsidiaries has been a party.

(viii) Neither FPL Group nor any of its subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

(ix) Neither FPL Group nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among FPL Group and its subsidiaries).

(x) Each FPL Group Employee Benefit Plan and each FPL Group Employee Benefit Agreement that is a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of the 409A Authorities. No FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the AJCA, has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based on a good faith, reasonable interpretation of the AJCA and the 409A Authorities.

(l) Employee Benefit Plans; ERISA. (i) Except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group, (A) all FPL Group Employee Benefit Plans have been operated, funded and administered in compliance with their terms, the terms of any applicable collective bargaining agreements and with all applicable requirements of Law, including ERISA and the Code, (B) except for regular contribution, funding and vesting requirements of the FPL Group Employee Benefit Plans, none of FPL Group, any of its subsidiaries or any FPL Group ERISA Affiliate has any liabilities or obligations with respect to any FPL Group Employee Benefit Plans, whether accrued, contingent or otherwise, nor, to the knowledge of FPL Group, are any such liabilities or obligations reasonably expected to be incurred, (C) each FPL Group Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of any such FPL Group Employee Benefit Plan, (D) there are no audits, proceedings, claims or investigations by any Governmental Authority pending or, to the knowledge of FPL Group, threatened in connection with any FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement, (E) no litigation has been commenced with respect to any FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement and, to the knowledge of FPL Group, no such litigation is threatened (other than routine claims for benefits in the normal operation of such FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement), (F) there have been no “prohibited transactions” as defined by Section 406 of ERISA or Section 4975 of the Code with respect to any FPL Group Employee Benefit Plan and (G) no “fiduciary” within the meaning of Section 3(21) of ERISA has any liability for breach of fiduciary duty or any other act or omission with respect to the investment or administration of the assets of any FPL Group Employee Benefit Plan. The only material FPL Group Employee Benefit Agreements and material FPL Group Employee Benefit Plans that exist on the date of this Agreement are disclosed in Section 3.02(l) of the FPL Group Disclosure Letter.

(ii) As used herein:

(A) “FPL Group Employee Benefit Plan” means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by FPL Group or any of its subsidiaries or any FPL Group ERISA Affiliates for the benefit of the current or former employees or directors of FPL Group or any of its subsidiaries or any FPL Group ERISA Affiliate and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time, and, in the case of a Plan that is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement, with respect to which FPL Group or any of its subsidiaries or any other FPL Group ERISA Affiliate has or could reasonably be expected to have any present or future actual or contingent liabilities;

(B) “FPL Group Employee Benefit Agreement” means (1) any employment, deferred compensation, consulting, severance, loan, termination or indemnification agreement between FPL Group or any of its subsidiaries, on the one hand, and any current director, executive officer or other employee of FPL Group or any of its subsidiaries, on the other hand or (2) any change of control or other agreement between FPL Group or any of its subsidiaries, on the one hand, and any current director, executive officer or other employee of FPL Group or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving FPL Group of a nature contemplated by this Agreement; and

(C) “FPL Group ERISA Affiliate” means any person who, on or before the Effective Time, is under common control with FPL Group or any of its subsidiaries within the meaning of Section 414 of the Code.

(iii) No event has occurred, and there exists no condition or set of circumstances, in connection with any FPL Group Employee Benefit Plan that has had or would reasonably be expected to have a material adverse effect on FPL Group.

(iv) None of FPL Group, any of its subsidiaries or any FPL Group ERISA Affiliate has incurred or could reasonably be expected to incur any liability to the PBGC or to any FPL Group Employee Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) under Section 302(c), 4062, 4063, 4064 or 4069 of ERISA, or otherwise as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby (either alone or in combination with any other subsequent event), and no event or condition exists or has existed that could reasonably be expected to result in the incurrence of any such liability by FPL Group, any subsidiary or any FPL Group ERISA Affiliate. No such FPL Group Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA has been completely or partially terminated or been the subject of a “reportable event” within the meaning of Section 4043 of ERISA as to which notices would be required to be filed with the PBGC.

(v) None of FPL Group, any of its subsidiaries or any FPL Group ERISA Affiliate contributes to, has any obligation to contribute to or has any present or future actual or contingent liabilities (including withdrawal liability within the meaning of Section 4201 of ERISA and any liability or obligation under Sections 4204 or 4212) with respect to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(vi) The execution of this Agreement, and the consummation of the transactions contemplated hereby, will not (either alone or in combination with any other subsequent event) (A) accelerate the time of payment or vesting of, or increase the amount of, compensation or benefits due to any current or former employee, director or officer of FPL Group or its subsidiaries, (B) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer, or (C) entitle any such employee, director or officer to severance pay, unemployment compensation or any other payment or other benefit.

(vii) Other than payments that may be made to the persons listed in Section 3.02(l)(vii) of the FPL Group Disclosure Letter and described in Section 3.02(l)(vii) of the FPL Group Disclosure Letter, based on FPL Group’s reasonable good faith assumptions, (A) no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other transactions contemplated by this Agreement (either alone or in combination with any other subsequent event) by any employee, officer or director of FPL Group or any of its subsidiaries who is a “disqualified individual” (as defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement would be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and (B) no such disqualified individual is entitled to receive any additional payment (e.g., any tax gross-up or other payment) from

FPL Group or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

(viii) Neither FPL Group nor any of its subsidiaries maintains, contributes to or has any liability with respect to any FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement that provides any post-employment or post-termination health, life or other welfare-type benefits, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents) or as required by Section 4980B(f) of the Code.

(m) Labor and Employee Matters. Neither FPL Group nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. As of the date of this Agreement, there are no disputes pending or, to the knowledge of FPL Group, threatened between FPL Group or any of its subsidiaries, on the one hand, and any trade union or other representative of their respective employees, on the other hand, and there is no charge or complaint pending or threatened in writing against FPL Group or any of its subsidiaries before the NLRB, the EEOC or any other Governmental Authority responsible for enforcing labor employment Laws except in each case as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group, and, to the knowledge of FPL Group, as of the date of this Agreement, there are no organizational efforts presently being made involving any of the employees of FPL Group or any of its subsidiaries. From January 1, 2002, to the date of this Agreement, there has been no work stoppage, strike or other concerted action by employees of FPL Group or any of its subsidiaries and, to the knowledge of FPL Group, no such action has been threatened in writing, except in each case as, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. Since January 1, 2000, neither FPL Group nor any of its subsidiaries has engaged in any “plant closing” or “mass layoff”, as defined in WARN, without complying with the notice requirements of such Laws, except for such failures to comply with the notice requirements of such Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. With respect to the transactions contemplated by this Agreement, each labor notice required to have been given under any Law or collective bargaining agreement has been given or satisfied, other than as, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on FPL Group.

(n) Environmental Matters. Except for any matters, individually or in the aggregate, that have not had and would not reasonably be expected to have a material adverse effect on FPL Group:

(i) Each of FPL Group, its subsidiaries and the FPL Group Joint Ventures has been and is in compliance with all applicable Environmental Laws.

(ii) Each of FPL Group, its subsidiaries and the FPL Group Joint Ventures has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval. FPL Group, its subsidiaries and the FPL Group Joint Ventures are in compliance with all terms and conditions of such Environmental Permits, and no such Environmental Permits will be revoked, modified or not renewed as a result of the transactions contemplated by this Agreement.

(iii) There is no Environmental Claim pending or, to the knowledge of FPL Group, threatened:

(A) against FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures;

        (B) against any person or entity whose liability for such Environmental Claim has been retained or assumed either contractually or by operation of Law by FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures; or

        (C) against any real or personal property or operations that FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures owns, leases or operates in whole or in part, or, to the knowledge of FPL Group, formerly owned, leased or operated, in whole or in part.

(iv) There have not been any Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against FPL Group or any of its subsidiaries or any of the FPL Group Joint Ventures.

(o) Operations of Nuclear Power Plants. The operations of the nuclear generation stations owned or operated, in whole or part, by FPL Group or its subsidiaries or any of the FPL Group Joint Ventures, as applicable (collectively, the “FPL Group Nuclear Facilities”) are and have been conducted in compliance with all applicable Laws and Permits, except for such failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. Each of the FPL Group Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and each such plan conforms with the requirements of applicable Law in all material respects. The plans for the decommissioning of each of the FPL Group Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of applicable Law in all material respects and, solely with respect to the portion of the FPL Group Nuclear Facilities owned, directly of indirectly, by FPL Group, the funding of decommissioning and storage of spent nuclear fuel is consistent with applicable Law. The operations of the FPL Group Nuclear Facilities are not the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility, except for such notices or requests for information that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group. FPL Group and its subsidiaries and each of the FPL Group Joint Ventures maintain liability insurance to the full extent required by Law for operating the FPL Group Nuclear Facilities, and such insurance regarding such facilities remains in full force and effect in all material respects.

(p) Insurance. Except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on FPL Group, from January 1, 2004, through the date of this Agreement, each of FPL Group and its subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by FPL Group and its subsidiaries during such time period. Neither FPL Group nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of FPL Group or any of its subsidiaries, except with respect to any cancellation or termination that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on FPL Group.

(q) Trading. FPL Group has established risk parameters, limits and guidelines in compliance with the risk management policies approved by the Finance and Investment Committee of the Board of Directors of FPL Group (the “FPL Group Trading Guidelines”) and the Chief Executive Officer of FPL Group has approved a VaR limit as set forth in Section 3.02(q) of the FPL Group Disclosure Letter (the “FPL Group Approved VaR Limit”). Compliance with the FPL Group Trading Guidelines is monitored by the Exposure Management Committee of FPL Group and reported to the Chief Executive Officer of FPL Group and is reviewed annually with the Finance and Investment Committee of the Board of Directors of FPL Group. FPL Group has provided the FPL Group Trading Guidelines to Constellation prior to the date of this Agreement. As of the date of this Agreement, (i) FPL Group’s VaR is in compliance with the FPL Group Approved VaR Limit, and FPL Group and its subsidiaries are operating in compliance with the FPL Group Trading Guidelines in all material respects and (ii) the aggregate net positions in the trading and managed hedge portfolio (i.e., mark-to-market positions excluding non-qualifying hedges) of FPL Group and its subsidiaries would not reasonably be expected to result in a material loss to FPL Group and its subsidiaries, taken as a whole, based on market prices in existence as of the date of this Agreement. From September 30, 2005, to the date of this Agreement, neither FPL Group nor any of its subsidiaries has, in accordance with its mark-to-market accounting policies, experienced an aggregate net trading loss in FPL Group’s trading and managed hedge portfolio (i.e., mark-to-market positions excluding non-qualifying hedges) that would be material to FPL Group and its subsidiaries taken as a whole. For purposes of this Section 3.01(q) and Section 4.02(h), “VaR” shall mean the value-at-risk of the mark-to-market trading and managed hedge portfolio (i.e., mark-to-market positions excluding non-qualifying hedges) of FPL Group and its marketing and trading subsidiaries based on a two standard deviation move in prices and a one-day holding period.

(r) Vote Required. Assuming the accuracy of the representation and warranty of Constellation contained in Section 3.01(s), (i) the affirmative vote of at least a majority of the outstanding shares of FPL Group Common Stock entitled to be cast at the FPL Group Stockholder Meeting (the “FPL Group Shareholder Approval”) is the only vote or consent of the holders of any class or series of the capital stock of FPL Group or its subsidiaries required to approve this Agreement and (ii) except as set forth in clause (i) of this sentence, the affirmative vote or consent of the holders of any class or series of the capital stock of FPL Group or its subsidiaries is not necessary to consummate any of the transactions contemplated by this Agreement.

(s) Ownership of Constellation Capital Stock. Neither FPL Group nor any of its subsidiaries or other affiliates beneficially owns any shares of Constellation Common Stock or any other class or series of Constellation Capital Stock. None of FPL Group or any of its “affiliates” or “associates” is, or has been within the two-year period immediately prior to the date of this Agreement, an “interested stockholder” of Constellation as those terms are defined in Section 3-601 of the MGCL.

(t) State Anti-Takeover Statutes. Assuming the accuracy of the representation and warranty of Constellation contained in Section 3.01(s), FPL Group has taken all necessary actions, if any, so that the provisions of Article VI of the restated articles of incorporation of FPL Group, as amended through the date of this Agreement, and the provisions of Sections 607.0901 and 607.0902 of the FBCA will not, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.

(u) Joint Venture Representations. Each representation or warranty made by FPL Group in this Section 3.02 relating to a FPL Group Joint Venture that is neither operated nor managed by FPL Group or a FPL Group subsidiary shall be deemed made only to the knowledge of FPL Group.

(v) Opinion of Financial Advisor. FPL Group has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., each dated the date of this Agreement to the effect that, as of the date of this Agreement and based upon and subject to the matters set forth therein, the Exchange Ratio, assuming the prior effectiveness of the Stock Split, is fair from a financial point of view to the shareholders of FPL Group.

(w) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., the fees and expenses of which will be paid by FPL Group, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of FPL Group.

(x) Rights Agreement. FPL Group has taken all actions necessary so that the execution of this Agreement and the consummation of the Merger and other transactions contemplated hereby do not and will not result in the grant of any increased rights to any person under the FPL Group Rights Agreement or enable, require or cause the FPL Group Rights to be exercised, distributed or triggered. The Board of Directors of FPL Group has approved an amendment to the FPL Group Rights Agreement to provide that the FPL Group Rights will terminate upon the Effective Time.

ARTICLE IV

Covenants

SECTION 4.01. Covenants of Constellation. From and after the date of this Agreement until the Effective Time, Constellation covenants and agrees as to itself and its subsidiaries, including Merger Sub, that (except as expressly contemplated or permitted by this Agreement, as set forth in Section 4.01 of the Constellation Disclosure Letter or to the extent that FPL Group shall otherwise previously consent in writing):

(a) Ordinary Course. Constellation and each of its subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, Constellation and its subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing Permits, subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with Governmental Authorities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws, Orders and Permits of all Governmental Authorities applicable to them.

(b) Charter Documents. Constellation shall not amend or propose to amend its, or other than in a manner that would not materially restrict the operation of their businesses, its subsidiaries’, articles of incorporation or by-laws (or other comparable organizational documents).

(c) Dividends. Constellation shall not, nor shall it permit any of its subsidiaries to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of Constellation Capital Stock or share capital, except:

(A) that Constellation may continue the declaration and payment of regular quarterly cash dividends on Constellation Common Stock, not to exceed $0.335 per share, with usual record and payment dates for such dividends in accordance with past dividend practice; provided, that (1) the per share amount of the regular quarterly cash dividends on Constellation Common Stock declared during the 2006 calendar year may exceed $0.335 by up to 13%, (2) the per share amount of the regular quarterly cash dividends on Constellation Common Stock declared during the 2007 calendar year may exceed by up to 13% the per share amount of the final regular quarterly cash dividend on Constellation Common Stock declared during the 2006 calendar year in accordance with clause (1) above, and (3) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend may be declared and paid in respect of Constellation Common Stock with respect to the quarter in which the Effective Time occurs with a record date in such quarter and on or prior to the date on which the Effective Time occurs, which dividend does not exceed an amount equal to the product of (i) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (ii) the then permitted quarterly dividend per share,

(B) for the declaration and payment of dividends by a direct or indirect wholly-owned subsidiary of Constellation solely to its parent, or by a direct or indirect partially owned subsidiary of Constellation (provided that Constellation or a Constellation subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

(C) for the declaration and payment of regular cash dividends with respect to preferred stock of Constellation’s subsidiaries outstanding as of the date of this Agreement and in accordance with their terms as in effect as of the date of this Agreement or permitted to be issued under the terms of this Agreement, and

(ii) except for the Stock Split, split, combine, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital,

(iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or

(iv) except as disclosed in Section 4.01(c)(iv) of the Constellation Disclosure Letter, directly or indirectly redeem, repurchase or otherwise acquire any shares of Constellation Capital Stock, any other voting securities or Equity Interest of Constellation or any of its subsidiaries, any Constellation Voting Debt, any Constellation Other Equity-Based Award or any Option with respect to any of the foregoing except:

(A) in connection with intercompany purchases of capital stock or share capital,

(B) for the purpose of funding the Constellation Stock Plans or dividend reinvestment and stock purchase plans,

(C) upon forfeiture of shares of Constellation Restricted Stock for no consideration,

(D) mandatory repurchases or redemptions of preferred stock of Constellation’s subsidiaries in accordance with the terms thereof, or

(E) in connection with the refinancing of capital stock at a lower cost of funds.

(d) Share Issuances. Except as disclosed in Section 4.01(d) of the Constellation Disclosure Letter, Constellation shall not, nor shall it permit any of its subsidiaries to (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of Constellation Capital Stock, any other voting security or Equity Interest of Constellation or any of its subsidiaries, any Constellation Voting Debt, any Constellation Restricted Unit, any Constellation Performance Unit, any Constellation Other Equity-Based Awards or any Option with respect to any of the foregoing (other than (A) the issuance of Constellation Common Stock upon the exercise of Constellation Employee Stock Options or the vesting of Constellation Restricted Units or Constellation Performance Units in accordance with their terms (provided that the number of shares of Constellation Common Stock that may be issued pursuant to the vesting of Constellation Performance Units does not exceed the number of shares subject to Constellation Performance Units on the date of this Agreement (as set forth in Section 3.01(b)(i)(C))), (B) the issuance of Constellation Common Stock in respect of the vesting or exercise of Constellation Other Equity-Based Awards granted under the Constellation Stock Plans, the terms of which contemplate such issuance of Constellation Common Stock, in accordance with their terms, (C) the grant of Constellation Employee Stock Options, Constellation Restricted Stock, Constellation Restricted Units, Constellation Performance Units and Constellation Other Equity-Based Awards pursuant to the Constellation Stock Plans in accordance with their terms providing for the issuance of up to 5,100,000 additional shares, in aggregate, of Constellation Common Stock or equivalents thereof (provided, however, that any Constellation Employee Stock Options, Constellation Restricted Stock, Constellation Restricted Units, Constellation Performance Units and Constellation Other Equity-Based Awards granted after the date of this Agreement shall be granted on terms pursuant to which such Constellation Employee Stock Options, Constellation Restricted Stock, Constellation Restricted Units, Constellation Performance Units and Constellation Other Equity-Based Awards (1) shall not vest on the Constellation Stockholder Approval or otherwise in connection with the occurrence of the transactions contemplated hereby, (2) shall not be cashed out or terminated in connection with the occurrence of the transactions contemplated hereby, (3) shall not entitle the holders thereof to any future grants of stock options or other awards

(including any “replacement option” grants), whether in connection with the occurrence of the transactions contemplated hereby or otherwise, and (4) shall be adjusted at the Effective Time to reflect the Stock Split), (D) the pro rata issuance by a subsidiary of its capital stock to its stockholders and (E) the issuances of Constellation Common Stock pursuant to (1) the Constellation DRIP and (2) the Constellation Savings Plan in the ordinary course of business consistent with past practice, or (ii) modify or amend any right of any holder of outstanding shares of Constellation Capital Stock, any other voting security or Equity Interest of Constellation or any of its subsidiaries, any Constellation Voting Debt, any Constellation Other Equity-Based Awards or any Option with respect to any of the foregoing, in each case other than to give effect to Section 5.07.

(e) Acquisitions; Capital Expenditures. (i) Except for acquisitions identified in Section 4.01(e) of the Constellation Disclosure Letter, Constellation shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets, if (A) the amount to be expended pursuant thereto exceeds $250,000,000 in any one transaction (or series of related transactions) or $400,000,000 in the aggregate for all such acquisitions (provided that if the Effective Time shall not have occurred on or prior to December 31, 2006, then the aggregate limit set forth in this clause (A) shall automatically be increased from $400,000,000 to $650,000,000) or (B) any such acquisition is reasonably likely, alone or together with any other condition or event, to materially delay the satisfaction of the conditions set forth in Sections 6.02(d) or 6.03(d) or prevent the satisfaction of such conditions.

(ii) Except for (A) capital expenditures identified in Section 4.01(e) of the Constellation Disclosure Letter, (B) capital expenditures made in accordance with Constellation =s capital expenditure plan included in Section 4.01(e) of the Constellation Disclosure Letter, (C) capital expenditures (1) required by Law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), and (D) other capital expenditures in an aggregate amount not to exceed (x) $125,000,000 on or prior to December 31, 2006, and (y) if the Effective Time shall not have occurred on or prior to December 31, 2006, $125,000,000 from and after January 1, 2007, Constellation shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures.

(f) Dispositions. Except as disclosed in Section 4.01(f) of the Constellation Disclosure Letter, Constellation shall not, nor shall it permit any of its subsidiaries to, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties or agree to do so, other than (i) dispositions of obsolete equipment or assets or dispositions of assets being replaced, in each case in the ordinary course of business consistent with past practice, (ii) dispositions by Constellation of its utility assets in accordance with the terms of restructuring and divestiture plans mandated or approved by applicable local or state regulatory agencies, (iii) (A) dispositions having an aggregate value of less than $150,000,000 on or prior to December 31, 2006, and (B) if the Effective Time shall not have occurred on or prior to December 31, 2006, dispositions not counted against the foregoing clause (A) having an aggregate value of less than $150,000,000 from and after January 1, 2007, (iv) grants of Liens in connection with project financings or (v) grants of Liens by BGE in the ordinary course of business consistent with past practice in connection with the issuance of indebtedness permitted by Section 4.01(g).

(g) Indebtedness. Except as disclosed in Section 4.01(g) of the Constellation Disclosure Letter, Constellation shall not, nor shall it permit any of its subsidiaries to, (i) incur or guarantee any indebtedness or enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, “synthetic” leases or conditional sale or other title retention agreements) other than (A) short-term borrowings (including under revolving credit facilities) in an aggregate principal amount not to exceed $300,000,000 outstanding at any time for working capital and cash collateral purposes if incurring such short-term borrowings is not reasonably likely to cause the long-term credit rating of Constellation, whether prior to or after giving effect to the transactions contemplated hereby, as determined by any nationally recognized credit agency, to fall below investment grade (provided that if the Effective Time shall not have occurred on or prior to December 31, 2006, then the aggregate limit set forth in this clause (A) shall automatically be increased from $300,000,000 to $500,000,000), (B) letters of credit obtained in the ordinary course of business consistent with past practice if obtaining such letter of credit is not reasonably likely to cause the long-term credit rating of Constellation, whether prior to or after giving effect to the transactions contemplated hereby, as determined by any nationally recognized credit agency, to fall below investment grade, (C) borrowings made in connection with the refunding of existing indebtedness or refinancing of capital stock (including any pre-funding or exchange) or any financing associated with any regulatory asset created by any Law or Order of a Governmental Authority enacted, adopted or issued after the date of this Agreement, (D) borrowings to finance capital expenditures or acquisitions permitted pursuant to Section 4.01(e), (E) continuation of guarantees existing as of the date of this Agreement, or (F) new guarantees entered into in the ordinary course of business consistent with past practice if providing such guarantee is not reasonably likely to cause the long-term credit rating of Constellation, whether prior to or after giving effect to the transactions contemplated hereby, as determined by any nationally recognized credit agency, to fall below investment grade; or (ii) make any loans or advances to any other person except Constellation or any direct or indirect wholly-owned subsidiary of Constellation, other than loans or advances in an aggregate amount not to exceed $100,000,000.

(h) Marketing of Energy; Trading. Constellation shall operate in compliance with the Constellation Trading Guidelines in all material respects. In the event of any non-compliance, Constellation shall take appropriate action to cure such non-compliance. The Constellation Trading Guidelines may be amended from time to time by Constellation’s corporate risk management committee to reflect Constellation’s business operations, provided that no such amendment may increase the Constellation Approved VaR Limit in effect on the date of this Agreement. If, at any time, Constellation’s VaR exceeds the Constellation Approved VaR Limit,

Constellation shall notify FPL Group of such exceedance and shall take appropriate action to reduce Constellation’s VaR to the Constellation Approved VaR Limit.

(i) Employee Benefits. Except as required by the terms of any collective bargaining agreement or Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement, in each case as in effect on the date of this Agreement, or as required by Law (including the 409A Authorities), or as disclosed in Section 4.01(i) of the Constellation Disclosure Letter, or as otherwise specifically contemplated by this Agreement, Constellation shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt, amend or terminate any Constellation Employee Benefit Plan or Constellation Employee Benefit Agreement (other than any amendment that is immaterial or administrative in nature), or (ii) except for increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or benefits of any director, executive officer or other employee, or pay any benefit not required by any plan or arrangement in effect as of the date of this Agreement; provided, however, that the foregoing clauses (i) and (ii) shall not restrict Constellation or its subsidiaries from (A) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees in similar positions (provided, however, that, any change of control, severance or termination compensation or benefits granted or materially increased pursuant to this clause (A) shall not vest in connection with the transactions contemplated by this Agreement), (B) entering into or amending collective bargaining agreements with existing collective bargaining representatives or newly certified bargaining units regarding mandatory subjects of bargaining under applicable Law, in each of the cases described in this clause (B) in a manner consistent with past practice to the extent permitted by Law or (C) selectively increasing compensation of an employee to competitive levels on a defensive basis in an effort to retain such employee; provided that such employee is not an executive officer and has no involvement in any such compensation decision, it being understood that increases applicable to a broad group of employees are not included within the scope of this clause (C).

(j) Regulatory Status. Except as disclosed in Section 4.01(j) of the Constellation Disclosure Letter, Constellation shall not, nor shall it permit any of its subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Authority in respect of the operations of their businesses, except (i) as required by Law to renew Permits or agreements in the ordinary course of business consistent with past practice or (ii) to effect the consummation of the Merger to the extent such agreements or modifications are not reasonably likely, individually or in the aggregate, to have a material adverse effect on Constellation or to materially delay the satisfaction of the conditions set forth in Sections 6.02(d) or 6.03(d) or prevent the satisfaction of such conditions.

(k) Accounting. Except as disclosed in Section 4.01(k) of the Constellation Disclosure Letter, Constellation shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, or methods of accounting for Tax purposes, materially affecting the reported consolidated assets, liabilities or results of operations of Constellation, except as required by Law or GAAP.

(l) Insurance. Except as disclosed in Section 4.01(l) of the Constellation Disclosure Letter, Constellation shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

(m) Taxes. Except as would not reasonably be expected to have a material adverse effect on Constellation, Constellation shall not, nor shall it permit any of its subsidiaries to (i) settle any claim, action or proceeding relating to Taxes or (ii) make any Tax election (clause (k) and this clause (m) being the sole provisions of this Section 4.01 governing Tax matters).

(n) Merger Sub Actions. Constellation shall not permit Merger Sub to take, or to commit to take, any action except for actions in connection with the Merger and the other transactions contemplated hereby as expressly set forth in this Agreement.

SECTION 4.02. Covenants of FPL Group. From and after the date of this Agreement until the Effective Time, FPL Group covenants and agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in Section 4.02 of the FPL Group Disclosure Letter or to the extent that Constellation shall otherwise previously consent in writing):

(a) Ordinary Course. FPL Group and each of its subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, FPL Group and its subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing Permits, subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with Governmental Authorities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws, Orders and Permits of all Governmental Authorities applicable to them.

(b) Charter Documents. FPL Group shall not amend or propose to amend its, or, other than in a manner that would not materially restrict the operation of their businesses, its subsidiaries’, articles of incorporation or by-laws (or other comparable organizational documents).

(c) Dividends. FPL Group shall not, nor shall it permit any of its subsidiaries to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of FPL Group Capital Stock or share capital, except:

(A) that FPL Group may continue the declaration and payment of regular quarterly cash dividends on FPL Group Common Stock, not to exceed $0.355 per share, with usual record and payment dates for such dividends in accordance with past dividend practice; provided that (1) the per share amount of the regular quarterly cash dividends on FPL Group Common Stock declared during the 2006 calendar year may exceed $0.355 by up to 6%, (2) the per share amount of the regular quarterly cash dividends on FPL Group Common Stock declared during the 2007 calendar year may exceed by up to 6% the per share amount of the final regular quarterly cash dividend declared during 2006 in accordance with clause (1) above, and (3) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend may be declared and paid in respect of FPL Group Common Stock with respect to the quarter in which the Effective Time occurs with a record date in such quarter and on or prior to the date on which the Effective Time occurs, which dividend does not exceed an amount equal to the product of (i) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (ii) the then permitted quarterly dividend per share,

(B) for the declaration and payment of dividends by a direct or indirect wholly-owned subsidiary of FPL Group solely to its parent, or by a direct or indirect partially owned subsidiary of FPL Group (provided that FPL Group or a FPL Group subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

(C) for the declaration and payment of regular cash dividends with respect to preferred stock of FPL Group’s subsidiaries outstanding as of the date of this Agreement and in accordance with their terms as in effect as of the date of this Agreement or permitted to be issued under the terms of this Agreement,

and

(ii) split, combine, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital,

(iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or

(iv) except as disclosed in Section 4.02(c)(iv) of the FPL Group Disclosure Letter, directly or indirectly redeem, repurchase or otherwise acquire any shares of FPL Group Capital Stock, any other voting security or Equity Interest of FPL Group or any of its subsidiaries, any FPL Group Voting Debt, any FPL Group Other Equity-Based Award or any Option with respect to any of the foregoing except:

(A) in connection with intercompany purchases of capital stock or share capital,

(B) for the purpose of funding the FPL Group Stock Plans or dividend reinvestment and stock purchase plans,

(C) upon forfeiture of shares of FPL Group Restricted Stock and FPL Group Unvested ESOP Stock for no consideration,

(D) mandatory repurchases or redemptions of preferred stock of FPL Group’s subsidiaries in accordance with the terms thereof, or

(E) in connection with the refinancing of capital stock at a lower cost of funds.

(d) Share Issuances. Except as disclosed in Section 4.02(d) of the FPL Group Disclosure Letter, FPL Group shall not, nor shall it permit any of its subsidiaries to (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of FPL Group Capital Stock, any other voting security or Equity Interest of FPL Group or any of its subsidiaries, any FPL Group Voting Debt, or any FPL Group Other Equity-Based Awards or any Option with respect to any of the foregoing (other than (A) the issuance of FPL Group Common Stock upon the exercise of FPL Group Employee Stock Options and Gexa Warrants in accordance with their terms, (B) the issuance of FPL Group Common Stock in respect of the vesting or exercise of FPL Group Other Equity-Based Awards granted under the FPL Group Stock Plans, the terms of which contemplate such issuance of FPL Group Common Stock, in accordance with their terms, (C) the grant of FPL Group Employee Stock Options, FPL Group Restricted Stock and FPL Group Other Equity-Based Awards pursuant to the FPL Group Stock Plans in accordance with their terms, providing for the issuance of  up to 5,500,000 additional shares, in aggregate, of FPL Group Common Stock or equivalents thereof (provided, however, that any FPL Group Employee Stock Options, FPL Group Restricted Stock and FPL Group Other Equity-Based Awards granted after the date of this Agreement shall be granted on terms pursuant to which such FPL Group Employee Stock Options, FPL Group Restricted Stock and FPL Group Other Equity-Based Awards (1) shall not vest on the FPL Group Shareholder Approval or otherwise in connection with the occurrence of the transactions contemplated hereby, (2) shall not be cashed out or terminated in connection with the occurrence of the transactions contemplated hereby, (3) shall not entitle the holders thereof to any future grants of stock options or other awards (including any “replacement option” grants), whether in connection with the occurrence of the transactions contemplated hereby or otherwise, and (4) shall, at the Effective Time, be converted into options or other equity-based awards to acquire or in respect of, as applicable, Constellation Common Stock in the manner contemplated by Section 5.06), (D) the issuance of FPL Group Preferred Stock in respect of FPL Group Rights, (E) the pro rata issuance by a subsidiary of its capital stock to its shareholders, (F) the issuance of FPL Group Common Stock in accordance with the terms of the FPL Group Equity Units and (G) the issuance of FPL Group Common Stock pursuant to (1) the FPL Group DRIP and (2) the FPL Group Thrift Plans in the ordinary course of business consistent with past practice or (ii) modify or amend any right of any holder of outstanding shares of FPL Group Capital Stock, any other voting security or Equity Interest of FPL Group or any of its subsidiaries, any FPL Group Voting Debt, any FPL Group Other Equity-Based Awards or any Option with respect to any of the foregoing, in each case other than to give effect to Section 5.06.

(e) Acquisitions; Capital Expenditures. (i) Except for acquisitions identified in Section 4.02(e) of the FPL Group Disclosure Letter, FPL Group shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets, if (A) the amount to be expended pursuant thereto exceeds $250,000,000 in any one transaction (or series of related transactions) or $400,000,000 in the aggregate for all such acquisitions (provided that if the Effective Time shall not have occurred on or prior to December 31, 2006, then the aggregate limit set forth in this clause (A) shall automatically be increased from $400,000,000 to $650,000,000) or (B) any such acquisition is reasonably likely, alone or together with any other condition or event, to materially delay the satisfaction of the conditions set forth in Sections 6.02(d) or 6.03(d) or prevent the satisfaction of such conditions.

(ii) Except for (A) capital expenditures identified in Section 4.02(e) of the FPL Group Disclosure Letter, (B) capital expenditures made in accordance with FPL Group=s capital expenditure plan included in Section 4.02(e) of the FPL Group Disclosure Letter, (C) capital expenditures (1) required by Law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), and (D) other capital expenditures in an aggregate amount not to exceed (x) $125,000,000 on or prior to December 31, 2006, and (y) if the Effective Time shall not have occurred on or prior to December 31, 2006, $125,000,000 from and after January 1, 2007, FPL Group shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures.

(f) Dispositions. Except as disclosed in Section 4.02(f) of the FPL Group Disclosure Letter, FPL Group shall not, nor shall it permit any of its subsidiaries to, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties or agree to do so, other than (i) dispositions of obsolete equipment or assets or dispositions of assets being replaced, in each case in the ordinary course of business consistent with past practice, (ii) dispositions by FPL Group of its utility assets in accordance with the terms of restructuring and divestiture plans mandated or approved by applicable local or state regulatory agencies, (iii) (A) dispositions having an aggregate value of less than $150,000,000 on or prior to December 31, 2006, and (B) if the Effective Time shall not have occurred on or prior to December 31, 2006, dispositions not counted against the foregoing clause (A) having an aggregate value of less than $150,000,000 from and after January 1, 2007, (iv) grants of Liens in connection with project financings or (v) grants of Liens by FPL in the ordinary course of business consistent with past practice in connection with the issuance of indebtedness permitted by Section 4.02(g).

(g) Indebtedness. Except as disclosed in Section 4.02(g) of the FPL Group Disclosure Letter, FPL Group shall not, nor shall it permit any of its subsidiaries to, (i) incur or guarantee any indebtedness or enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, “synthetic” leases or conditional sale or other title retention agreements) other than (A) short-term borrowings (including under revolving credit facilities) incurred in the ordinary course of business consistent with past practice if incurring such short-term borrowings is not reasonably likely to cause the long-term credit rating of FPL Group, whether prior to or after giving effect to the transactions contemplated hereby, as determined by any nationally recognized credit agency, to fall below investment grade, (B) letters of credit obtained in the ordinary course of business consistent with past practice if obtaining such letter of credit is not reasonably likely to cause the long-term credit rating of FPL Group, whether prior to or after giving effect to the transactions contemplated hereby, as determined by any nationally recognized credit agency, to fall below investment grade, (C) borrowings made in connection with the refunding of existing indebtedness or refinancing of capital stock (including any pre-funding or exchange) or any financing associated with any regulatory asset created by any Law or Order of a Governmental Authority enacted, adopted or issued after the date of this Agreement, (D) borrowings to finance capital expenditures or acquisitions permitted pursuant to Section 4.02(e), (E) continuation of guarantees existing as of the date of this Agreement or (F) new guarantees entered into in the ordinary course of business consistent with past practice if providing such guarantee is not reasonably likely to cause the long-term credit rating of FPL Group, whether prior to or after giving effect to the transactions contemplated hereby, as determined by any nationally recognized credit agency, to fall below investment grade or (ii) make any loans or advances to any other person except FPL Group or any direct or indirect wholly-owned subsidiary of FPL Group, other than loans or advances in an aggregate amount not to exceed $100,000,000.

(h) Marketing of Energy; Trading. FPL Group shall operate in compliance with the FPL Group Trading Guidelines in all material respects. In the event of any non-compliance, FPL Group shall take appropriate action to cure such non-compliance. The FPL Group Trading Guidelines may be amended from time to time by FPL Group’s corporate risk management committee to reflect FPL Group’s business operations, provided that no such amendment may increase the FPL Group Approved VaR Limit in effect on the date of this Agreement. If, at any time, FPL Group’s VaR exceeds the FPL Group Approved VaR Limit, FPL Group shall notify Constellation of such exceedance and shall take appropriate action to reduce FPL Group’s VaR to the FPL Group Approved VaR Limit.

(i) Employee Benefits. Except as required by the terms of any collective bargaining agreement or FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement, in each case as in effect on the date of this Agreement, or as required by Law (including the 409A Authorities), or as disclosed in Section 4.02(i) of the FPL Group Disclosure Letter, or as otherwise specifically contemplated by this Agreement, FPL Group shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt, amend or terminate any FPL Group Employee Benefit Plan or FPL Group Employee Benefit Agreement (other than any amendment that is immaterial or administrative in nature), or (ii) except for increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or benefits of any director, executive officer or other employee, or pay any benefit not required by any plan or arrangement in effect as of the date of this Agreement; provided, however, that the foregoing clauses (i) and (ii) shall not restrict FPL Group or its subsidiaries from (A) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees in similar positions (provided, however, that, any change of control, severance or termination compensation or benefits granted or materially increased pursuant to this clause (A) shall not vest in connection with the transactions contemplated by this Agreement), (B) entering into or amending collective bargaining agreements with existing collective bargaining representatives or newly certified bargaining units regarding mandatory subjects of bargaining under applicable Law, in each of the cases described in this clause (B), in a manner consistent with past practice to the extent permitted by Law or (C) selectively increasing compensation of an employee to competitive levels on a defensive basis in an effort to retain such employee; provided that such employee is not an executive officer and has no involvement in any such compensation decision, it being understood that increases applicable to a broad group of employees are not included within the scope of this clause (C).

(j) Regulatory Status. Except as disclosed in Section 4.02(j) of the FPL Group Disclosure Letter, FPL Group shall not, nor shall it permit any of its subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Authority in respect of the operations of their businesses, except (i) as required by Law to renew Permits or agreements in the ordinary course of business consistent with past practice or (ii) to effect the consummation of the Merger to the extent such agreements or modifications are not reasonably likely, individually or in the aggregate, to have a material adverse effect on FPL Group or to materially delay the satisfaction of the conditions set forth in Sections 6.02(d) or 6.03(d) or prevent the satisfaction of such conditions.

(k) Accounting. Except as disclosed in Section 4.02(k) of the FPL Group Disclosure Letter, FPL Group shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, or methods of accounting for Tax purposes, materially affecting the reported consolidated assets, liabilities or results of operations of FPL Group, except as required by Law or GAAP.

(l) Insurance. Except as disclosed in Section 4.02(l) of the FPL Group Disclosure Letter, FPL Group shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

(m) Taxes. Except as would not reasonably be expected to have a material adverse effect on FPL Group, FPL Group shall not, nor shall it permit any of its subsidiaries to (i) settle any claim, action or proceeding relating to Taxes or (ii) make any Tax election (clause (k) and this clause (m) being the sole provisions of this Section 4.02 governing Tax matters).

SECTION 4.03. No Solicitation by Constellation. (a) Constellation, its subsidiaries, including Merger Sub, and their respective representatives immediately shall cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with respect to any Constellation Takeover Proposal. Constellation shall not, nor shall it authorize or permit any of its subsidiaries to, nor shall it authorize or permit any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of Constellation or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Constellation Takeover Proposal or (ii) enter into, continue or otherwise participate in any negotiations or substantive discussions regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Constellation Takeover Proposal; provided, however, that if, at any time prior to receipt of the Constellation Stockholder Approval (the “Constellation Applicable Period”), the Board of Directors of Constellation determines in good faith, after consultation with its legal and financial advisors, that (x) a Constellation Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of this Section 4.03(a) is, or is reasonably likely to result in, a Constellation Superior Proposal, and (y) that the failure to take any of the actions described in clauses (A) or (B) below with respect to any such Constellation Takeover Proposal would be reasonably likely to result in a breach of the fiduciary obligations of the Board of Directors of Constellation to the stockholders of Constellation under applicable Law, then Constellation shall promptly (but in any event within 24 hours following the time of such determination and prior to taking the actions set forth in clauses (A) and (B) below) provide to FPL Group written notice that shall (i) state expressly that (1) it has received a Constellation Takeover Proposal and (2) Constellation’s Board of Directors has made the determination set forth in clauses (x) and (y) above with respect to such Constellation Takeover Proposal and (ii) also contain such additional information as required by Section 4.03(c), if not already provided pursuant to such section (such notice, the “Constellation Information Notice”) and subject to its continuing compliance with Section 4.03(c), Constellation may (A) furnish information with respect to Constellation and its subsidiaries to the person making such Constellation Takeover Proposal (and its representatives) pursuant to a customary confidentiality and standstill agreement containing terms no less favorable to Constellation than those set forth in the Confidentiality Agreement (the “Confidentiality Agreement”) dated September 6, 2005, between Constellation and FPL Group (provided that such confidentiality agreement shall not in any way restrict Constellation from complying with its disclosure obligations under this Agreement, including with respect to such proposal; provided further, that to the extent permitted by Law Constellation will provide to FPL Group copies of all written confidential information regarding the businesses of Constellation and its subsidiaries provided by Constellation to the person making such Constellation Takeover Proposal promptly following delivery thereof to such person unless such information has previously been provided to FPL Group, in which case Constellation shall only be obligated to promptly provide to FPL Group a list of such information provided by Constellation to such person) and (B) participate in discussions or negotiations regarding such Constellation Takeover Proposal.

For purposes of this Agreement, “Constellation Takeover Proposal” means any bona fide inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business or businesses that constitutes 10% or more of the net revenues, net income or the assets (including equity securities) of Constellation and its subsidiaries, taken as a whole (a “Constellation Material Business”), (ii) any direct or indirect acquisition or purchase of 10% or more of any class of voting securities of Constellation or any subsidiary of Constellation owning, operating or controlling a Constellation Material Business (a “Constellation Material Business Subsidiary”), (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of voting securities of Constellation or any Constellation Material Business Subsidiary or (iv) any merger (including any triangular merger), consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Constellation or any Constellation Material Business Subsidiary as a result of which a third party or the stockholders of a third party would acquire 10% or more of the voting securities of Constellation or such Constellation Material Business Subsidiary, in each case other than the transactions, including divestitures, contemplated by this Agreement or transactions solely among wholly owned subsidiaries of Constellation.

(b) Except as contemplated by this Section 4.03, neither the Board of Directors of Constellation nor any committee thereof shall (i) (A) recommend the approval or adoption of any Constellation Takeover Proposal, (B) withdraw or modify, in a manner adverse to FPL Group, the recommendation by such Board of Directors or such committee of the Constellation Charter Amendment, the Share Issuance or any other transaction contemplated hereby, (C) recommend that the stockholders of Constellation reject the Constellation Charter Amendment or the Share Issuance or (D) resolve, agree or propose publicly to take any of the actions set forth in clauses (A) through (C) above (each such action set forth in this Section 4.03(b)(i) being referred to herein as a “Constellation Adverse Recommendation Change”), (ii) approve or adopt, or resolve, agree or propose publicly to approve or adopt, any Constellation Takeover Proposal, (iii) withdraw or modify, or resolve, agree or propose publicly to withdraw or modify, in a manner adverse to FPL Group, the approval or adoption by such Board of Directors or such committee of this Agreement, the Constellation Charter Amendment, the Share Issuance, the Merger or any other transactions contemplated hereby, (iv) determine that the Constellation Charter Amendment or the Share Issuance is no longer advisable to the extent such determination is necessary in order to validly submit the Charter Amendment or the Share Issuance to Constellation stockholders at the Constellation Stockholders Meeting or (v) cause or permit Constellation to enter into any letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or any other agreement (each, a “Constellation Acquisition Agreement”) related to any Constellation Takeover Proposal (other than a confidentiality and standstill agreement referred to in, and in accordance with, Section 4.03(a)), or resolve, agree or propose publicly to take any such actions. Notwithstanding the foregoing, during the Constellation Applicable Period, the Board of Directors of Constellation may make a Constellation Adverse Recommendation Change, if (x) it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the fiduciary obligations of the Board of Directors of Constellation to the stockholders of Constellation under applicable Law and (y) the Board of Directors of Constellation has provided to FPL Group seven business days prior written notice of its intent to effect a Constellation Adverse Recommendation Change (which notice shall include the reasonable details regarding the cause for, and nature of, the Constellation Adverse Recommendation Change) and, if requested by FPL Group, negotiated in good faith with FPL Group during such seven business day period regarding revisions to this Agreement that would avoid such Constellation Adverse Recommendation Change; provided that, if there are less than seven business days remaining in the Constellation Applicable Period, references to “seven business days” in this clause (y) shall be deemed to be the number of business days, if any, remaining in the Constellation Applicable Period.

Notwithstanding any Constellation Adverse Recommendation Change, Constellation shall nevertheless submit the Constellation Charter Amendment and the Share Issuance to the stockholders of Constellation for the purpose of obtaining the Constellation Stockholder Approval at the Constellation Stockholders Meeting and nothing contained herein shall be deemed to relieve Constellation of such obligation, unless this Agreement shall have been terminated in accordance with its terms prior to the Constellation Stockholders Meeting.

For purposes of this Agreement, a “Constellation Superior Proposal” means any written Constellation Takeover Proposal that the Board of Directors of

Constellation determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Constellation’s stockholders than the Merger and the other transactions contemplated by this Agreement after taking into account, among other things:

(i) all financial considerations and financial aspects of such Constellation Takeover Proposal and the Merger and other transactions contemplated hereby,

(ii) all strategic considerations, including whether such Constellation Takeover Proposal is more favorable from a long-term strategic standpoint,

(iii) all legal and regulatory considerations of such Constellation Takeover Proposal and the Merger and other transactions contemplated hereby,

(iv) the identity of the third party making such Constellation Takeover Proposal,

(v) the conditions and likelihood of completion of such Constellation Takeover Proposal as compared to the Merger and other transactions contemplated hereby (taking into account any necessary regulatory approvals),

(vi) whether such Constellation Takeover Proposal is likely to impose material obligations on Constellation (or the post-closing entity in which Constellation stockholders will hold securities) in connection with obtaining necessary regulatory approvals,

(vii) whether such Constellation Takeover Proposal is subject to a financing condition and the likelihood of such Constellation Takeover Proposal being financed, and

(viii) the payment of any Constellation Termination Fee, if relevant,

provided that in the definition of “Constellation Takeover Proposal” in Section 4.03(a) (x) all of the references to “10%” shall be deemed to be references to “50%,” (y) the reference to “or any subsidiary of Constellation owning, operating or controlling a Constellation Material Business” shall be deemed to be deleted and (z) all of the references to “Constellation Material Business Subsidiary” shall be deemed to be deleted.

(c) In addition to the obligations of Constellation set forth in paragraphs (a) and (b) of this Section 4.03, to the extent permitted by Law Constellation shall provide prompt written notice to FPL Group of (i) any request for information by any person who has made or who the Board of Directors or any senior executive officer of Constellation in good faith believes is reasonably likely to make a Constellation Takeover Proposal or (ii) any Constellation Takeover Proposal, in either case within

24 hours of such request for information or the receipt of such Constellation Takeover Proposal, which notice shall specify the principal terms and conditions of such request or Constellation Takeover Proposal and the identity of the person making such request or Constellation Takeover Proposal, and Constellation shall keep FPL Group promptly informed of the status and details (including amendments or proposed amendments, other than as to non-substantive or immaterial matters) of any such request or Constellation Takeover Proposal.

(d) Nothing contained in this Section 4.03 shall prohibit or restrict Constellation from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Constellation’s stockholders if, in the good faith judgment of the Board of Directors of Constellation, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law or (ii) taking actions permitted by Section 4.01(f).

SECTION 4.04. No Solicitation by FPL Group. (a) FPL Group, its subsidiaries and their respective representatives immediately shall cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with respect to any FPL Group Takeover Proposal. FPL Group shall not, nor shall it authorize or permit any of its subsidiaries to, nor shall it authorize or permit any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of FPL Group or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a FPL Group Takeover Proposal or (ii) enter into, continue or otherwise participate in any negotiations or substantive discussions regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any FPL Group Takeover Proposal; provided, however, that if, at any time prior to receipt of the FPL Group Shareholder Approval (the “FPL Group Applicable Period”), the Board of Directors of FPL Group determines in good faith, after consultation with its legal and financial advisors, that (x) a FPL Group Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of this Section 4.04(a) is, or is reasonably likely to result in, a FPL Group Superior Proposal, and (y) that the failure to take any of the actions described in clauses (A) or (B) below with respect to any such FPL Group Takeover Proposal would be reasonably likely to result in a breach of the fiduciary obligations of the Board of Directors of FPL Group to the shareholders of FPL Group under applicable Law, then FPL Group shall promptly (but in any event within 24 hours following the time of such determination and prior to taking the actions set forth in clauses (A) and (B) below) provide to Constellation written notice that shall (i) state expressly that (1) it has received a FPL Group Takeover Proposal and (2) FPL Group’s Board of Directors has made the determination set forth in clauses (x) and (y) above with respect to such FPL Group Takeover Proposal and (ii) also contain such additional information as required by Section 4.04(c), if not already provided pursuant to such section (such notice, the “FPL Group Information Notice”) and subject to its continuing compliance with Section 4.04(c), FPL Group may (A) furnish information with respect to FPL Group and its subsidiaries to the person making such FPL Group Takeover Proposal (and its representatives) pursuant to a customary confidentiality and standstill agreement containing terms no less favorable to FPL Group than those set forth in the Confidentiality Agreement (provided that such confidentiality agreement shall not in any way restrict FPL Group from complying with its disclosure obligations under this Agreement, including with respect to such proposal; provided further, that to the extent permitted by Law FPL Group will provide to Constellation copies of all written confidential information regarding the businesses of FPL Group and its subsidiaries provided by FPL Group to the person making such FPL Group Takeover Proposal promptly following delivery thereof to such person unless such information has previously been provided to Constellation, in which case FPL Group shall only be obligated to promptly provide to Constellation a list of such information provided by FPL Group to such person) and (B) participate in discussions or negotiations regarding such FPL Group Takeover Proposal.

For purposes of this Agreement, “FPL Group Takeover Proposal” means any bona fide inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business or businesses that constitutes 10% or more of the net revenues, net income or the assets (including equity securities) of FPL Group and its subsidiaries, taken as a whole (a “FPL Group Material Business”), (ii) any direct or indirect acquisition or purchase of 10% or more of any class of voting securities of FPL Group or any subsidiary of FPL Group owning, operating or controlling a FPL Group Material Business (a “FPL Group Material Business Subsidiary”), (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of voting securities of FPL Group or any FPL Group Material Business Subsidiary or (iv) any merger (including any triangular merger), consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FPL Group or any FPL Group Material Business Subsidiary as a result of which a third party or the stockholders of a third party would acquire 10% or more of the voting securities of FPL Group or such FPL Group Material Business Subsidiary, in each case other than the transactions, including divestitures, contemplated by this Agreement or transactions solely among wholly owned subsidiaries of FPL Group.

(b) Except as contemplated by this Section 4.04, neither the Board of Directors of FPL Group nor any committee thereof shall (i) (A) recommend the approval or adoption of any FPL Group Takeover Proposal, (B) withdraw or modify, in a manner adverse to Constellation, the recommendation by such Board of Directors or such committee of this Agreement, the Merger or any other transaction contemplated hereby, (C) recommend that the shareholders of FPL Group reject this Agreement or (D) resolve, agree or propose publicly to take any of the actions set forth in clauses (A) through (C) above (each such action set forth in this Section 4.04(b)(i) being referred to herein as a “FPL Group Adverse Recommendation Change”), (ii) approve or adopt, or resolve, agree or propose publicly to approve or adopt, any FPL Group Takeover Proposal, (iii) withdraw or modify, or resolve, agree or propose publicly to withdraw or modify, in a manner adverse to Constellation, the approval or adoption by such Board of Directors or such committee of this Agreement, the Merger or any other transactions contemplated hereby, (iv) determine that this Agreement or the Merger is no longer advisable to the extent such determination is necessary in order to validly submit the Agreement to FPL Group shareholders at the FPL Group Shareholders Meeting or (v) cause or permit FPL Group to enter into any letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or any other agreement (each, a “FPL Group Acquisition Agreement”) related to any FPL Group Takeover Proposal (other than a confidentiality and standstill agreement referred to in, and in accordance with, Section 4.04(a)), or resolve, agree or propose publicly to take any such actions. Notwithstanding the foregoing, during the FPL Group Applicable Period, the Board of Directors of FPL Group may make a FPL Group Adverse Recommendation Change, if (x) it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the fiduciary obligations of the Board of Directors of FPL Group to the shareholders of FPL Group under applicable Law, and (y) the Board of Directors of FPL Group has provided to Constellation seven business days prior written notice of its intent to effect a FPL Group Adverse Recommendation Change (which notice shall include the reasonable details regarding the cause for, and nature of, the FPL Group Adverse Recommendation Change) and, if requested by Constellation, negotiated in good faith with Constellation during such seven business day period regarding revisions to this Agreement that would avoid such FPL Group Adverse Recommendation Change; provided that, if there are less than seven business days remaining in the FPL Group Applicable Period, references to “seven business days” in this clause (y) shall be deemed to be the number of business days, if any, remaining in the FPL Group Applicable Period.

Notwithstanding any FPL Group Adverse Recommendation Change, FPL Group shall nevertheless submit this Agreement to the shareholders of FPL Group for the purpose of obtaining the FPL Group Shareholder Approval at the FPL Group Shareholders Meeting and nothing contained herein shall be deemed to relieve FPL Group of such obligation, unless this Agreement shall have been terminated in accordance with its terms prior to the FPL Group Shareholders Meeting.

For purposes of this Agreement, a “FPL Group Superior Proposal” means any written FPL Group Takeover Proposal that the Board of Directors of FPL Group determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to FPL Group’s shareholders than the Merger and the other transactions contemplated by this Agreement after taking into account, among other things:

(i) all financial considerations and financial aspects of such FPL Group Takeover Proposal and the Merger and other transactions contemplated hereby,

(ii) all strategic considerations, including whether such FPL Group Takeover Proposal is more favorable from a long-term strategic standpoint,

(iii) all legal and regulatory considerations of such FPL Group Takeover Proposal and the Merger and other transactions contemplated hereby,

(iv) the identity of the third party making such FPL Group Takeover Proposal,

(v) the conditions and likelihood of completion of such FPL Group Takeover Proposal as compared to the Merger and other transactions contemplated hereby (taking into account any necessary regulatory approvals),

(vi) whether such FPL Group Takeover Proposal is likely to impose material obligations on FPL Group (or the post-closing entity in which FPL Group shareholders will hold securities) in connection with obtaining necessary regulatory approvals,

(vii) whether such FPL Group Takeover Proposal is subject to a financing condition and the likelihood of such FPL Group Takeover Proposal being financed, and

(viii) the payment of any FPL Group Termination Fee, if relevant,

provided that in the definition of “FPL Group Takeover Proposal” in Section 4.04(a) (x) all references to “10%” shall be deemed to be references to “50%”, (y) the reference to “or any subsidiary of FPL Group owning, operating or controlling a FPL Group Material Business” shall be deemed to be deleted and (z) all the references to “FPL Group Material Business Subsidiary” shall be deemed to be deleted.

(c) In addition to the obligations of FPL Group set forth in paragraphs (a) and (b) of this Section 4.04, to the extent permitted by Law FPL Group shall provide prompt written notice to Constellation of (i) any request for information by any person who has made or who the Board of Directors or any senior executive officer of FPL Group in good faith believes is reasonably likely to make a FPL Group Takeover Proposal or (ii) any FPL Group Takeover Proposal, in either case within 24 hours of such request for information or the receipt of such FPL Group Takeover Proposal, which notice shall specify the principal terms and conditions of such request or FPL Group Takeover Proposal and the identity of the person making such request or FPL Group Takeover Proposal and FPL Group shall keep Constellation promptly informed of the status and details (including amendments or proposed amendments, other than as to non-substantive or immaterial matters) of any such request or FPL Group Takeover Proposal.

(d) Nothing contained in this Section 4.04 shall prohibit or restrict FPL Group from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to FPL Group’s shareholders if, in the good faith judgment of the Board of Directors of FPL Group, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law or (ii) taking actions permitted by Section 4.02(f).

SECTION 4.05. Other Actions. Constellation, Merger Sub and FPL Group shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, cause or result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VI not being satisfied. Each of Constellation and FPL Group shall give the other prompt written notice of any (x) representation or warranty of such person that becomes inaccurate to the extent such inaccuracy, either alone or together with other inaccuracies, would reasonably be expected to result in a failure of the conditions set forth in Section 6.02(a) or 6.03(a), as applicable, or (y) material breach by such person of any covenant.

SECTION 4.06. Coordination of Dividends. From the date of this Agreement until the Effective Time, Constellation and FPL Group shall coordinate with the other regarding the declaration and payment of dividends in respect of shares of Constellation Common Stock and FPL Group Common Stock and the record dates and payment dates relating thereto, it being the intention of Constellation and FPL Group that no holder of Constellation Common Stock or FPL Group Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Constellation Common Stock or FPL Group Common Stock, as the case may be, and/or any shares of Constellation Common Stock any such holder receives in exchange therefor pursuant to the Merger.

ARTICLE V

Additional Agreements

SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders/Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, FPL Group and Constellation shall prepare and file with the SEC the Joint Proxy Statement and Constellation shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included. Each of FPL Group and Constellation shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. FPL Group will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its shareholders, and Constellation will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Constellation shall also take any action required to be taken under any applicable state or provincial securities Laws in connection with the issuance of Constellation Common Stock in the Merger and each party shall furnish all information concerning itself and its shareholders and stockholders, respectively, as may be reasonably requested in connection with any such action. Constellation will advise FPL Group, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Constellation Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If prior to the Effective Time any event occurs with respect to FPL Group, Constellation or any subsidiary of FPL Group or Constellation, respectively, or any change occurs with respect to information supplied by or on behalf of FPL Group or Constellation, respectively, for inclusion in the Joint Proxy Statement or the Form S-4 that, in each case, is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, FPL Group or Constellation, as applicable, shall promptly notify the other of such event, and FPL Group or Constellation, as applicable, shall cooperate with each other in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to FPL Group’s shareholders and to Constellation’s stockholders.

(b) FPL Group shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the “FPL Group Shareholders Meeting”) for the purpose of obtaining the FPL Group Shareholder Approval. Without limiting the generality of the foregoing, FPL Group agrees that (i) its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to FPL Group of any FPL Group Takeover Proposal or (B) any FPL Group Adverse Recommendation Change, and (ii) no FPL Group Takeover Proposal shall be presented to FPL Group’s shareholders for approval at the FPL Group Shareholders Meeting.

(c) Constellation shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Constellation Stockholders Meeting”) for the purpose of obtaining the Constellation Stockholder Approval. Without limiting the generality of the foregoing, Constellation agrees that (i) its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Constellation of any Constellation Takeover Proposal or (B) any Constellation Adverse Recommendation Change, and (ii) no Constellation Takeover Proposal shall be presented to Constellation’s stockholders for approval at the Constellation Stockholders Meeting.

(d) FPL Group and Constellation will use their reasonable best efforts to hold the Constellation Stockholders Meeting and the FPL Group Shareholders Meeting on the same date and as soon as practicable after the date of this Agreement.

SECTION 5.02. Letters of FPL Group’s Accountants. FPL Group shall use its reasonable best efforts to cause to be delivered to Constellation two letters from

FPL Group’s independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Constellation, in form and substance reasonably satisfactory to Constellation and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

SECTION 5.03. Letters of Constellation’s Accountants. Constellation shall use its reasonable best efforts to cause to be delivered to FPL Group two letters from Constellation’s independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to FPL Group, in form and substance reasonably satisfactory to FPL Group and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

SECTION 5.04. Access to Information; Confidentiality; Effect of Review. (a) Access. Subject to the Confidentiality Agreement, to the extent permitted by applicable Law each of FPL Group and Constellation shall, and shall cause each of its respective subsidiaries to, afford to the other party, and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, pursuant to integration policies to be adopted by the integration leaders designated by each of Constellation and FPL Group, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, to the extent permitted by applicable Law, each of FPL Group and Constellation shall, and shall cause each of its respective subsidiaries to, (i) confer on a regular and reasonable basis with one or more representatives of the other party to discuss material operational and regulatory matters and the general status of its ongoing operations for purposes related to the completion of the transactions contemplated by this Agreement (including, without limitation, a party’s assessment of the proper accounting for such transactions, any public disclosures that a party is required to make regarding such transactions and reasonable access to management and systems needed for integration planning) or the fulfillment of its obligations under this Agreement, (ii) advise the other party of any change or event that has had or would reasonably be expected to have a material adverse effect on such party and (iii) furnish promptly all other information concerning its business, properties and personnel, in each case as such other party may reasonably request in connection with activities relating to the completion of the transactions contemplated by this Agreement or the fulfillment of its obligations under this Agreement; provided, however, that (A) no actions shall be taken pursuant to this Section 5.04(a) that (x) would result in a waiver of the attorney/client privilege or (y) could reasonably be expected to result in violation of applicable Law, including antitrust Laws, and (B) each of the parties shall, without being deemed to have violated this Section 5.04, be permitted to continue to limit the other party’s access to its wholesale competitive supply business, retail competitive supply business and wind business to aggregated information per business line that takes due account of competitive considerations. Subject to the Confidentiality Agreement, to the extent permitted by applicable Law, each of FPL Group and Constellation, so long as consistent with its confidentiality obligations under its applicable agreements, shall use its reasonable best efforts to cause each FPL Group Joint Venture and each Constellation Joint Venture, respectively, to afford access and take such other actions as would be required under the previous sentence as if it was a subsidiary of FPL Group or Constellation, as the case may be. Notwithstanding the foregoing, if a party requests access to proprietary information of the other party, the disclosure of which could reasonably be expected to materially impair the competitive position or operations of the other party if the Closing were not to occur (giving effect to the requesting party’s obligations under the Confidentiality Agreement), such information shall only be disclosed to the extent reasonably agreed upon by the chief financial officers (or their designees) of FPL Group and Constellation. Section 5.04(a) of each of the Constellation Disclosure Letter and the FPL Group Disclosure Letter sets forth additional procedures regarding access to information. All information exchanged pursuant to this Section 5.04(a) shall be subject to the Confidentiality Agreement.

(b) Effect of Review. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

SECTION 5.05. Regulatory Matters; Reasonable Best Efforts.  (a) Regulatory Approvals. Each party hereto shall cooperate and promptly prepare and file all necessary documentation, applications, notices, petitions and filings, and shall use reasonable best efforts to obtain all necessary approvals and authorizations of all Governmental Authorities, necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including the FPL Group Required Statutory Approvals and the Constellation Required Statutory Approvals; provided, however, that FPL Group shall have primary responsibility for the preparation and filing of any related applications, filings or other materials with the FPSC and, provided further, that Constellation shall have primary responsibility for the preparation and filing of any related applications, filings or other materials with the MPSC. FPL Group shall have the right to review and approve in advance all characterizations of the information relating to FPL Group, on the one hand, and Constellation shall have the right to review and approve in advance all characterizations of the information relating to Constellation, on the other hand, in either case, that appear in any application, notice, petition or filing made in connection with the Merger or the other transactions contemplated by this Agreement. FPL Group and Constellation agree that they will consult and cooperate with each other with respect to the obtaining of all such necessary approvals and authorizations of Governmental Authorities.

(b) Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (ii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

Notwithstanding the foregoing, as used in this Section 5.05, “reasonable best efforts” shall not include nor require any party to (i) sell, or agree to sell, hold or agree to hold separate, or otherwise dispose or agree to dispose of any asset, in each case if such sale, separation or disposition or agreement with respect thereto would, individually or in the aggregate, reasonably be expected to have a material adverse effect on such party or on Constellation and its prospective subsidiaries, taken as a whole, or (ii) conduct or agree to conduct its business in any particular manner if such conduct or agreement with respect thereto would individually or in the aggregate, reasonably be expected to have a material adverse effect on such party or on Constellation and its prospective subsidiaries, taken as a whole.

(c) State Anti-Takeover Statutes. Without limiting the generality of Section 5.05(b), FPL Group and Constellation shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

SECTION 5.06. FPL Group Employee Stock Options, FPL Group Restricted Stock, FPL Group Other Equity-Based Awards, and FPL Group Stock Plans. (a) Prior to the Effective Time, the Board of Directors of FPL Group (or, if appropriate, any committee administering the FPL Group Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) adjust the terms of all outstanding FPL Group Employee Stock Options granted under the FPL Group Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each FPL Group Employee Stock Option outstanding immediately prior to the Effective Time shall be converted automatically, subject to the prior effectiveness of the Stock Split, into an option to acquire, on the same terms and conditions as were applicable under such FPL Group Employee Stock Option, including vesting, a number of shares of Constellation Common Stock equal to the number of shares of FPL Group Common Stock subject to such FPL Group Employee Stock Option immediately before the Effective Time at an exercise price per share equal to the exercise price per share of such FPL Group Employee Stock Option immediately before the Effective Time (each, as so adjusted, a “FPL Group Adjusted Option”);

(ii) provide that each share of FPL Group Restricted Stock shall be converted, subject to the prior effectiveness of the Stock Split, into one share of Constellation Restricted Stock (each such share, as so adjusted, the “FPL Group Adjusted Restricted Stock”), on the same terms and conditions as were applicable to such share of FPL Group Restricted Stock, including vesting;

(iii) adjust the terms of all outstanding FPL Group Other Equity-Based Awards, whether vested or unvested, as necessary to provide that each such FPL Group Other Equity-Based Award outstanding immediately prior to the Effective Time shall be amended and converted, subject to the prior effectiveness of the Stock Split, into an equity or equity-based award in respect of a number of shares of Constellation Common Stock (each, a “FPL Group Adjusted Other Equity-Based Award”) equal to the number of shares of FPL Group Common Stock subject to such FPL Group Other Equity-Based Award immediately before the Effective Time, on the same terms and conditions as were applicable to such FPL Group Other Equity-Based Award, including vesting, and, if such FPL Group Other Equity-Based Award is subject to an exercise or subscription price, the exercise or subscription price per share of such FPL Group Adjusted Other Equity-Based Award shall be equal to the exercise or subscription price per share of such FPL Group Other Equity-Based Award immediately before the Effective Time (rounded up to the nearest whole cent);

(iv) use reasonable best efforts to ensure (A) that the conversion pursuant to Section 2.01(b) of any FPL Group Common Stock held by any director or officer of FPL Group who is subject to Section 16(a) of the Exchange Act, (B) the conversion pursuant to this Section 5.06(a) of any FPL Group Employee Stock Options held by any such director or officer of FPL Group into FPL Group Adjusted Options and (C) the conversion pursuant to this Section 5.06(a) of any FPL Group Restricted Stock or FPL Group Other Equity-Based Awards held by any such director or officer of FPL Group into FPL Group Adjusted Restricted Stock or FPL Group Adjusted Other Equity-Based Awards, in each case will be eligible for exemption under Rule 16b-3(e); and

(v) make such other changes to the FPL Group Stock Plans as FPL Group and Constellation may agree are appropriate to give effect to the Merger.

(b) As soon as practicable after the Effective Time, Constellation shall deliver to the holders of FPL Group Adjusted Options, FPL Group Adjusted Restricted Stock and FPL Group Adjusted Other Equity-Based Awards (collectively, the “FPL Group Adjusted Awards”) appropriate notices setting forth such holders’ rights pursuant to the FPL Group Stock Plans and the agreements evidencing the grants of such FPL Group Adjusted Awards, and stating that such FPL Group Adjusted Awards and the related agreements shall be assumed by Constellation and shall continue in effect on the same terms and conditions, including with respect to vesting (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

(c) Except as otherwise contemplated by this Agreement and except to the extent required under the respective terms of the FPL Group Employee Stock Options, FPL Group Restricted Stock and FPL Group Other Equity-Based Awards, all restrictions or limitations on transfer and vesting with respect to such FPL Group Employee Stock Options, FPL Group Restricted Stock and FPL Group Other Equity-Based Awards, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the applicable FPL Group Adjusted Awards after giving effect to the Merger and the assumption of such awards by Constellation as set forth above.

(d) Notwithstanding any provision of Section 5.06(a), FPL Group Employee Stock Options, FPL Group Restricted Stock and FPL Group Other Equity-Based Awards granted after the date of this Agreement, as permitted by Section 4.02(d), (i) shall not vest on the FPL Group Stockholder Approval or otherwise in connection with the occurrence of the transactions contemplated hereby, (ii) shall not be cashed out or terminated in connection with the occurrence of the transactions contemplated hereby, (iii) shall not entitle the holders thereof to any future grants of stock options or other awards (including any “replacement option” grants), (iv) shall be converted at the Effective Time into FPL Group Adjusted Awards and (v) shall otherwise remain in full force and effect and be eligible to become vested in accordance with their terms following the Effective Time.

(e) At the Effective Time, by virtue of the Merger, the FPL Group Stock Plans shall be deemed assumed by Constellation, with the result that all obligations of FPL Group under the FPL Group Stock Plans, including with respect to awards outstanding at the Effective Time under the FPL Group Stock Plans, shall be obligations of Constellation following the Effective Time. Prior to the Effective Time, Constellation shall take all necessary actions for the assumption of the FPL Group Stock Plans by Constellation, including the reservation, issuance and listing of Constellation Common Stock in a number at least equal to the number of shares of Constellation Common Stock that will be subject to FPL Group Adjusted Awards. As promptly as practicable following the Effective Time, Constellation shall use reasonable best efforts to prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Constellation Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as FPL Group Adjusted Awards remain outstanding.

SECTION 5.07. Constellation Employee Stock Options, Constellation Restricted Stock and Constellation Performance Units. (a) Prior to the Effective Time, the Board of Directors of Constellation (or, if appropriate, any committee administering the Constellation Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) all unvested Constellation Employee Stock Options granted under the Constellation Stock Plans on or prior to the date of this Agreement and outstanding immediately prior to the Effective Time shall immediately vest at the Effective Time;

               (ii) each holder of a Constellation Employee Stock Option granted under the Executive Long-Term Incentive Plan or the 2002 Senior Management Long-Term Incentive Plan on or prior to the date of this Agreement and outstanding immediately prior to the Effective Time will become entitled, immediately following the Effective Time, to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (A) the excess, if any, of the fair market value (as defined in the applicable Constellation Stock Plan) (the “Constellation Fair Market Value”) per share of Constellation Common Stock over the exercise price per share of Constellation Common Stock subject to such Constellation Employee Stock Option (as adjusted to reflect the Stock Split), multiplied by (B) the number of shares of Constellation Common Stock subject to such Constellation Employee Stock Option (as adjusted to reflect the Stock Split); provided that amounts payable pursuant to this Section 5.07(a)(ii) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid out within 30 days after the Effective Time, without interest;

    (iii) all outstanding Constellation Employee Stock Options granted under the Management Long-Term Incentive Plan or the 1995 Long-Term Incentive Plan, regardless of whether they were granted before, on or after the date of this Agreement, (A) shall be adjusted at the Effective Time to reflect the Stock Split and shall otherwise remain in full force, (B) shall not be cashed out or terminated in connection with the occurrence of the transactions contemplated hereby, (C) shall not entitle the holders thereof to any future grants of stock options or other awards (including any “replacement option” grants) and (D) shall be eligible to continue to become vested, if unvested immediately following the Effective Time, and be exercised in accordance with their terms following the Effective Time;

        (iv) each share of Constellation Restricted Stock and each Constellation Restricted Unit granted under the Executive Long-Term Incentive Plan or the 2002 Senior Management Long-Term Incentive Plan on or prior to the date of this Agreement that is outstanding immediately prior to the Effective Time that, in each case, is not a Constellation Performance Stock Award (A) shall be adjusted at the Effective Time in accordance with Section 5.18 to reflect the Stock Split and (B) shall immediately vest at the Effective Time, with the holder of such vested share of Constellation Restricted Stock or Constellation Restricted Unit becoming entitled, immediately following the Effective Time, to receive, in full satisfaction of the rights of such holder with respect to such award, an amount in cash equal to the Constellation Fair Market Value of one share of Constellation Common Stock (as adjusted to reflect the Stock Split); provided that amounts payable pursuant to this Section 5.07(a)(iv)(B) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid out within 30 days after the Effective Time without interest;

    (v) each share of Constellation Restricted Stock and each Constellation Restricted Unit granted under the Management Long-Term Incentive Plan or the 1995 Long-Term Incentive Plan on or prior to the date of this Agreement that is outstanding immediately prior to the Effective Time, regardless of whether or not such award is a Constellation Performance Stock Award, in each case, shall be adjusted at the Effective Time in accordance with Section 5.18 to reflect the Stock Split and (A) each such share of Constellation Restricted Stock and each such Constellation Restricted Unit that becomes vested at the Effective Time pursuant to the terms of the applicable Constellation Stock Plan shall immediately vest at the Effective Time, with the holder of such vested share of Constellation Restricted Stock or vested Constellation Restricted Unit becoming entitled, immediately following the Effective Time, to receive, in full satisfaction of the rights of such holder with respect to such award, an amount in cash equal to the Constellation Fair Market Value of one share of Constellation Common Stock (as adjusted to reflect the Stock Split) (provided that amounts payable pursuant to this Section 5.07(a)(v)(A) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid out within 30 days after the Effective Time without interest), and (B) each such share of Constellation Restricted Stock and each such Constellation Restricted Unit that does not become vested at the Effective Time pursuant to the terms of the applicable Constellation Stock Plan shall remain in full force and effect and be eligible to become vested in accordance with its terms following the Effective Time; and

     (vi) (A) each Constellation Performance Unit granted under the Constellation Stock Plans on or prior to the date of this Agreement that becomes vested at the Effective Time pursuant to the terms of the applicable Constellation Stock Plan (based upon the number of months from the start of the applicable performance period to the Effective Time) shall immediately vest at the Effective Time, with the holder of each such Constellation Performance Unit becoming entitled to receive, in full satisfaction of the rights of such holder with respect to such award, an amount in cash equal to $2; provided that amounts payable pursuant to this Section 5.07(a)(vi) (A) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid out within 30 days after the Effective Time without interest and (B) each Constellation Performance Unit granted on or prior to the date of this Agreement that does not become vested at the Effective Time pursuant to the terms of the applicable Constellation Stock Plan shall expire at the Effective Time and the holder thereof shall be entitled to no further payments or benefits with respect thereto.

(b) Notwithstanding any provision of the preceding Section 5.07(a), Constellation Employee Stock Options, Constellation Restricted Stock, Constellation Restricted Units, Constellation Performance Units and Constellation Other Equity-Based Awards granted after the date of this Agreement, as permitted by Section 4.01(d), (i) shall not vest on the Constellation Stockholder Approval or otherwise in connection with the occurrence of the transactions contemplated hereby, (ii) shall not be cashed out or terminated in connection with the occurrence of the transactions contemplated hereby, (iii) shall not entitle the holders thereof to any future grants of stock options or other awards (including any “replacement option” grants), (iv) shall be adjusted at the Effective Time to reflect the Stock Split and (v) shall otherwise remain in full force and effect and shall be eligible to become vested in accordance with their terms following the Effective Time.

(c) The Board of Directors of Constellation (or, if appropriate, any committee administering the Constellation Stock Plans) shall use reasonable best efforts to ensure (i) that the adjustment to reflect the Stock Split in accordance with Section 5.18 of any Constellation Common Stock held by any director or officer of Constellation who is subject to Section 16(a) of the Exchange Act, (ii) that the cash-out of any Constellation Employee Stock Options and Constellation Restricted Stock held by any such director or officer of Constellation that are cashed out in accordance with Section 5.07(a) and (iii) that the adjustment of any Constellation Employee Stock Options, Constellation Restricted Stock and Constellation Other Equity-Based Awards held by such director or officer of Constellation that are adjusted to reflect the Stock Split in accordance with Section 5.07(a) or Section 5.07(b), in each case will be eligible for exemption under Rule 16b-3(e).

SECTION 5.08. Employee Matters. (a) Following the Effective Time, Constellation will (subject to Sections 5.06, 5.07, this Section 5.08 and Section 5.09), and will cause its subsidiaries to (i) honor all obligations under any contracts, agreements, collective bargaining agreements, plans and commitments (as such may be amended in accordance with this Agreement) of FPL Group and its subsidiaries that exist on the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement) that apply to any current or former employee, or current or former director, of FPL Group or any of its subsidiaries and (ii) continue to honor all obligations under any contracts, agreements, collective bargaining agreements, plans and commitments (as such may be amended in accordance with this Agreement) of Constellation and its subsidiaries that exist on the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement) that apply to any current or former employee, or current or former director, of Constellation or any of its subsidiaries, including the obligation to issue “replacement options” as described in Section 4.01(i) of the Constellation Disclosure Letter; provided, however, that the undertakings set forth in this Section 5.08(a) are not intended to prevent Constellation and its subsidiaries from enforcing such contracts, agreements, collective bargaining agreements, plans and commitments (as such may be amended in accordance with this Agreement) in accordance with their respective terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

(b) At the Effective Time, it shall be the intent of Constellation, that (subject to obligations under applicable Law and applicable collective bargaining agreements) (i) any reductions in the employee work force of Constellation and its subsidiaries shall be made on a fair and equitable basis (as determined by Constellation and its subsidiaries), in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications and such other factors as Constellation and its subsidiaries consider appropriate, without regard to whether employment prior to the Effective Time was with FPL Group and its subsidiaries or Constellation and its subsidiaries, and any employees whose employment is terminated or whose jobs are eliminated by Constellation or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis (as determined by Constellation and its subsidiaries) in the job opportunity and employment placement programs offered by Constellation or any of its subsidiaries for which they are eligible and (ii) employees shall be entitled to participate in all job training, career development and educational programs of Constellation and its subsidiaries for which they are eligible, and shall be entitled to fair and equitable consideration (as determined by Constellation and its subsidiaries) in connection with any job opportunities with Constellation and its subsidiaries, in each case without regard to whether employment prior to the Effective Time was with FPL Group and its subsidiaries or Constellation and its subsidiaries.

(c) Subject to its obligations under applicable Law and applicable collective bargaining agreements, Constellation and its subsidiaries shall give credit under each of their respective employee benefit plans, programs and arrangements to employees for all service prior to the Effective Time with FPL Group or its subsidiaries, as applicable, or any predecessor employer (to the extent that such credit was given by FPL Group or any of its subsidiaries, as applicable) (“Pre-Closing Service”) for all purposes for which such service was taken into account or recognized by FPL Group or its subsidiaries, as applicable (including for benefit accrual purposes under any defined benefit pension plans), but not to the extent crediting such service would result in duplication of benefits. Notwithstanding the foregoing, Constellation and its subsidiaries shall only be required to provide credit for Pre-Closing Service for benefit accrual purposes under a defined benefit pension plan if such plan is a FPL Group Employee Benefit Plan or if such plan has assumed the assets or liabilities of a FPL Group Employee Benefit Plan.

SECTION 5.09. Indemnification, Exculpation and Insurance. (a) Constellation agrees that, to the fullest extent permitted under applicable Law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or fiduciaries under benefit plans currently indemnified by FPL Group and its subsidiaries or by Constellation and its subsidiaries, as provided in their respective articles or certificates of incorporation, by-laws (or comparable organizational documents) or other agreements providing indemnification shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors, officers, employees and fiduciaries under benefit plans currently indemnified by FPL Group or its subsidiaries or by Constellation and its subsidiaries who become or remain directors, officers, employees or fiduciaries under benefit plans of Constellation will be entitled to the indemnity rights and protections afforded to directors, officers, employees and fiduciaries under benefit plans of Constellation.

(b) For six years after the Effective Time, Constellation shall, or shall cause the Surviving Corporations to, maintain in effect the directors and officers liability (and fiduciary) insurance policies currently maintained by Constellation and FPL Group covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Constellation’s or FPL Group’s, as the case may be, directors and officers liability insurance policies on terms with respect to such coverage and in amounts no less favorable than those set forth in the relevant policy in effect on the date of this Agreement. If such insurance coverage cannot be maintained, Constellation shall, or shall cause the Surviving Corporation to, maintain the most advantageous policies of directors and officers insurance otherwise obtainable.

(c) The provisions of Section 5.09(a) (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

SECTION 5.10. Fees and Expenses. (a) Except as provided in this Section 5.10, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Constellation and FPL Group shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

(b) In the event that

(i)    following the Constellation Stockholder Approval, a Constellation Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of Constellation or shall have been made directly to Constellation’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Constellation Takeover Proposal and thereafter this Agreement is terminated by either Constellation or FPL Group pursuant to Section 7.01(b)(i),

(ii)   prior to or during the Constellation Stockholders Meeting (or any subsequent meeting of Constellation stockholders at which it is proposed that the Constellation Charter Amendment or the Share Issuance be approved), a Constellation Takeover Proposal shall have been publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Constellation Takeover Proposal and thereafter this Agreement is terminated by either Constellation or FPL Group pursuant to Section 7.01(b)(iii), or

(iii)  this Agreement is terminated by FPL Group pursuant to Section 7.01(f)(i)

then subject to clauses (A), (B) and (C) below, Constellation shall pay FPL Group, upon the first to occur of such events, a fee equal to $425,000,000 (the “Constellation Termination Fee”) in immediately available funds minus any amounts as may have been previously paid by Constellation pursuant to Section 5.10(d) and any fee as may have been previously paid pursuant to clause (B) of the next sentence.

Notwithstanding any provision herein to the contrary:

(A) no Constellation Termination Fee shall be payable to FPL Group

(I)    pursuant to Section 5.10 (b)(i) unless prior to the 12 month anniversary of such termination Constellation or any of its subsidiaries enters into any Constellation Acquisition Agreement or consummates any Constellation Takeover Proposal,

(II)   pursuant to Section 5.10 (b)(ii) unless prior to the 24 month anniversary of such termination Constellation or any of its subsidiaries enters into any Constellation Acquisition Agreement or consummates any Constellation Takeover Proposal or

(III) pursuant to Section 5.10 (b)(iii) unless (x) a Constellation Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of Constellation or shall have been made directly to Constellation’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Constellation Takeover Proposal, (y) thereafter there shall occur a Constellation Adverse Recommendation Change and (z) prior to the 24 month anniversary of the termination of this Agreement by FPL Group pursuant to Section 7.01(f)(i) Constellation or any of its subsidiaries enters into any Constellation Acquisition Agreement or consummates any Constellation Takeover Proposal,

(for the purposes of this clause (A), the terms “Constellation Acquisition Agreement” and “Constellation Takeover Proposal” shall have the meanings assigned to such terms in Section 4.03 except that the references to “10%” in the definition of “Constellation Takeover Proposal” in Section 4.03(a) shall be deemed to be references to “35%”);

(B) If (x) a Constellation Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of Constellation or shall have been made directly to Constellation’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Constellation Takeover Proposal, (y) thereafter there shall occur a Constellation Adverse Recommendation Change and (z) prior to the termination of this Agreement by FPL Group pursuant to Section 7.01(f)(i), the Constellation Stockholders Meeting shall have occurred and the Constellation Stockholder Approval shall not have been obtained, then Constellation shall promptly after such Constellation Stockholder Approval was not obtained pay to

FPL Group a fee equal to $100,000,000 (which fee shall not be reduced by any amounts paid by Constellation pursuant to Section 5.10(d)), and

(C) if this Agreement is terminated by FPL Group pursuant to Section 7.01(f)(i) as a result of the Board of Directors of Constellation (or any committee thereof) having made a Constellation Adverse Recommendation Change primarily due to adverse conditions, events or actions of or relating to FPL Group that would result in the failure of a condition to each of Constellation’s and Merger Sub’s obligations to effect the Merger and the other transactions contemplated hereby to be satisfied, then the Constellation Termination Fee and/or the $100,000,000 fee described in clause (B) above shall not be payable and in any related judicial, court or tribunal proceeding, whether brought or initiated by FPL Group or Constellation, Constellation shall have the burden of proving that such Constellation Adverse Recommendation Change was primarily due to such adverse conditions, events or actions of or relating to FPL Group.

In any event, the aggregate amount paid by Constellation pursuant to this Section 5.10(b) and Section 5.10(d) shall not exceed $425,000,000.

Any Constellation Termination Fee or other amount that becomes payable by Constellation pursuant to this Section 5.10(b) shall be paid as promptly as possible after the occurrence of the last requirement triggering such payment hereunder by wire transfer of immediately available funds.

(c) In the event that

(i)    following the FPL Group Shareholder Approval, a FPL Group Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of FPL Group or shall have been made directly to FPL Group’s shareholders or any person shall have publicly announced an intention (whether or not conditional) to make a FPL Group Takeover Proposal and thereafter this Agreement is terminated by either Constellation or FPL Group pursuant to Section 7.01(b)(i),

(ii)   prior to or during the FPL Group Shareholders Meeting (or any subsequent meeting of FPL Group shareholders at which it is proposed that this Agreement be approved), a FPL Group Takeover Proposal shall have been publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a FPL Group Takeover Proposal and thereafter this Agreement is terminated by either Constellation or FPL Group pursuant to Section 7.01(b)(ii), or

(iii)  this Agreement is terminated by Constellation pursuant to Section 7.01(e)(i),

then subject to clauses (A), (B) and (C) below FPL Group shall pay Constellation, upon the first to occur of such events, a fee equal to $650,000,000 (the “FPL Group Termination Fee”) in immediately available funds minus any amounts as may have been previously paid by FPL Group pursuant to Section 5.10(e) and any fee as may have been previously paid pursuant to clause (B) of the next sentence.

Notwithstanding any provision herein to the contrary:

(A) no FPL Group Termination Fee shall be payable to Constellation

(I) pursuant to Section 5.10 (c)(i) unless prior to the 12 month anniversary of such termination FPL Group or any of its subsidiaries enters into any FPL Group Acquisition Agreement or consummates any FPL Group Takeover Proposal,

(II) pursuant to Section 5.10 (c)(ii) unless prior to the 24 month anniversary of such termination FPL Group or any of its subsidiaries enters into any FPL Group Acquisition Agreement or consummates any FPL Group Takeover Proposal or

(III) pursuant to Section 5.10 (c)(iii) unless (x) a FPL Group Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of FPL Group or shall have been made directly to FPL Group’s shareholders or any person shall have publicly announced an intention (whether or not conditional) to make a FPL Group Takeover Proposal, (y) thereafter there shall occur a FPL Group Adverse Recommendation Change and (z) prior to the 24 month anniversary of the termination of this Agreement by Constellation pursuant to Section 7.01(e)(i) FPL Group or any of its subsidiaries enters into any FPL Group Acquisition Agreement or consummates any FPL Group Takeover Proposal,

(for the purposes of this clause (A), the terms “FPL Group Acquisition Agreement” and “FPL Group Takeover Proposal” shall have the meanings assigned to such terms in Section 4.04 except that the references to “10%” in the definition of “FPL Group Takeover Proposal” in Section 4.04(a) shall be deemed to be references to “35%”),

(B) if (x) a FPL Group Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of FPL Group or shall have been made directly to FPL Group’s shareholders or any person shall have publicly announced an intention (whether or not conditional) to make a FPL Group Takeover Proposal, (y) thereafter there shall occur a FPL Group Adverse Recommendation Change and (z) prior to the termination of this Agreement by Constellation pursuant to Section 7.01(e)(i), the FPL Group Shareholders Meeting shall have occurred and the FPL Group Shareholder Approval shall not have been obtained, then FPL Group shall promptly after such FPL Group Shareholder Approval was not obtained pay to Constellation a fee equal to $100,000,000 (which fee shall not be reduced by any amounts paid by FPL Group pursuant to Section 5.10(e)), and

(C) if this Agreement is terminated by Constellation pursuant to Section 7.01(e)(i) as a result of the Board of Directors of FPL Group (or any committee thereof) having made a

FPL Group Adverse Recommendation Change primarily due to adverse conditions, events or actions of or relating to Constellation that would result in the failure of a condition to FPL Group’s obligation to effect the Merger and the other transactions contemplated hereby to be satisfied, then the FPL Group Termination Fee and/or the $100,000,000 fee described in clause (B) above shall not be payable and in any related judicial, court or tribunal proceeding, whether brought or initiated by FPL Group or Constellation, FPL Group shall have the burden of proving that such FPL Group Adverse Recommendation Change was primarily due to such adverse conditions, events or actions of or relating to Constellation.

In any event, the aggregate amount paid by FPL Group pursuant to this Section 5.10(c) and Section 5.10(e) shall not exceed $650,000,000.

Any FPL Group Termination Fee or other amount that becomes payable by FPL Group pursuant to this Section 5.10(c) shall be paid as promptly as possible after the occurrence of the last requirement triggering such payment hereunder by wire transfer of immediately available funds.
(d) If this Agreement is terminated (A) by Constellation or FPL Group pursuant to Section 7.01(b)(i) (and following the Constellation Stockholder Approval a Constellation Takeover Proposal shall have been made known to the Board of Directors of Constellation or any of its senior executive officers or shall have been made directly to Constellation’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Constellation Takeover Proposal), (B) by Constellation or FPL Group pursuant to Section 7.01(b)(iii) (after the public disclosure of a Constellation Takeover Proposal or the announcement by any person of the intention (whether or not conditional) to make a Constellation Takeover Proposal) or (C) by FPL Group pursuant to Section 7.01(f)(i) (if at any time prior to the Constellation Adverse Recommendation Change, a Constellation Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of Constellation or shall have been made directly to Constellation’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Constellation Takeover Proposal), in the case of each of the foregoing clauses (A), (B) and (C), unless Constellation has previously paid the Constellation Termination Fee in full, Constellation shall reimburse FPL Group promptly upon demand, but in no event later than three business days after the date of such demand, by wire transfer of immediately available funds, for all reasonable out-of-pocket third-party fees and expenses incurred, or paid by or on behalf of, FPL Group in connection with the Merger or the transactions contemplated by this Agreement, including all reasonable out-of-pocket fees and expenses of outside counsel, investment banking firms, outside accountants, third-party experts and third-party consultants to FPL Group; provided, however, that Constellation shall not be obligated to reimburse expenses pursuant to this Section 5.10(d) in excess of $40,000,000 in the aggregate unless Constellation is or shall have been required to pay FPL Group the $100,000,000 fee described in clause (B) of the second sentence of Section 5.10(b) (in which event the $40,000,000 limitation on Constellation’s reimbursement obligation shall not apply).

(e) If this Agreement is terminated (A) by Constellation or FPL Group pursuant to Section 7.01(b)(i) (and following the FPL Group Shareholder Approval a FPL Group Takeover Proposal shall have been made known to the Board of Directors of FPL Group or any of its senior executive officers or shall have been made directly to FPL Group’s shareholders or any person shall have publicly announced an intention (whether or not conditional) to make a FPL Group Takeover Proposal), (B) by Constellation or FPL Group pursuant to Section 7.01(b)(ii) (after the public disclosure of a FPL Group Takeover Proposal or the announcement by any person of the intention (whether or not conditional) to make a FPL Group Takeover Proposal) or (C) by Constellation pursuant to Section 7.01(e)(i) (if at any time prior to the FPL Group Adverse Recommendation Change, a FPL Group Takeover Proposal shall have been made known to the Board of Directors or any senior executive officer of FPL Group or shall have been made directly to FPL Group’s shareholders or any person shall have publicly announced an intention (whether or not conditional) to make a FPL Group Takeover Proposal), in the case of each of the foregoing clauses (A), (B) and (C), unless FPL Group has previously paid the FPL Group Termination Fee in full, FPL Group shall reimburse Constellation promptly upon demand, but in no event later than three business days after the date of such demand, by wire transfer of immediately available funds, for all reasonable out-of-pocket third-party fees and expenses incurred, or paid by or on behalf of, Constellation in connection with the Merger or the transactions contemplated by this Agreement, including all reasonable out-of-pocket fees and expenses of outside counsel, investment banking firms, outside accountants, third-party experts and third-party consultants to Constellation; provided, however, that FPL Group shall not be obligated to reimburse expenses pursuant to this Section 5.10(e) in excess of $40,000,000 in the aggregate unless the FPL Group is or shall have been required to pay Constellation the $100,000,000 fee described in clause (B) of the second sentence of Section 5.10(c) (in which event the $40,000,000 limitation on FPL Group’s reimbursement obligation shall not apply).

(f) Constellation acknowledges that the agreements contained in Sections 5.10(b) and 5.10(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FPL Group would not enter into this Agreement; accordingly, if Constellation fails promptly to pay the amount due pursuant to Section 5.10(b) or 5.10(d), and, in order to obtain such payment, FPL Group commences a suit that results in a judgment against Constellation for the fees set forth in Section 5.10(b) or 5.10(d), Constellation shall pay to FPL Group its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

(g) FPL Group acknowledges that the agreements contained in Sections 5.10(c) and 5.10(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Constellation would not enter into this Agreement; accordingly, if FPL Group fails promptly to pay the amount due pursuant to Section 5.10(c) or 5.10(e), and, in order to obtain such payment, Constellation commences a suit that results in a judgment against FPL Group for the fees set forth in Section 5.10(c) or 5.10(e), FPL Group shall pay to Constellation its costs and expenses (including attorneys fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

SECTION 5.11. Public Announcements. Constellation and FPL Group will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party, after consultation with counsel, may determine is required by applicable Law.

SECTION 5.12. Affiliates. As soon as practicable after the date of this Agreement, FPL Group shall deliver to Constellation, a letter identifying all persons who are, at the time this Agreement is submitted for approval by the shareholders of FPL Group, “affiliates” of FPL Group for purposes of Rule 145 under the Securities Act. FPL Group shall use its reasonable best efforts to cause each such person to deliver to Constellation as of the Closing Date, a written agreement substantially in the form attached as Exhibit D hereto.

SECTION 5.13. NYSE Listing. Constellation shall use its reasonable best efforts to cause the shares of Constellation Common Stock issuable to FPL Group’s shareholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

SECTION 5.14. Shareholder Litigation. Each of Constellation and FPL Group shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against Constellation or FPL Group, as applicable, or any of their respective directors relating to the transactions contemplated by this Agreement.

SECTION 5.15. Tax Treatment. It is intended that (a) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (b) this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code, and (c) FPL Group, Constellation and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code. For tax purposes, each of FPL Group, Constellation and Merger Sub will report the Merger in a manner consistent with this Section. Each of Constellation and FPL Group shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action, or fail to take any action, that would, or would reasonably be expected to, result in (i) the inability of the Merger to constitute a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the inability of Constellation or FPL Group to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

SECTION 5.16. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) shall be paid by FPL Group or the Surviving Corporation. For the avoidance of doubt, in no case shall Transfer Taxes be paid by shareholders of either FPL Group or Constellation.

SECTION 5.17. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Constellation nor FPL Group shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party unless required by applicable Law (including the Board of Directors fiduciary obligations) other than any immaterial terminations, amendments, modifications or waivers. During such period, Constellation or FPL Group, as the case may be, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof.

SECTION 5.18. Stock Split. Constellation shall take all actions necessary to cause the Stock Split to become effective immediately prior to the Effective Time (provided that Constellation’s obligation to cause the Stock Split to become effective shall be subject to the prior satisfaction or waiver (to the extent permitted by applicable Law), as applicable, of each of the conditions to the respective obligation of each party to effect the Merger set forth in Article VI (other than Section 6.01(e))).

ARTICLE VI

Conditions Precedent

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder/Stockholder Approvals. Each of the Constellation Stockholder Approval and the FPL Group Shareholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No (i) temporary restraining order or preliminary or permanent injunction or other Order by any Federal or state court of competent jurisdiction preventing consummation of the Merger or (ii) applicable Federal or state Law prohibiting consummation of the Merger (collectively, “Restraints”) shall be in effect.

(c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(d) NYSE Listing. The shares of Constellation Common Stock issuable to FPL Group’s shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e) Stock Split. The Stock Split shall have become effective.

SECTION 6.02. Conditions to Obligations of Constellation and Merger Sub. The obligation of each of Constellation and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of FPL Group set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) (A) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on FPL Group and (B) would not reasonably be expected to materially decrease the long-term value of FPL Group and its subsidiaries taken as a whole.

(ii) The representations and warranties of FPL Group set forth in Section 3.02(b) shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) Performance of Obligations of FPL Group. FPL Group shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Tax Opinion. Constellation shall have received from Kirkland & Ellis LLP, counsel to Constellation, on the Closing Date, its opinion, dated as of such date, stating that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) that each of FPL Group, Constellation and Merger Sub will be a “party to the reorganization” within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Constellation shall be entitled to rely upon representations of officers of Constellation, FPL Group and Merger Sub substantially in the form set forth in Section 6.02(c) of the Constellation Disclosure Letter.

(d) Statutory Approvals. The Constellation Required Statutory Approvals and the FPL Group Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Merger and the transactions contemplated by this Agreement) at or prior to the Effective Time, such approvals shall have become Final Orders and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on (A) Constellation and its prospective subsidiaries, (B) Constellation or (C) FPL Group and (ii) would reasonably be expected to materially decrease the long-term value of (A) Constellation and its prospective subsidiaries taken as a whole, (B) Constellation and its subsidiaries taken as a whole or

(C) FPL Group and its subsidiaries taken as a whole. A “Final Order” means action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by Law, regulation or Order have been satisfied.

(e) No Material Adverse Effect. Except as disclosed in the Filed FPL Group SEC Reports or Section 3.02(f) of the FPL Group Disclosure Letter, since December 31, 2004, there shall not have been any change, event or development that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on FPL Group and (ii) would reasonably be expected to materially decrease the long-term value of FPL Group and its subsidiaries taken as a whole.

(f) Closing Certificates. Constellation shall have received a certificate signed by an executive officer of FPL Group, dated the Effective Time, to the effect that, to such officer’s knowledge, the conditions set forth in Sections 6.02(a), 6.02(b) and 6.02(e) have been satisfied.

SECTION 6.03. Conditions to Obligations of FPL Group. The obligation of FPL Group to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Constellation and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) (A) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Constellation and (B) would not reasonably be expected to materially decrease the long-term value of Constellation and its subsidiaries taken as a whole.

(ii) The representations and warranties of Constellation and Merger Sub set forth in Section 3.01(b) shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) Performance of Obligations of Constellation. Constellation shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Tax Opinion. FPL Group shall have received from Cravath, Swaine & Moore LLP, counsel to FPL Group, on the Closing Date, its opinion, dated as of such date, stating that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) that each of FPL Group, Constellation and Merger Sub will be a “party to the reorganization” within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for FPL Group shall be entitled to rely upon representations of officers of Constellation, FPL Group and Merger Sub substantially in the form set forth in Section 6.03(c) of the FPL Group Disclosure Letter.

(d) Statutory Approvals. The Constellation Required Statutory Approvals and the FPL Group Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Merger and the transactions contemplated by this Agreement) at or prior to the Effective Time, such approvals shall have become Final Orders and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on (A) Constellation and its prospective subsidiaries, (B) Constellation or (C) FPL Group and (ii) would reasonably be expected to materially decrease the long-term value of (A) Constellation and its prospective subsidiaries taken as a whole, (B) Constellation and its subsidiaries taken as a whole or (C) FPL Group and its subsidiaries taken as a whole.

(e) No Material Adverse Effect. Except as disclosed in the Filed Constellation SEC Reports or Section 3.01(f) of the Constellation Disclosure Letter, since December 31, 2004, there shall not have been any change, event or development that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on Constellation and (ii) would reasonably be expected to materially decrease the long-term value of Constellation and its subsidiaries taken as a whole.

(f) Closing Certificates. FPL Group shall have received a certificate signed by an executive officer of Constellation, dated the Effective Time, to the effect that, to such officer’s knowledge, the conditions set forth in Sections 6.03(a), 6.03(b) and 6.03(e) have been satisfied.

SECTION 6.04. Frustration of Closing Conditions. Neither Constellation, Merger Sub nor FPL Group may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s material breach of this Agreement, or failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement subject to the qualifications set forth in Section 5.05.

ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, only:

(a) by mutual written consent of Constellation, Merger Sub and FPL Group;

(b) by either Constellation or FPL Group:

(i) if the Merger shall not have been consummated by December 31, 2006 (the “Initial Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; and provided, further, that, if on the Initial Termination Date the conditions to the Closing set forth in Sections 6.01(b), 6.02(d) and/or 6.03(d) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to June 30, 2007;

(ii) if the FPL Group Shareholder Approval shall not have been obtained at a FPL Group Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(iii) if the Constellation Stockholder Approval shall not have been obtained at a Constellation Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(iv) if any Restraint having any of the effects set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint; or

(v) if any condition to the obligation of such party to consummate the Merger set forth in Section 6.02 (in the case of Constellation) or in Section 6.03 (in the case of FPL Group) becomes incapable of satisfaction prior to the Initial Termination Date (or, if the Initial Termination Date is extended in accordance with the second proviso to Section 7.01(b)(i), such date as extended); provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(c) by Constellation, if FPL Group shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by FPL Group or is not cured by FPL Group within 75 days following receipt of written notice from Constellation of such breach or failure to perform;

(d) by FPL Group, if Constellation shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by Constellation or is not cured by Constellation within 75 days following receipt of written notice from FPL Group of such breach or failure to perform;

(e) by Constellation, if the Board of Directors of FPL Group (or any committee thereof) (i) shall make any FPL Group Adverse Recommendation Change or (ii) shall fail to reaffirm its recommendation of this Agreement, the Merger and the other transactions contemplated hereby within 15 business days of receipt of Constellation’s written request at any time when a FPL Group Takeover Proposal shall have been made and not rejected by the Board of Directors of FPL Group (provided, that, such 15 business day period shall be extended for 10 business days following any material modification to such FPL Group Takeover Proposal occurring after the receipt of Constellation’s written request and provided, further, that such 15 business day period shall recommence each time a FPL Group Takeover Proposal has been made following the receipt of Constellation’s written request by a person that had not made a FPL Group Takeover Proposal prior to the receipt of Constellation’s written request), provided, that, in the event that (x) the Board of Directors of FPL Group publicly rescinds and repudiates any FPL Group Adverse Recommendation Change and reaffirms its recommendation of this Agreement, the Merger and the other transactions contemplated hereby prior to the FPL Group Shareholders Meeting or (y) the FPL Group Shareholder Approval is obtained at the FPL Group Shareholders Meeting, Constellation shall no longer be entitled to terminate this Agreement pursuant to this Section 7.01(e) if it has not done so prior to such rescission, repudiation and reaffirmation or such FPL Group Shareholder Approval, as the case may be; or

(f) by FPL Group, if the Board of Directors of Constellation (or any committee thereof) (i) shall make any Constellation Adverse Recommendation Change or (ii) shall fail to reaffirm its recommendation of the Constellation Charter Amendment, the Share Issuance and the other transactions contemplated hereby within 15 business days of receipt of FPL Group’s written request at any time when a Constellation Takeover Proposal shall have been made and not rejected by the Board of Directors of Constellation (provided, that such 15 business day period shall be extended for 10 business days following any material modification to such Constellation Takeover Proposal occurring after the receipt of FPL Group’s written request and provided, further, that such 15 business day period shall recommence each time a Constellation Takeover Proposal has been made following the receipt of FPL Group’s written request by a person that had not made a Constellation Takeover Proposal prior to the receipt of

FPL Group’s written request), provided, that, in the event that (x) the Board of Directors of Constellation publicly rescinds and repudiates any Constellation Adverse Recommendation Change and reaffirms its recommendation of the Constellation Charter Amendment, the Share Issuance and the other transactions contemplated hereby prior to the Constellation Stockholders Meeting or (y) the Constellation Stockholder Approval is obtained at the Constellation Stockholders Meeting, FPL Group shall no longer be entitled to terminate this Agreement pursuant to this Section 7.01(f) if it has not done so prior to such rescission, repudiation and reaffirmation or such Constellation Stockholder Approval, as the case may be.

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Constellation or FPL Group as provided in Section 7.01, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Constellation, Merger Sub or FPL Group, other than the provisions of Section 3.01(w), Section 3.02(w), the last sentence of Section 5.04(a), Section 5.10, Section 5.11, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, (other than a breach of such party’s representations or warranties that is not willful), in which case such termination shall not relieve any party of any liability or damages resulting from its breach of this Agreement (including any such case in which the FPL Group Termination Fee or the Constellation Termination Fee is, or any expenses of Constellation or FPL Group in connection with the transactions contemplated by this Agreement are, payable pursuant to Section 5.10 to Constellation or FPL Group, as the case may be (the “Injured Party”), to the extent any such liability or damage suffered by the Injured Party exceeds the amount of any such payment pursuant to Section 5.10 to the Injured Party).

SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Constellation Stockholder Approval or the FPL Group Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by Law requires further approval by the stockholders and shareholders, respectively, of Constellation or FPL Group without the further approval of such respective stockholders and shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or material waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of Constellation or FPL Group, action by its Board of Directors or duly authorized designee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of FPL Group or the shareholders of Constellation.

ARTICLE VIII

General Provisions

SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to FPL Group, to

FPL Group, Inc.
                700 Universe Boulevard
                P.O. Box 14000
                Juno Beach, FL 33408

Telecopy No.: (561) 691-2988

Attention:     Edward F. Tancer
                       Vice President and General Counsel

with a copy to:

Cravath, Swaine & Moore LLP
                825 Eighth Avenue
                New York, NY 10019

Telecopy No.: (212) 474-3700

Attention:     Philip A. Gelston, Esq.
                        Sarkis Jebejian, Esq.

(b) if to Constellation or Merger Sub, to

Constellation Energy Group, Inc.
                750 E. Pratt Street
                Baltimore, MD 21202

Telecopy No.: (410) 783-3609

Attention:      Irving Yoskowitz
                        Executive Vice President and General Counsel

with a copy to:

Kirkland & Ellis LLP
                655 Fifteenth Street, N.W.
                Washington, D.C. 20005-5793

Telecopy No.: (202) 879-5200

Attention: George P. Stamas, Esq.

SECTION 8.03. Definitions. For purposes of this Agreement:

(a) an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

(b) “capital stock” or “shares of capital stock” means (a) with respect to a corporation, as determined under the Laws of the jurisdiction of organization of such entity, capital stock or such shares of capital stock; (b) with respect to a partnership, limited liability company, or similar entity, as determined under the Laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests; or (c) any other equity ownership or participation;

(c) “knowledge” of any party means the actual knowledge, as of the date the applicable representation is made, of the executive officers (as such term is defined in Rule 3b-7 of the Exchange Act) of such party;

(d) “material adverse effect” means, when used in connection with FPL Group or Constellation, any change, effect, event, occurrence or state of facts (i) that is materially adverse to the business, assets, properties, financial condition or results of operations of such person and its subsidiaries taken as a whole (and of Constellation and its prospective subsidiaries taken as a whole in the case of references to a “material adverse effect on Constellation and its prospective subsidiaries”) other than any change, effect, event, occurrence or state of facts arising out of or resulting from (A) (1) general economic conditions in the United States or conditions of the financial or commodities markets in general or (2) conditions generally affecting the industries or business segments in which the applicable person or any of its subsidiaries operates, in the case of each of clauses (1) and (2), to the extent not disproportionately affecting the applicable person as compared to other similarly situated persons, (B) the public announcement of the Merger or the other transactions contemplated hereby, and (C) changes to GAAP, or (ii) that prevents such person from performing its material obligations under this Agreement or prevents consummation of the transactions contemplated hereby;

(e) “material subsidiary” of any person as of a given date means any “significant subsidiary” (as such term is defined under Rule 1-02(w) of Regulation S-X) of such person.

(f) “ordinary course of business consistent with past practice” means the ordinary course of business consistent with past practice, as such past practice may be reasonably affected by, or change in reasonable response to, (i) the growth of the applicable person’s business (or applicable segment thereof) and/or (ii) changes in commodities prices.

(g) “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity; and

(h) “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Interests of which) is owned directly or indirectly by such first person.

SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Subsection, Exhibit or Schedule, such reference shall be to a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereby”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Section 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with (a) the Laws of the State of Maryland with respect to matters, issues and questions relating to the fiduciary duties of the board of directors and officers of Constellation, (b) the Laws of the State of Florida with respect to matters, issues and questions relating to the Merger or the fiduciary duties of the board of directors and officers of FPL Group, and (c) the Laws of the State of Delaware with respect to all other matters, issues and questions regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws.

SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any Delaware state court, or in any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in any Federal court located in the State of Delaware or Court of Chancery in and for New Castle County in the State of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties agrees further to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts, and (d) any right to a trial by jury.

SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.11. Waiver of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, FPL Group, Constellation and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FPL GROUP, INC.,
by
/s/ Lewis Hay, III
Name: Lewis Hay, III Title: Chairman, President and Chief Executive Officer

CONSTELLATION ENERGY GROUP, INC.,
by
/s/ Mayo A. Shattuck, III
Name: Mayo A. Shattuck, III Title: Chairman, President and Chief Executive Officer

CF MERGER CORPORATION,
by
/s/ Charles A. Berardesco
Name: Charles A. Berardesco Title: Senior Vice President

EXHIBIT A-1
TO THE MERGER AGREEMENT

CONSTELLATION ENERGY GROUP, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

CONSTELLATION ENERGY GROUP, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     The Corporation desires to amend its Charter as currently in effect and, as so amended, restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement and in the Articles Supplementary filed as of [_____]1  are all the provisions of the Charter of the Corporation as currently in effect, as so amended. From time to time, the Corporation may elect by resolution of the Board, pursuant to Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland, to be or not to be subject to any or all provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law.

SECOND:    The Charter of the Corporation is hereby amended by striking each of the Articles of the existing Charter of the Corporation in their entirety (other than the Articles Supplementary filed as of [_____]), and by substituting in lieu thereof the following:

“FIRST:  Corporate Name. The name of the corporation (the “Corporation”) is Constellation Energy Group, Inc.
“SECOND:  Principal Office; Resident Agent. The post office address of the principal office of the Corporation in this State is 750 East Pratt Street, Baltimore, Maryland 21202. The post office address of the other principal office of the Corporation is 700 Universe Boulevard, Juno Beach, Florida 33408. The names and post office address of the Resident Agent of the

1 This refers to the Articles Supplementary to be filed prior to the filing of this Charter.

Corporation in this State are The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. Said Resident Agent is a Maryland corporation.
“THIRD:  Purposes. The nature of the business or purposes to be conducted or promoted are:
(a) To conduct or promote the energy business, including, but not limited to, the gas and electric energy business.
(b) To engage in and carry on any other business which may conveniently be conducted in conjunction with any business of the Corporation, or otherwise, or that may benefit the interests of the Corporation.
(c) To have and exercise all powers necessary or convenient to effectuate any or all of the purposes for which the Corporation is formed.
(d) In general, to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland.
The foregoing purposes shall, except when otherwise expressed, be in no way limited or restricted by the terms of any other clause of this or any other article of the Charter or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as purposes.
The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers and purposes shall not be deemed to exclude any powers, rights or privileges so granted or conferred.
“FOURTH:  Duration. The duration of the Corporation is perpetual.
“FIFTH:  Board of Directors.
(a) Management of Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b) Number. The Board of Directors shall consist of no less than seven (7) members. The actual number of Directors shall be as set forth in the by-laws.
(c) Vacancy.

(i) Subject to Section 11(c)(i) of Article III of the by-laws of the Corporation as such section is in effect on [ ]2 , any vacancy on the Board of Directors that results from any cause other than an increase in the number of Directors may be filled by a majority of the remaining Directors although such majority is less than a quorum, or by a sole remaining Director.
(ii) Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled only by a majority of the Board of Directors.
(d) Removal. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors may be removed from office at any time, but only for cause (as defined below) and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.
As used in this Charter, “cause” shall mean dishonesty, fraud, intentional material damage to the property or business of the Corporation, commission (resulting in conviction) of a felony or other actions not meeting the standard of care required of directors under the Maryland General Corporation Law.
(e) Other Voting Rights. Notwithstanding any other provision of this Article FIFTH, whenever the holders of any class or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Charter applicable thereto.
“SIXTH:Capital Stock.
(a) The total amount of capital stock which this corporation is authorized to issue is [_______][(______)] shares, classified as follows:
(i) [_______][(______)] shares are Preferred Stock, $.01 par value per share, all of which are authorized but unissued and unclassified Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with the Maryland General Corporation Law, to fix

2 This [ ] will be the date of the Effective Time.

the number of shares in each series, the designation thereof, the voting powers, votes per share (which, in any case, shall be no greater than one vote per share), preferences, relative participating, optional or other rights thereof, conversion rights, redemption, put and sinking fund provisions, the qualifications or restrictions thereon, dividend rights, and the terms or conditions of redemption, of each series and the variations in such voting powers and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation or in such resolution or resolutions; and
(ii) the balance, [_______][(______)] shares without par value, is Common Stock of which [_______][(______)] shares have either been issued and are now outstanding or have been reserved for issuance and [_______][(______)] shares are authorized but unissued and unreserved.
(b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:
(i) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.
(ii) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.
(iii) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the

Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.
“SEVENTH: Powers of the Corporation. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:
(a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, without the approval of the stockholders of the Corporation for such consideration as is determined by the Board of Directors in accordance with applicable law.
(b) Notwithstanding any other provision contained in the Charter, the Board of Directors of the Corporation may authorize the issuance of some or all of the shares of Common Stock or Preferred Stock of any or all classes or series authorized under the Charter without certificates. This authorization shall not affect shares already represented by certificates outstanding until they are surrendered to the Corporation.
(c) No stockholder of the Corporation shall have preferential or preemptive rights to subscribe for, purchase or otherwise acquire any stock or other securities of the Corporation, now or hereafter authorized, and any and all preemptive rights are hereby denied.
(d) The Corporation reserves the right from time to time to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.
(e) The Board of Directors may classify and reclassify any unissued shares of stock of the Corporation (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects, from time to time before issuance of such shares, the class and series designations of shares of capital stock or setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares.
(f) With respect to any corporate action to be taken by the Corporation which, under the Maryland General Corporation Law, would (in the absence of this subparagraph (f)) require the authorization or approval of a greater proportion than a majority of all votes entitled to be cast for such action to be effective and valid, such corporate action shall be effective and valid if authorized or approved by at least a majority of all the votes entitled to be cast thereon, after due authorization and/or approval and/or advice of such action by the Board of Directors as required by law.
(g) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.
“EIGHTH: Indemnification and Limitation of Liability.
(a)           (i)             The Corporation shall indemnify
(A) its then current and former Directors and Officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and
(B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation’s by-laws and be permitted by law.
(ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.
(iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.
(b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no then current or former Director or Officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

THIRD:     The authorized stock of the Corporation before this amendment was 275,000,000 shares, consisting of 250,000,000 shares of Common Stock, without par value, and 25,000,000 shares of Preferred Stock, par value $0.01 per share. The authorized stock of the Corporation after this amendment will be [____] shares, [______] of which are initially Common Stock, without par value and [______] of which are initially Preferred Stock, par value $0.01 per share. The aggregate par value of all shares having a par value was $250,000 before the amendment and is $_____ as amended. The shares of capital stock of the Corporation are divided into classes, and the description, as amended and restated, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, if any, is set forth in Article SIXTH.

FOURTH:    The foregoing amendment and restatement of the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

FIFTH:     The resolutions of the Board of Directors of the Corporation authorize these Articles of Amendment and Restatement to be executed on their behalf by [name, TITLE] of the Corporation and attested by [name, TITLE.]

SIXTH:     The current number of Directors of the Corporation is [number of directors immediately prior to the Effective Time] and the names of those currently in office who shall act until their successors are duly chosen and qualified are as follows: [names of directors immediately prior to the Effective Time].

IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized [Vice President/TITLE] of the Corporation, and its corporate seal to be hereto affixed, duly attested by its [Treasurer/TITLE] on ___, 200_, who each hereby (i) acknowledge that the execution of these Articles of Amendment and Restatement is the act of Constellation Energy Group, Inc. and (ii) state that to the best of their respective knowledge, information and belief, the matters and facts set forth herein are true in all material respects, such statement being made under the penalties of perjury.

CONSTELLATION ENERGY GROUP, INC.

By:___________________________
Name, Title

SEAL: CONSTELLATION ENERGY GROUP, INC.
INCORPORATED
September 22, 1995

Attest:  _______________________
       Name, Title

EXHIBIT A-2
TO THE MERGER AGREEMENT

CONSTELLATION ENERGY GROUP, INC.

ARTICLES SUPPLEMENTARY

Constellation Energy Group, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “MSDAT”) that:

FIRST: The Corporation previously elected to be subject to Sections 3-803 and 3-805 of the Maryland General Corporation Law (the “MGCL”) pursuant to Articles Supplementary filed by the Corporation with the MSDAT on July 19, 1999.

SECOND: The Corporation previously elected to be subject to Sections 3-804(b) and Section 3-804(c) of the MGCL pursuant to Articles Supplementary filed by the Corporation with the MSDAT on November 21, 2001.

THIRD: Pursuant to Sections 3-802(a)(2) and 3-802(b)(3) of the MGCL, the Corporation elects not to be subject to Section 3-803 of the MGCL.

FOURTH: Pursuant to Section 3-802(a)(2) of the MGCL, the Corporation elects to remain subject to Sections 3-804(b), 3-804(c) and 3-805 of the MGCL.

FIFTH: The foregoing matters have been approved by the Board of Directors of the Corporation by resolution in the manner and by the vote required by law. Stockholder approval is not required for the filing of these Articles Supplementary.

[Signatures on following page]

IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Secretary on ___________, 200___.

WITNESS:	CONSTELLATION ENERGY GROUP, INC.

By
[NAME], Secretary		[NAME], Chief Executive Officer

THE UNDERSIGNED, Chief Executive Officer of Constellation Energy Group, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

[NAME], Chief Executive Officer

EXHIBIT B
TO THE MERGER AGREEMENT

AMENDED AND RESTATED

BY-LAWS

of

CONSTELLATION ENERGY GROUP, INC.

Amended and Restated as of ______, 200__

Adopted as of _________, 200__ to be effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of December __, 2005, as it may be amended or restated from time to time (the “Merger Agreement”), by and among the Corporation, FPL Group, Inc. (“FPL Group”) and CF Merger Corporation.

ARTICLE I

OFFICES AND HEADQUARTERS

Section 1. - Name.

The name of the corporation is Constellation Energy Group, Inc. (the “Corporation”).

Section 2. - Offices.

The Corporation shall maintain principal offices at 750 East Pratt Street, Baltimore, Maryland 21202 and at 700 Universe Boulevard, Juno Beach, Florida 33408. The Corporation may also have other offices at such other places, either within or without the State of Maryland or the State of Florida, as the Board of Directors of the Corporation (the “Board”) may determine or as the activities of the Corporation may require.

Section 3. - Headquarters.

During the period from the Effective Time until the fifth anniversary of the Effective Time (the “Fifth Anniversary”) or the consummation by the Corporation or any of its subsidiaries of a business combination in which a third-party is entitled to designate three or more members of the Board, the Corporation will maintain dual headquarters in Juno Beach, Florida and Baltimore, Maryland.

ARTICLE II

STOCKHOLDERS
Section 1. - Place of Meetings.

Meetings of stockholders of the Corporation shall be held at such places, either within or without the State of Maryland or the State of Florida, as may be fixed from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. - Annual Meetings.

The Annual Meeting of the stockholders for the election of Directors and for the transaction of general business shall be held on any date during the period of May 1 through May 31 as determined from year to year by the Board. The time and location of the meeting shall be determined by the Board. Failure to hold an Annual Meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

The Chief Executive Officer of the Corporation shall prepare, or cause to be prepared, an annual report containing a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the stockholders at or prior to the Annual Meeting.

Section 3. - Special Meetings.

Special meetings of the stockholders may be held in Baltimore, Maryland, Juno Beach, Florida or in any county within the State of Maryland or the State of Florida or in which the Corporation provides service or owns property upon call by the Chairman of the Board, the Chief Executive Officer or a majority of the Board whenever they deem expedient, or by the Secretary upon the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meeting. Such request of the stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on and shall be delivered to the Secretary, who shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. The business at all special meetings shall be confined to that specifically named in the notice thereof.

Section 4. - Notice and Waiver; Organization of Meeting.

When stockholders are required or permitted to take any action at a meeting whether special or annual, written, printed or electronic notice of every meeting shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the place, day, and hour of such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting shall be given, personally, by mail or electronically, not less than 10 or more than 90 days before the date of the meeting.

Any notice given by the Corporation to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Corporation gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice and the stockholder consents to receiving a single notice or fails to object in writing within 60 days after the Corporation gives notice to the stockholder of its intent to give a single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Corporation. The notice shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving the notice. The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action. An affidavit of the Secretary, the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit.

The business at all special meetings shall be confined to that specifically named in the notice thereof.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is to a date more than 120 days after the original record date, or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which circumstances a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Notice of any meeting of stockholders may be waived before or after the meeting in writing or by electronic transmission by any stockholder entitled to notice of such meeting. Attendance at a meeting by any stockholder, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

All meetings of the stockholders shall be called to order by the Chairman of the Board, or in his or her absence by the Chief Executive Officer, the President or a Vice President; or in the case of the absence of such Officers, then by any stockholder. The party calling the meeting to order shall be Chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting, unless some other person shall be elected by the stockholders at the meeting to act as secretary. An accurate record of the meeting shall be kept by the secretary thereof, and placed in the record books of the Corporation.

Section 5. - Order of Business.

(a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board, or (ii) by any stockholder who complies with the procedures set forth in this Section 5.

(b) For nominations or other business to be brought properly before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the anniversary of the date on which notice of the prior year’s Annual Meeting was given to stockholders in accordance with Section 4 of this Article II. Notices sent by facsimile or electronically will not be accepted by the Secretary of the Corporation. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or any applicable successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and as to the stockholder giving the notice, the name and address, as they appear on the Corporation’s books, of the stockholder proposing such nomination and the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder.

(ii) as to any other business that the stockholder proposes to bring before the meeting:

(A) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

(B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business;

(C) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and

(D) any material interest of the stockholder in such business.

(c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 5 of Article II. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 5 of Article II and, if the Chairman should so determine, he or she shall so declare at the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

(d) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6. - Quorum.

At any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum for the transaction of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

The stockholders present, although less than a quorum, may adjourn the meeting to another time or place; provided that notice of such adjourned meeting is given in accordance with the provisions of Section 4 of this Article II.

Section 7. - Voting; Proxies.

At all meetings of the stockholders each stockholder shall be entitled to one vote for each share of Common Stock standing in his or her name and, when the Preferred Stock is entitled to vote, such number of votes as shall be provided in the Charter of the Corporation for each share of Preferred Stock standing in his or her name, and the votes shall be cast by stockholders in person or by lawful proxy. However, no proxy shall be voted 11 months after the date thereof, unless the proxy provides for a longer period.

Section 8. - Control Shares.

Notwithstanding any other provision of the Charter of the Corporation or these By-Laws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, such statute may, to the extent provided by any successor by-law, apply to any prior or subsequent control share acquisition.

Section 9. - Method of Voting.

All elections and all other questions shall be decided by a majority of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the general laws of the State of Maryland or the Charter and except that Directors shall be elected by a plurality of the votes cast.

Section 10. - Ownership of its Own Stock.

Shares of capital stock of the Corporation held by either (i) the Corporation or (ii) another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation (a “Controlled Corporation”), shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 10 shall be construed as limiting the right of the Corporation or any Controlled Corporation to vote stock of the Corporation held by it in a fiduciary capacity.

Section 11. - Inspectors.

The Board, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. - Record Date for Stockholders; Closing of Transfer Books.

The Board may fix, in advance, a date as the record for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or entitled to receive payment of any dividend, or entitled to the allotment of any rights, or for any other proper purpose. Such date in any case shall not be more than 90 days (and in the case of a meeting of stockholders not less than 10 days) prior to the date on which the particular action requiring such determination of stockholders is to be taken (other than in the case of an adjournment). Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividends or rights, as the case may be. In lieu of fixing a record date the Board may close the stock transfer books of the Corporation for a period not exceeding 20 nor less than 10 days preceding the date of any meeting of stockholders or not exceeding 20 days preceding any other of the above mentioned events.

ARTICLE III

BOARD OF DIRECTORS AND COMMITTEES

Section 1. - Powers of Directors.

The business and affairs of the Corporation shall be managed under the direction of the Board which shall have and may exercise all the powers of the Corporation, except such as are expressly conferred upon or reserved by the stockholders by law, by Charter, or by these By-Laws. Except as otherwise provided herein, the Board shall appoint the Officers for the conduct of the business of the Corporation, determine their duties and responsibilities.

Section 2. - Number of Directors.

The Corporation shall have at least seven (7) Directors; provided that the Board, and only the Board, may alter the number of Directors from time to time so long as such number does not exceed 20. Each Director will be required to be elected at each Annual Meeting.

Section 3. - Vacancies.

If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Corporation or affect these By-Laws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Subject to Section 11 of this Article III, except as may be provided by the Board after the Second Anniversary (as defined in Section 11 of this Article III) in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy shall serve until a successor is elected and qualified at the next Annual Meeting.

Section 4. - Resignation and Retirement.

Any Director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective. No person who shall have attained the age of 72 years by the date of election shall be eligible for election as a Director of the Corporation, and no Director who shall have attained the age of 70 years by the date of election shall be eligible for election as Chairman of the Board.

Section 5. - Meetings of the Board.

A regular meeting of the Board shall be held immediately after the Annual Meeting of stockholders or any special meeting of the stockholders at which the Board is elected, and thereafter regular meetings of the Board shall be held on such dates during the year as may be designated from time to time by the Board. Meetings of the Board may be held in the Baltimore, Maryland vicinity or in the Juno Beach, Florida vicinity or elsewhere, as ordered by the Board. Of all such meetings (except the regular meeting held immediately after the election of Directors) the Secretary shall give notice to each Director personally or by telephone, facsimile or electronically directed to, or by written notice deposited in the mails addressed to, his or her residence or business address at least 48 hours before such meeting.

Special meetings may be held at any time or place upon the call of any two Directors or the Chairman of the Board or the Chief Executive Officer by notices as above. In the event all of the Directors in office waive notice of any meeting in writing at or before the meeting, the meeting may be held without the aforesaid advance notices.

Section 6 - Attendance at Board Meetings.

The Chairman shall preside at all meetings of the Board, or, in his or her absence, the Chief Executive Officer shall preside. If at any meeting none of the foregoing persons is present, the Directors present shall designate one of their number to preside at such meeting.

Section 7. - Telephone Meetings Permitted.

Members of the Board, or any committee, may participate in a meeting thereof by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 8. - Quorum.

A majority of the Directors in office shall constitute a quorum of the Board for the transaction of business. If a quorum is not present at any meeting, a majority of the Directors present may adjourn to any time and place they may see fit.

Section 9. - Committees.

The Board is authorized to appoint from among its members, one or more committees as it may, from time to time, deem advisable and to delegate to such committee or committees any of the powers of the Board that it may lawfully delegate. The audit committee shall have, at a minimum, the number of members required by applicable law or stock exchange listing standards. The Directors shall annually elect members of the Board to be the members of each committee. The members of the committees shall hold their offices for one year and until their successors, whom shall be appointed in accordance with this Section 9, are elected and qualified, or until their earlier resignation or removal. All vacancies in said committees shall be filled by the Board subject to the restrictions on membership contained in this Section 9. The purposes and authority of each committee shall be as set forth in applicable law, board resolution or committee charter. Any such charter shall be approved annually by the Board.

Section 10. - Fees and Expenses.

Each member of the Board, other than salaried Officers and employees, shall be paid an annual retainer fee, payable in such amount as shall be specified from time to time by the Board. Each Committee Chair shall be paid an annual retainer fee, payable in such amount as shall be specified from time to time by the Board.

Each member of the Board, other than salaried Officers and employees, shall be paid such fee as shall be specified from time to time by the Board for attending each regular or special meeting of the Board and for attending, as a committee member, each meeting of any committee appointed by the Board. Each member shall be paid reasonable traveling expenses incident to attendance at meetings.

Section 11. - Special Board and Corporate Governance Provisions.

Notwithstanding anything to the contrary in this Article III or elsewhere in these By-Laws:

(a)
As of the Effective Time and until at least the second anniversary of the Effective Time (the “Second Anniversary”), the number of Directors that shall constitute the entire Board shall be fifteen (15). As of the Effective Time, the Board shall consist of six (6) Constellation Designated Directors (as defined below) and nine (9) FPL Group Designated Directors (as defined below).

(b)
The term “Constellation Designated Director” means (a) any person serving as a Director of the Corporation immediately prior to the Effective Time and who continues as a Director of the Corporation at the Effective Time in accordance with Exhibit C of the Merger Agreement and (b) any person who becomes a Director of the Corporation following the Effective Time pursuant to Section 11(c) of this Article III and is designated by a majority of the Constellation Designated Directors serving at such time. The term “FPL Group Designated Director” means (a) any person serving as a director of FPL Group immediately prior to the Effective Time and who becomes a Director of the Corporation at the Effective Time in accordance with Exhibit C of the Merger Agreement and (b) any person who becomes a Director of the Corporation following the Effective Time pursuant to Section 11(c) of this Article III and is designated by a majority of the FPL Group Designated Directors serving at such time.

(c)
Until the Second Anniversary (i) the Board shall take all necessary action to ensure that any vacancy of a position on the Board that was held by (A) a Constellation Designated Director be promptly filled by a person designated by a majority of the Constellation Designated Directors remaining on the Board at such time and (B) a FPL Group Designated Director be promptly filled by a person designated by a majority of the FPL Group Designated Directors remaining on the Board at such time and (ii) with respect to each election of Directors by stockholders of the Corporation, the Board shall nominate for election to fill each position held prior to such election (x) by a Constellation Designated Director, a person designated by a majority of the Constellation Designated Directors serving at such time, and (y) by a FPL Group Designated Director, a person designated by a majority of the FPL Group Designated Directors serving at such time.

(d)
Until the Second Anniversary or such earlier time as either MS or LH is no longer a Director, neither LH nor MS shall attend, or be permitted to attend, any meeting of the Board (or any formal meeting of a group of Directors) or any meeting of any committee of the Board without the other unless (i) each of LH and MS has been invited to attend such meeting, (ii) at least 70% of the members of the entire Board (rounded up to the nearest whole number) has requested that LH or MS attend such meeting without the other or (iii) either LH or MS, having been invited to attend such meeting is unable to do so due to his serious illness or temporary disability.

(e)
As of the Effective Time, the Board shall appoint an audit committee, a compensation committee, a finance and investment committee, a governance and nominating committee and a nuclear power committee. As of the Effective Time, these shall be the standing committees of the Board. Until the Second Anniversary (i) there shall be no executive committee of the Board, (ii) a FPL Group Designated Director shall serve as the chairperson of the Audit Committee, the Finance and Investment Committee and the Governance and Nominating Committee, (iii) a Constellation Designated Director shall serve as the chairperson of the Compensation Committee and the Nuclear Power Committee, (iv) the chairperson of the Governance and Nominating Committee will also serve as Presiding Director of the Board, and (v) the representation of FPL Group Designated Directors and Constellation Designated Directors on

each such committee and any other committee shall, be proportional to the representation of FPL Group Designated Directors and Constellation Designated Directors on the entire Board.

(f)
Through at least the end of the calendar year in which the Fifth Anniversary occurs, at least two Board meetings shall be held each calendar year in (or in the general vicinity of) each of Baltimore, Maryland and Juno Beach, Florida; provided that if the Effective Time shall occur after June 30 in a calendar year such requirement shall be inapplicable for such calendar year, however, if there are two or more Board meetings after the Effective Time in such calendar year, then one Board meeting shall be required to be held in such calendar year in (or in the general vicinity of) each of Baltimore, Maryland and Juno Beach, Florida.

(g)
Until the Fifth Anniversary, the affirmative vote, at a duly conveyed meeting of the Board, of at least ninety percent (90%) of the members of the entire Board (rounded up to the nearest whole number) shall be required for the Board or the Corporation, as the case may be, to amend, modify or adopt a bylaw, or approve or recommend to the holders of the Corporation’s capital stock any amendment to these By-Laws or the Charter, that is inconsistent with the provisions of Section 3 of Article I, Section 11(f) of this Article III or this Section 11(g) of Article III.

(h)
Until the Second Anniversary, the affirmative vote, at a duly convened meeting of the Board, of at least seventy percent (70%) of the members of the entire Board (rounded up to the nearest whole number) shall be required for the Board or the Corporation, as the case may be, to amend, modify or adopt a bylaw, or approve or recommend to the holders of the Corporation’s capital stock any amendment to these By-Laws or the Charter, that is inconsistent with the provisions of the third sentence of Section 4 of this Article III, Sections 11(a) through (e) of this Article III or this Section 11(h) of this Article III.

ARTICLE IV

OFFICERS

Section 1. - Officers.

The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a [President], one or more Vice Presidents, a Treasurer and a Secretary who shall, in each case, be elected by, and hold office at the will of, the Board. The Chairman of the Board shall be chosen from among the Directors. The Board shall also elect from time to time such other Officers and Assistant Officers as they may deem necessary for the conduct of the business and affairs of the Corporation, or the Board by resolution may authorize the Chief Executive Officer to designate and appoint from time to time such other Officers and Assistant Officers as he or she may deem necessary for the conduct of the business and affairs of the Corporation. Any two Officers, except those of President and Vice President, may be held by the same person, but no person shall sign checks, drafts and promissory notes, or execute, acknowledge or verify any other instrument in more than one capacity if such instrument is required by law, the Charter, these By-Laws, a resolution of the Board or order of the Chief Executive Officer to be signed, executed, acknowledged or verified by two or more Officers. The Chief Executive Officer, the President, any Vice President or such other persons as may be designated by the Board, shall sign all special contracts of the Corporation, countersign checks, drafts and promissory notes, and such other papers as may be directed by the Board. The Chief Executive Officer, the President or any Vice President, together with the Treasurer or an Assistant Treasurer (if any), shall have authority to sell, assign or transfer and deliver any bonds, stocks or other securities owned by the Corporation. The Board shall require a fidelity bond to be given by each Officer, or, in its discretion, the Board may substitute a general blanket fidelity bond or insurance contract to cover all Officers and employees.

Section 2. - Duties of the Officers.

(a) Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board and of stockholders. The Chairman of the Board shall also have such other powers and duties as from time to time may be assigned to him or her by the Board.

(b) Chief Executive Officer

(i) The Chief Executive Officer shall have general executive powers, as well as specific powers conferred by these By-Laws. The Chief Executive Officer shall have such other powers and perform such duties as from time to time may be assigned to him or her by the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall perform all the duties of the Chairman of the Board.

(ii) Notwithstanding anything to the contrary in this Article IV or elsewhere in these By-Laws, (A) as of the Effective Time and until at least the third anniversary of the Effective Time (the “Third Anniversary”), (1) LH shall serve as the Chief Executive Officer [pursuant to an employment agreement between the Corporation and LH entered into as of the Effective Time (the “LH Employment Agreement”)], (2) LH shall in such capacity report directly to the Board and LH will be the only officer or executive of the Corporation to report directly to the Board and (3) all officers and executives of the Corporation will report directly or indirectly to LH and (B) until the Third Anniversary (1) LH may be removed from his position as Chief Executive Officer only upon the affirmative vote (excluding LH and MS), at a duly conveyed meeting of the Board, of at least 70% of the members of the entire Board (excluding LH and MS) (rounded up to the nearest whole number) and (2) the affirmative vote (excluding LH and MS), at a duly convened meeting of the Board, of at least seventy percent (70%) of the members of the entire Board (excluding LH and MS) (rounded up to the nearest whole number) shall be required for the Board or the Corporation, as the case may be, to amend, modify or terminate the LH Employment Agreement or any term thereof or to adopt a bylaw, or approve or recommend to the holders of the Corporation’s capital stock any amendment to these By-Laws or the Articles of Incorporation, that is inconsistent with the provisions of this Section 2(b)(ii) of Article IV.

(iii) The authority of the Board to assign powers and duties to the Chairman of the Board and to any executive officer of the Corporation other than the Chief Executive Officer shall in each case be subject to the provisions of the preceding clause (ii).

(c) President

The President, if the Chief Executive Officer is not also the President, shall have such powers and duties as from time to time may be assigned by the Board or by the Chief Executive Officer.

(d) Chief Financial Officer

The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board or by the Chief Executive Officer.

(e) Vice Presidents

Each Vice President shall have such powers and duties as may be assigned by the Board or the Chief Executive Officer, as well as the specific powers assigned by these By-Laws. A Vice President may be designated by the Board or the Chief Executive Officer to perform, in the absence of the President, all the duties of the President.

(f) Treasurer

The Treasurer shall have the care and the custody of the funds and valuable papers of the Corporation, and shall receive and disburse all moneys in such a manner as may be prescribed by the Board or the Chief Executive Officer. The Treasurer shall have such other powers and duties as may be assigned by the Board, or the Chief Executive Officer, as well as specific powers assigned by these By-Laws.

(g) Secretary

The Secretary shall attend all meetings of the stockholders and Directors and shall notify the stockholders and Directors of such meetings in the manner provided in these By-Laws. The Secretary shall record the proceedings of all such meetings in books kept for that purpose. The Secretary shall have such other powers and duties as may be assigned by the Board or the Chief Executive Officer, as well as the specific powers assigned by these By-Laws.

(h) Other Officers

Such other Officers and Assistant Officers as are appointed by the Board, or the Chief Executive Officer if authorized by the Board pursuant to Section 1 above, shall exercise such duties and have such powers as by custom and applicable law generally pertain to their respective offices as well as such duties and powers as the Board or the Chief Executive Officer may assign.

Section 3. - Terms of Office; Removals and Vacancies.

Except as otherwise provided in these By-Laws, any Officer or Assistant Officer may be removed by a majority of the Board in its sole judgment. Any Officer or Assistant Officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer in his or her sole judgment. In case of removal, the salary of such Officer or Assistant Officer shall cease, subject to any preexisting contractual rights. Removal shall be without prejudice to the contractual rights, if any, of the person so removed, but election or appointment of an Officer or Assistant Officer shall not of itself create contractual rights.

Each Officer or Assistant Officer shall hold office until his or her successor is elected and qualified or appointed, or until his or her earlier removal or resignation.

Any vacancy occurring in any office of the Corporation shall be filled by the Board, or by the Chief Executive Officer if authorized by the Board pursuant to Section 1 above, and the Officer or Assistant Officer so elected or appointed shall hold office for the unexpired term in respect of which the vacancy occurred and until his or her successor shall be duly elected and qualified or appointed.

In any event of absence or temporary disability of any Officer or Assistant Officer of the Corporation, the Board, or the Chief Executive Officer if authorized by the Board pursuant to Section 1 above, may authorize another person to perform the duties of that office.

Section 4. - Voting Securities Owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. - Procedure.

The Corporation shall indemnify all Directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland, as in effect from time to time, and, to the extent permitted thereby, shall pay or reimburse expenses in advance of final disposition of a proceeding. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

Section 2. - Exclusivity, etc.

The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefits of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.

Section 3. - Severability; Definitions.

The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase “this by-law” in this Article V means this Article V in its entirety.

ARTICLE VI

CAPITAL STOCK

Section 1. - Evidence of Stock Ownership.

Evidence of ownership of stock in the Corporation may be either pursuant to a certificate(s) or a statement in compliance with the general laws of the State of Maryland, each of which shall represent the number of shares of stock owned by a stockholder in the Corporation. Stockholders may request that their stock ownership be represented by a certificate(s). In case any Officer who signed any certificate, in facsimile or otherwise, ceases to be such Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issue.

For stock ownership evidenced by a statement, such statement shall be in such form, and executed, as required from time to time by the general laws of the State of Maryland.

Section 2. - Transfer of Shares.

Stock shall be transferable only on the books of the Corporation by assignment in writing by the registered holder thereof, his or her legally constituted attorney, or his or her legal representative, either upon surrender and cancellation of the certificate(s) therefor, if such stock is represented by a certificate, or upon receipt of such other documentation for stock not represented by a certificate as the Board and the general laws of the State of Maryland may, from time to time, require.

Section 3. - Lost, Stolen or Destroyed Certificates.

No certificate for shares of stock of the Corporation shall be issued in place of any other certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation to such extent and in such manner as the Board may prescribe.

Section 4. - Transfer Agents and Registrars.

The Board shall appoint a person or persons, the Corporation or any incorporated trust company or companies or any of them, as transfer agents and registrars and, if stock is represented by a certificate, may require that such certificate bear the signatures or the counter-signatures of such transfer agents and registrars, or either of them.

Section 5. - Stock Ledger.

The Corporation shall maintain at its principal office, a stock record containing the names and addresses of all stockholders and the numbers of shares of each class held by each stockholder.

ARTICLE VII

MISCELLANEOUS
Section 1. - Seal.

The Board shall provide, subject to change, a suitable corporate seal which may be used by causing it, or facsimile thereof, to be impressed or affixed or reproduced on the Corporation's stock certificates, bonds, or any other documents on which the seal may be appropriate.

Section 2. - Amendments.

Subject to Sections 11(f) and 11(g) of Article III and Section 2(b)(ii) of Article IV, these By-Laws, or any of them, may be amended, altered or repealed, and new By-Laws may be made or adopted only at any meeting of the Board, by vote of a majority of the Directors, or at a meeting of the stockholders, duly called, by the affirmative vote of at least 75% of the of the stockholders eligible to vote thereon. Pursuant to Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland, the Corporation has elected, by resolution of the Board, to be subject to Sections 3-804(b), 3-804(c) and 3-805 of the Maryland General Corporation Law and the following sections of these By-Laws have been amended to conform to such elections, respectively: Article III, Section 2, first sentence; Article III, Section 3; and Article II, Section 3, first sentence, and therefore, such provisions may be amended, altered or repealed only by resolution of the Board. From time to time, the Corporation may elect by resolution of the Board, pursuant to Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland, to be or not to be subject to any or all provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law.

Section 3. - Section Headings and Statutory References.

The headings of the Articles and Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.

EXHIBIT C
TO THE MERGER AGREEMENT

CORPORATE GOVERNANCE OF CONSTELLATION ENERGY GROUP, INC.
FOLLOWING THE EFFECTIVE TIME

Corporate Name

Following the Effective Time, the name of the Corporation shall continue to be Constellation Energy Group, Inc. (“Constellation”)

Corporate Offices

During the period from the Effective Time until the 5-year anniversary of the Effective Time, Constellation will maintain dual headquarters in Juno Beach, FL and Baltimore, MD. The provisions set forth in the previous sentence shall be set forth in the Constellation By-laws and during the period from the Effective Time until the 5 year anniversary of the Effective Time, the sections of the Constellation By-laws setting forth such provisions may not be amended, altered, repealed or waived in any respect, and the Board of Directors of Constellation (the “Board of Directors”) or Constellation shall not otherwise take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with, the provisions of such sections without the affirmative vote of at least 90% of the entire number of directors, rounded up to the nearest whole number. Such sections of the Constellation By-laws shall be of no further effect after the 5 year anniversary of the Effective Time or upon the consummation by Constellation or any of its subsidiaries of a business combination in which a third-party is entitled to designate three or more members of the Board of Directors.

Florida Power & Light Company, the wind energy business and the fossil and renewables generation business will be headquartered at the Juno Beach headquarters, and Baltimore Gas and Electric Company and the competitive energy business will be headquartered at the Baltimore headquarters. The current CEO of Constellation, Mr. Mayo A. Shattuck, III, and the current CEO of FPL Group, Inc. (“FPL Group”), Mr. Lewis Hay, III, will have offices at both headquarters so as long as such person continues to be a senior executive of Constellation.

Board of Directors

As of the Effective Time, the Board of Directors shall be declassified so that all directors shall stand for election at each annual meeting. As of the Effective Time, the number of directors constituting the Board of Directors shall be 15, comprised of nine FPL Group Directors (as defined below) and six Constellation Directors (as defined below). As of the Effective Time, the FPL Group Directors will consist of eight non-executive directors and the CEO of FPL Group, and the Constellation Directors will consist of five non-executive directors and the CEO of Constellation. The term “FPL Group Director” means (a) any person serving as a director of FPL Group prior to the Effective Time and who becomes a director of Constellation at the Effective Time in accordance with this paragraph and (b) any person who becomes a director of Constellation following the Effective Time pursuant to the next paragraph and is designated by a majority of the FPL Group Directors serving at such time. The term “Constellation Director” means (a) any person serving as a director of Constellation prior to the Effective Time and who continues as a director of Constellation at the Effective Time in accordance with this paragraph and (b) any person who becomes a director of Constellation following the Effective Time pursuant to the next paragraph and is designated by a majority of the Constellation Directors serving at such time.

The Board of Directors shall take all necessary action to ensure that any vacancy of a position on the Board of Directors that was held by (a) a Constellation Director be promptly filled by a person designated by a majority of the Constellation Directors remaining on the Board of Directors at such time and (b) a FPL Group Director be promptly filled by a person designated by a majority of the FPL Group Directors remaining on the Board of Directors at such time. With respect to each election of directors of Constellation by its stockholders, the Board of Directors shall nominate for election to fill each position held prior to such election by a Constellation Director a person designated by a majority of the Constellation Directors serving at such time and to fill each position held prior to such election by a FPL Group Director a person designated by a majority of the FPL Group Directors serving at such time.

The Constellation By-laws will also provide that no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director of Constellation, and no director who shall have attained the age of 70 years by the date of election shall be eligible for election as chairman of the Board of Directors.

The provisions set forth under this subheading “Board of Directors” shall be set forth in the Constellation By-laws and during the period from the Effective Time until the 24 month anniversary of the Effective Time (the “Transition Period”), the sections of the Constellation By-laws setting forth such provisions may not be amended, altered, repealed or waived in any respect, and the Board of Directors or Constellation shall not otherwise take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with, the provisions of this subheading without the affirmative vote of at least 70% of the entire number of directors, rounded up to the nearest whole number. Such sections of the Constellation By-laws shall be of no further effect after the Transition Period.

Committees of the Board of Directors and Chairpersons of Committees

As of the Effective Time, the Board of Directors will have five standing committees: Governance & Nominating, Audit, Compensation, Finance & Investment and Nuclear Power. The Board of Directors will not have an Executive Committee. During the Transition Period, (a) the chairperson of each of the Governance & Nominating Committee, the Audit Committee and the Finance & Investment Committee will be a FPL Group Director, (b) the chairperson of each of the Compensation Committee and the Nuclear Power Committee will be a Constellation Director, (c) the chairperson of the Governance & Nominating Committee will also serve as Presiding Director of the Board of Directors and (d) the representation of FPL Group Directors and Constellation Directors on each committee of the Board of Directors will be proportional to the representation of FPL Group Directors and Constellation Directors, respectively, on the entire Board of Directors.

The provisions set forth under this subheading “Committees of the Board of Directors and Chairpersons of Committees” shall be set forth in the Constellation By-laws and during the

Transition Period, the sections of the Constellation By-laws setting forth such provisions may not be amended, altered, repealed or waived in any respect, and the Board of Directors or Constellation shall not otherwise take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with, the provisions of this subheading without the affirmative vote of at least 70% of the entire number of directors, rounded up to the nearest whole number. Such sections of the Constellation By-laws shall be of no further effect after the Transition Period.

Location of Board Meetings

During the period from the Effective Time until at least the 5-year anniversary of the Effective Time, the Board of Directors shall hold at least two meetings per year in each of Baltimore, MD and Juno Beach, FL or in the general vicinity of such cities. The Board of Directors may also hold meetings in other locations and telephonic meetings.

Attendance at Board Meetings

During the Transition Period, and so long as Mr. Hay and Mr. Shattuck both continue to serve as directors of Constellation, the Board of Directors or any committee of the Board of Directors will not permit either Mr. Hay or Mr. Shattuck to attend any formal meeting of directors (including formal meetings of a group of directors) or of any committee of the Board of Directors unless (a) both Mr. Hay and Mr. Shattuck are invited to attend such meeting, (b) the invitation of only Mr. Hay or Mr. Shattuck, as applicable, is issued by at least 70% of the entire number of directors, rounded up to the nearest whole number or (c) either Mr. Hay or Mr. Shattuck is unable to attend such meeting due to serious illness or temporary disability.

The provisions set forth under this subheading “Attendance at Board Meetings” shall be set forth in the Constellation By-laws and during the Transition Period the sections of the Constellation By-laws setting forth such provisions may not be amended, altered, repealed or waived in any respect, and the Board of Directors or Constellation shall not otherwise take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with, the provisions of this subheading without the affirmative vote of at least 70% of the entire number of directors, rounded up to the nearest whole number. Such sections of the Constellation By-laws shall be of no further effect after the Transition Period.

General Governance Matters and Procedures

As of the Effective Time and to the extent permitted by applicable law, Constellation and the Board of Directors shall approve and adopt the corporate governance policies, practices and procedures of the board of directors of FPL Group and shall otherwise adopt the corporate governance and disclosure procedures, guidelines and standards of FPL Group, in each case in effect immediately prior to the Effective Time.

Chairman of the Board of Constellation

As of the Effective Time, Mr. Shattuck will be the Chairman of the Board of Directors. Following Mr. Shattuck’s retirement from the position of Chairman, Mr. Shattuck will continue to serve as a director of Constellation.

Chief Executive Officer of Constellation

During the period from the Effective Time until the 3-year anniversary of the Effective Time, (a) Mr. Hay will be the Chief Executive Officer of Constellation, (b) Mr. Hay shall in such capacity report directly to the Board of Directors and Mr. Hay will be the only officer or executive of Constellation to report directly to the Board of Directors and (c) all officers and executives of Constellation will report directly or indirectly to Mr. Hay. The provisions set forth in this paragraph shall be set forth in the employment agreement entered into between Constellation and Mr. Hay at or prior to the Effective Time.

The Constellation By-laws shall provide that during the period from the Effective Time until the three-year anniversary of the Effective Time, the Board of Directors or Constellation shall not take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the roles and responsibilities of Mr. Hay during such period of time from that set forth in the preceding paragraph, without the affirmative vote (excluding Mr. Hay and Mr. Shattuck) of at least 70% of the entire number of directors (excluding Mr. Hay and Mr. Shattuck), rounded up to the nearest whole number. Such provisions of the Constellation By-laws shall be of no further effect after the three-year anniversary of the Effective Time.

Management of Competitive Energy Business

As of the Effective Time, Mr. Shattuck will have management responsibilities for Constellation’s competitive energy business. Mr. Shattuck will also assist Mr. Hay on strategy issues. The provisions set forth in this paragraph shall be set forth in the employment agreement entered into between Constellation and Mr. Shattuck, which shall have a term of three years.

EXHIBIT D
TO THE MERGER AGREEMENT

Form of Affiliate Letter

Dear Sirs:

The undersigned, a holder of shares of common stock, par value $.01 per share (the “FPL Group Common Stock”), of FPL Group, Inc., a Florida corporation (the “Company”), acknowledges that the undersigned may be deemed an “affiliate” of the Company within the meaning of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Securities and Exchange Commission (the “SEC”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 18, 2005, among the Company, Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), and CF Merger Corporation, a Florida corporation and a wholly owned subsidiary of Constellation (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”) and each share of FPL Group Common Stock will be converted into one share of common stock, no par value per share, of Constellation (the “Constellation Common Stock”). Capitalized terms used but not defined in this letter have the meanings ascribed to such terms in the Merger Agreement.

If in fact the undersigned were an affiliate under the Securities Act, the undersigned’s ability to sell, assign or transfer the Constellation Common Stock received by the undersigned in exchange for any shares of FPL Group Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Constellation will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Constellation Common Stock by the undersigned.

The undersigned hereby represents to and covenants with Constellation that the undersigned will not sell, assign or transfer any of the Constellation Common Stock received by the undersigned in exchange for shares of FPL Group Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Constellation, or as described in a “no action” or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

In the event of a sale or other disposition by the undersigned pursuant to Rule 145 of Constellation Common Stock received by the undersigned in the Merger, the undersigned will supply Constellation with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Constellation may instruct its transfer agent to withhold the transfer of any Constellation Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Constellation shall cause the transfer agent to effectuate the transfer of the Constellation Common Stock sold as indicated in such letter.

Constellation covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the shares of Constellation Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Constellation Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates (i) if the undersigned provides evidence of compliance with Rule 145 to Constellation, in the form of a letter in the form of Annex I hereto, or (ii) upon receipt of an opinion in form and substance reasonably satisfactory to Constellation from counsel reasonably satisfactory to Constellation to the effect that such legend is no longer required for purposes of the Securities Act.

There will be placed on the certificates for Constellation Common Stock issued to the undersigned pursuant to the Merger, or any substitutions therefor, a legend stating in substance:

“The shares represented by this certificate were issued pursuant to a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with Rule 145 promulgated under the Securities Act of 1933, pursuant to a Registration Statement under the Securities Act of 1933 or in accordance with an exemption from the registration requirements of the Securities Act of 1933.”

The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Constellation Common Stock and (ii) the receipt by Constellation of this letter is an inducement and a condition to Constellation’s obligations to consummate the Merger.

Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an “affiliate” of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

Very truly yours,

Dated:

ANNEX I
TO EXHIBIT D

[Name]

On                         , the undersigned sold the securities of Constellation Energy Group, Inc. (“Constellation”) described below in the space provided for that purpose (the “Securities”). The Securities were received by the undersigned in connection with the merger of CF Merger Corporation, a Florida corporation and a wholly owned subsidiary of Constellation, with and into FPL Group, Inc., a Florida corporation.

Based upon the most recent report or statement filed by Constellation with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned hereby represents that the Securities were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Securities Act or in transactions directly with a “market maker” as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,

Dated:

[Space to be provided for description of securities.]